    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 15, 2005

                                          REGISTRATION STATEMENT NO.____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           LONG BEACH ACCEPTANCE CORP.
             (Exact Name of Registrant as specified in its Charter)

DELAWARE                        ONE MACK CENTRE DRIVE             33-0660404
(State of Incorporation)      PARAMUS, NEW JERSEY 07652         (IRS Employer
                           (Address of Principal Executive   Identification No.)
                                Office of Registrant)

                            GEORGE S. GINSBERG, ESQ.
                           LONG BEACH ACCEPTANCE CORP.
                              ONE MACK CENTRE DRIVE
                            PARAMUS, NEW JERSEY 07652
 (Name, Address and Telephone Number, including area code, of Agent for Service)

                                    COPY TO:
                             HOWARD SCHICKLER, ESQ.
                              DEWEY BALLANTINE LLP
                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

        If this Form is filed as a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. [ ]

                                         CALCULATION OF REGISTRATION FEE
----------------------------------------------- -------------- -------------------- ------------------ ---------------

                                                                                    PROPOSED
                                                AMOUNT         PROPOSED MAXIMUM     MAXIMUM            AMOUNT OF
                                                TO BE          AGGREGATE PRICE      AGGREGATE          REGISTRATION
TITLE OF SECURITIES BEING REGISTERED            REGISTERED     PER UNIT(1)          OFFERING PRICE(1)  FEE(2)(3)
----------------------------------------------- -------------- -------------------- ------------------ ---------------

Auto Loan Asset Backed Securities               $1,098,173,322        100%          $1,098,173,322     $129,255
----------------------------------------------- -------------- -------------------- ------------------ ---------------

(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  Paid by wire transfer on February 14, 2005.
(3)  In accordance with Rule 457(p) under the Securities Act of 1933, $11,555 of the $129,255 registration fee was paid with registrant's prior registration on Form S-3 (Registration Statement No. 333-108506), filed with the
     Securities and Exchange Commission on September 4, 2003.

                           --------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

================================================================================

                                                         [LBA CORP LOGO OMITTED]

PROSPECTUS SUPPLEMENT
(TO THE PROSPECTUS DATED _______, 2005)

              LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 20__-__
                                     ISSUER
                              [NAME OF TRANSFEROR]
                                   TRANSFEROR
                           LONG BEACH ACCEPTANCE CORP.
                                COMPANY/SERVICER

-------------------------------------------------------------------------------
YOU SHOULD READ THE SECTIONS ENTITLED "RISK FACTORS" BEGINNING ON PAGE S-_____
OF THIS PROSPECTUS SUPPLEMENT AND BEGINNING ON PAGE ______ OF THE ACCOMPANYING
PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN
THESE SECURITIES.

Neither these securities nor the auto loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus supplement for future reference. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
-------------------------------------------------------------------------------

     THE NOTES-

o    Are as described in the table below;

o    Are backed by a pledge of assets of the issuer, primarily a pool of
     "non-prime" automobile installment sale contracts, referred to in this prospectus supplement and the accompanying prospectus as the automobile loans, secured by new and used automobiles, sport utility vehicles, light duty trucks and vans. "Non-prime" automobile loans are automobile loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties;

o    Receive distributions on the _____ day of each month, beginning on ______;

o    Currently have no trading market.

CREDIT ENHANCEMENT FOR THE NOTES WILL CONSIST OF -

o    [Overcollateralization resulting from the excess of principal value of the initial automobile loans over the aggregate principal amount of the notes;
     and]

o    [A financial guarantee insurance policy issued by [name of insurer]
     unconditionally and irrevocably guaranteeing timely payment of interest and principal.]

-------------------------------------------------------------------------------------------------------------------------------
                                                                         INITIAL
                           ISSUANCE        INTEREST  FINAL SCHEDULED     PUBLIC               UNDERWRITING    NET
                           AMOUNT          RATE      PAYMENT DATE        OFFERING PRICE(1)    DISCOUNT        PROCEEDS(2)
-------------------------------------------------------------------------------------------------------------------------------

Class A Notes
-------------------------------------------------------------------------------------------------------------------------------

(1)  Initial public offering price is before adding accrued interest, if any, from ___________.

(2)  Net proceeds are before deducting expenses, estimated to be $___________.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [UNDERWRITERS]

           The date of this prospectus supplement is _________, 2005.

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS

         o We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

         o This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the accompanying prospectus. We suggest that you read both this prospectus supplement and the accompanying prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

         o If the information concerning your series of notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

         o We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents included in this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                       WHERE YOU CAN FIND MORE INFORMATION

         Long Beach Acceptance Corp. has filed with the Securities and Exchange
Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the
Commission.

         A number of items will be incorporated by reference into the registration statement. See "Incorporation by Reference" in the accompanying prospectus for a description of incorporation by reference.

         You can read and copy the registration statement at the public reference room at the Commission at 450 Fifth Street, N.W., Washington, DC 20549
or at the Commission's regional offices at The Woolworth Building, 233 Broadway,
New York, New York 10279 and 175 West Jackson Boulevard, Suite 900, Chicago,
Illinois, 60604. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                  [The consolidated financial statements of [name of insurer]
and its subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by _________________, are hereby incorporated by reference in this prospectus supplement:

         (a) Annual Report on Form 10-K for the year ended December 31, ____,
             and

         (b) Quarterly Report on Form 10-Q for the period ended __________.]

         [All financial statements of [name of insurer], included in documents it files under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act
of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering of the notes offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement.

         We will provide you with copies of these reports, at no charge, if you write to us at: Long Beach Acceptance Corp., One Mack Centre Drive, Paramus, New
Jersey 07652; Attention: Chief Financial Officer; telephone (201) 262-5222.

                                       2

                                                   Page
                                                   ----

Description of the Purchase Agreements and the

                                                   Page
                                                   ----

CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
PROCEDURES......................................Annex A

                                      iii

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document.

o There are material risks associated with an investment in the notes. You should read the section entitled "Risk Factors" beginning on page S-__ of this prospectus supplement and page __ of the accompanying prospectus, and consider the risk factors described in those sections, before making a decision to invest in the notes.

                          AUTOMOBILE LOAN-BACKED NOTES
                                 SERIES 20__-__

ISSUER

o    Long Beach Acceptance Auto Receivables Trust 20__-__,or THE ISSUER, a
     Delaware statutory trust.

o    The issuer's address is __________________, ________________.

COMPANY/SERVICER/CUSTODIAN

o    Long Beach Acceptance Corp., or THE COMPANY, in its capacity as servicer,
     THE SERVICER, and in its capacity as custodian, THE CUSTODIAN, a Delaware corporation.

o    The company's address is One Mack Centre Drive, Paramus, New Jersey 07652.

o    The company will service the automobile loans and will act as custodian for the automobile loan files.

SELLER[S]

o    The company [and [name of seller] and together with the company], THE
     SELLER[S].

o    The seller[s] will sell to the transferor automobile loans purchased by the company from automobile dealers [and, with respect to the automobile loans sold to the transferor by [name of seller], subsequently sold to [name of seller] by the company].

TRANSFEROR

o    [Name of transferor], or THE TRANSFEROR, a Delaware corporation and a wholly-owned subsidiary of the company.

o    The transferor's address is One Mack Centre Drive, Paramus, New Jersey
     07652.

o    The transferor will sell to the issuer the automobile loans purchased by the transferor from the seller[s].

[INSURER

     o    [Name of insurer], a __________ financial guaranty insurance company.]

INDENTURE TRUSTEE

o    [Name of indenture trustee], or THE INDENTURE TRUSTEE, a [national banking association]. [Name of indenture trustee] will be the trust collateral agent, the indenture trustee and the back-up servicer.

                                      S-4

OWNER TRUSTEE

o    [Name of owner trustee], a [Delaware banking corporation], acting not in its individual capacity but solely as owner trustee.

 [STATISTICAL CALCULATION DATE

o    ___________.

o    This is the date used for preparing the statistical information used in this prospectus supplement.]

[INITIAL] CUTOFF DATE

o    The opening of business on __________.

o    The issuer will receive payments due on, or received regarding, the automobile loans after this date.

CLOSING DATE

o    On or about __________

DESCRIPTION OF THE NOTES

o    The issuer will issue __ classes of its asset-backed notes, or the "NOTES".

o    Each class of notes will have the initial principal amounts, interest rates, and final scheduled payment dates listed in the following table:

---------- -------------- ----------- -----------------
           Initial Note    Interest
             Principal       Rate      Final Scheduled
  Class        Amount      per annum     Payment Date
---------- -------------- ----------- -----------------

---------- -------------- ----------- -----------------

---------- -------------- ----------- -----------------

---------- -------------- ----------- -----------------

---------- -------------- ----------- -----------------

o    The issuer will issue the notes in minimum denominations of $100,000 and integral multiples of $1,000.

o    The notes will not be listed on any securities exchange.

o    The notes will be secured solely by the pool of automobile loans and the other assets of the issuer which are described under the section of this summary entitled "The Trust Assets."

PAYMENT DATE

o    The ____ day of each month, or, if the ____ day is not a business day, on the following business day. The first payment date will be _____.

FINAL SCHEDULED PAYMENT DATE

o    Each class of notes, if not already paid in full, will be due and payable on the final scheduled payment date for that class.

COLLECTION PERIOD

o    The calendar month immediately preceding each payment date or any other date of determination. The first collection period will be __________.

INTEREST

o    On each payment date, the issuer will, to the extent there are funds available from the sources described herein, pay interest at the applicable interest rate that accrued during the prior interest accrual period.

o    Interest on the notes will accrue at the applicable interest rate for each class from [each payment date to the day before the next payment date] [the first day of the immediately preceding calendar month to the last day of the immediately preceding calendar month]. In the case of the first payment date, interest begins to accrue on the day of the closing.

o    Interest on the notes will be calculated [on the basis of a [360]-day year and the actual number of days elapsed in the interest accrual period] [on the basis of a 360-day year consisting of twelve 30-day months].

                                      S-5

PRINCIPAL

          On each payment date, the issuer will, to the extent there are funds available from the sources described herein, pay principal generally equaling:

     (1)  the amount of principal paid by obligors on the automobile loans during the prior month, plus

     (2)  the principal portion of any purchase amount paid by the company or the servicer to repurchase an automobile loan from the trust property, plus

     (3) the outstanding principal balance of each automobile loan that became an uncollectable automobile loan during the prior month, plus

     (4) the amount of any court ordered reduction in the principal balance or total scheduled payments of any automobile loan during the prior month;

THE TRUST ASSETS

o    The issuer will pledge property to secure payments on the notes. The pledged assets will include:

o    a pool consisting primarily of "non-prime" automobile loans secured by new and used automobiles, sport utility vehicles, light duty trucks and vans;

o    all monies received from the automobile loans on or after __________;

o    the security interests in the financed vehicles;

o    the automobile loan files;

o    all rights to proceeds from claims and refunds of unearned premiums on insurance policies covering the vehicles or the obligors, including any vendor's single interest physical damage policy relating to the automobile loans in which the company is the named insured and the trustee is an additional named insured;

o    all rights to proceeds from debt cancellation coverage;

o    all rights to proceeds from the liquidation of and recoveries on the automobile loans;

o    all rights to refunds under extended service contracts covering the vehicles;

o    the transferor's rights against dealers under agreements between the company and the dealers;

o    amounts that may be held in the lockbox accounts to the extent the amounts relate to the automobile loans;

o    the bank accounts opened in connection with this offering [(other than the spread account)]and the amounts on deposit in those accounts;

o    all rights to cause the company to repurchase automobile loans from the trust pursuant to the purchase agreement;

o    all of the issuer's rights under the transaction documents; and

o    all proceeds from the items described above.

o    "Non-prime" automobile loans, the principal component of the trust assets, is a common term used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

[The spread account will not be an asset of the trust, but will be held by the collateral agent for the benefit of the noteholders and the insurer. You should not rely on the spread account as a source of funds for payment on the notes.]

THE AUTOMOBILE LOAN POOL

o    The automobile loans consist of motor vehicle retail installment contracts

                                      S-6

     secured by used or new automobiles, sport utility vehicles, light duty trucks and vans. The automobile loans have been originated by dealers and then acquired by the company. The automobile loans were primarily made to individuals with limited credit histories or modest incomes or who have experienced prior credit difficulties, or "non-prime" borrowers.

[PRE-FUNDING FEATURE

o    The trustee will hold $__________ of the proceeds of the notes in a pre-funding account which the issuer will use to purchase additional automobile loans.

o    The issuer will purchase these additional automobile loans on or before
     __________.]

STATISTICAL INFORMATION

As of the close of business on  __________ the automobile loans in the pool had:

o    an aggregate principal balance of $__________;

o    a weighted average annual percentage rate of approximately [_____]%;

o    a weighted average original term of approximately [___] months;

o    a weighted average remaining term of approximately [___] months; and

o    a remaining term of not more than [___] months and not less than [___]
     months each.

CREDIT ENHANCEMENT

[Overcollateralization

o    The overcollateralization amount is equal to the excess of the principal balance of the automobile loans over the principal amount of the notes. The purpose of overcollateralization is to ensure that there are excess funds available to pay interest and principal on the notes so that noteholders will have some protection against payment shortfalls and losses and so that the principal amount of each class of notes will be paid off no later than its final scheduled payment date.

o    As of the closing date, the overcollateralization amount will be zero. On subsequent payment dates, excess cashflow will be paid to the noteholders then entitled to principal payments to accelerate principal payments on the notes, to the extent available for that purpose as described in this prospectus supplement, in order to increase the overcollateralization amount until the required overcollateralization target is reached.

o    On any payment date, the required overcollateralization target will be
     _______. ]

         [Spread Account

o    As part of the consideration for the issuance of the policy (as defined below), a cash collateral account, the SPREAD ACCOUNT, will be established with the collateral agent for the benefit of the insurer and the collateral agent on behalf of the noteholders. Amounts on deposit in the spread account will be distributed to the noteholders and then released to the certificateholder as described under "Description of the Purchase
     Agreements and the Trust Documents --Distributions" below. You should not rely on the spread account as a source of payment on the notes.]

[Insurance Policy

o    On the day of the closing, [Name of insurer] will issue a financial guaranty insurance policy, or THE INSURANCE POLICY, or THE POLICY, for the benefit of the noteholders. Under the policy, the insurer will unconditionally and irrevocably guarantee certain payments

                                      S-7

     of interest and payments of principal (as more fully set forth below).

o    If, on any payment date, the holders of any class of notes do not receive the full amount of the interest payment then due to them, the shortfall will be paid from amounts on deposit in the spread account, if any, and if the amounts on deposit in the spread account are not sufficient, from proceeds of a draw under the policy.

o    If, on the final scheduled payment date for any class of notes, the principal amount of that class of notes has not been reduced to zero, the holders of that class of notes will be paid an amount equal to the outstanding principal amount of such notes from amounts on deposit in the spread account, if any, and if the amounts on deposit in the spread account are not sufficient, from proceeds of a draw on the policy.]

OPTIONAL REDEMPTION

o    Once the outstanding aggregate principal balance of the automobile loans declines to 10% or less of the original aggregate principal balance of the automobile loans as of the cutoff date, all of the outstanding notes may be redeemed. If a redemption occurs, you will receive a final payment that equals the unpaid principal amount of your notes plus accrued interest to, but excluding, the date of redemption.

MANDATORY REDEMPTION

o    [If any funds deposited in the pre-funding account remain on [date on which the funding period ends], the company will redeem notes equaling the amounts in the pre-funding account.]

o    Upon the occurrence of an event of default, the notes may be accelerated and subject to immediate payment at their outstanding principal balance plus accrued but unpaid interest. [So long as the insurer is not in default, it will have the power to declare an event of default. However, the policy does not guarantee payment of any amounts that become due on an accelerated basis, unless the insurer elects, in its sole discretion, to pay those amounts in whole or in part.]

SALE OF AUTOMOBILE LOANS

o    The servicer may, but is not obligated to, direct the issuer to sell automobile loans that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sellers or the issuer.
     Delinquent automobile loans may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of automobile loans in the pool be sold by the issuer in this manner.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes:

o    Dewey Ballantine LLP, as tax counsel to the trust, is of the opinion that the notes will be treated as indebtedness and the issuer will not be treated as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the notes as indebtedness for all federal, state and local income and franchise tax purposes.

o    Interest on the notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

o    Dewey Ballantine LLP has prepared the discussion under "Material Federal
     Income Tax Consequences" in this prospectus supplement and "Material
     Federal Income Tax Consequences" in the accompanying prospectus and is of the opinion that the discussion

                                      S-8

     accurately states all material federal income tax consequences of the purchase, ownership and disposition of the notes to their original investor.

ERISA CONSIDERATIONS

o    Subject to the important considerations described under "ERISA
     Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase notes. You should consult with your counsel regarding the applicability of the provisions of the Employee
     Retirement Income Security Act of 1974, as amended, before purchasing a note.

RATINGS

o    The issuer will not issue the notes unless they have been assigned the following ratings: ___________________.

------------------ ---------------------------------
CLASS              RATING
------------------ ---------------- ----------------
                   [RATING AGENCY]  [RATING AGENCY]
------------------ ---------------- ----------------

------------------ ---------------- ----------------

------------------ ---------------- ----------------

------------------ ---------------- ----------------

------------------ ---------------- ----------------

o    We make no assurance that the ratings will not be lowered, qualified, or withdrawn by the rating agencies.

o    We refer you to "Ratings" in this prospectus supplement for more information regarding the ratings assigned to the notes.

                                      S-9

                                  RISK FACTORS

         This  section and the section under the caption "Risk Factors" in the accompanying prospectus describe the principal risk factors associated with an investment in the notes. You should consider these factors in connection with the purchase of the notes:

[THE COMPANY MAY BE UNABLE TO ORIGINATE           The ability of the company to
ENOUGH AUTOMOBILE LOANS TO USE ALL MONEYS         originate sufficient
IN THE PRE-FUNDING ACCOUNT AND THEREFORE YOU      additional automobile loans
MAY BE EXPOSED TO REINVESTMENT RISK.              may be affected by a variety
                                                  of social and economic factors
                                                  including:

                                                       o    interest rates,

                                                       o    unemployment levels,

                                                       o    the rate of
                                                            inflation, and

                                                       o    consumer perception
                                                            of economic
                                                            conditions
                                                            generally.

                                                  If the company does not
                                                  originate sufficient
                                                  additional automobile loans
                                                  then the money deposited in
                                                  the pre-funding account will
                                                  not be used up and a mandatory
                                                  redemption of a portion of the
                                                  notes will result. If a
                                                  mandatory redemption occurs,
                                                  you will receive a principal
                                                  prepayment. You will bear the
                                                  risk of reinvesting any
                                                  prepayment.

                                                  If you are repaid principal on
                                                  the notes earlier than you
                                                  expect, you may not be able to
                                                  reinvest the principal repaid
                                                  to you at a rate of return
                                                  that is at least equal to the
                                                  rate of return on your
                                                  certificates. Your notes may
                                                  amortize more quickly than
                                                  expected for a variety of
                                                  reasons.]

WE CANNOT PREDICT THE RATE AT WHICH THE NOTES     Obligors can prepay their
WILL AMORTIZE.                                    automobile loans at any time.
                                                  The rate of prepayments may be
                                                  influenced by a variety of
                                                  factors, including changes in
                                                  economic and social
                                                  conditions. The fact that
                                                  consumer obligors generally
                                                  may not sell or transfer their
                                                  financed vehicles securing
                                                  automobile loans without the
                                                  company's consent may also
                                                  influence the rate of
                                                  prepayments. In addition,
                                                  under certain circumstances,
                                                  the transferor and the company
                                                  are obligated to purchase
                                                  automobile loans as a result
                                                  of breaches of representations
                                                  and/or covenants.

                                                  In either of these cases, the
                                                  automobile loan pool would
                                                  amortize more quickly than
                                                  expected and the notes would
                                                  also amortize more quickly as
                                                  a result.

                                                  In addition, the
                                                  certificateholder has the
                                                  right to purchase the

                                      S-10

                                                  automobile loans remaining in
                                                  the automobile loan pool, and
                                                  accordingly cause a prepayment
                                                  of the notes, when the
                                                  outstanding aggregate
                                                  principal balance of the
                                                  automobile loans is 10% or
                                                  less of the original aggregate
                                                  principal balance of the
                                                  automobile loans as of the
                                                  cutoff date.

                                                  Finally, the notes contain an
                                                  overcollateralization feature
                                                  that results in accelerated
                                                  principal payments to
                                                  noteholders in certain
                                                  circumstances, and that
                                                  results in a faster
                                                  amortization of the notes than
                                                  of the automobile loan pool.

                                                  Noteholders will bear any
                                                  reinvestment risk resulting
                                                  from any early payment on the
                                                  notes.

GEOGRAPHIC CONCENTRATIONS OF AUTOMOBILE LOANS     Adverse economic conditions or
MAY INCREASE CONCENTRATION RISKS.                 other factors affecting any
                                                  state or region could increase
                                                  the delinquency or loan loss
                                                  experience of the automobile
                                                  loans. As of the close of
                                                  business on __________,
                                                  approximately ______% of the
                                                  automobile loans based on the
                                                  automobile loans' outstanding
                                                  principal balance were
                                                  originated (based on the
                                                  address of the related dealer)
                                                  in __________. No other state
                                                  accounts for 10% or more of
                                                  the automobile loans as of the
                                                  close of business on
                                                  ______________.

THE NOTES ARE ASSET-BACKED DEBT AND THE ISSUER    The sole sources for repayment
HAS ONLY LIMITED ASSETS.                          of the notes are payments on
                                                  the automobile loans, [amounts
                                                  on deposit in the pre-funding
                                                  account, the spread account],
                                                  other cash accounts held by
                                                  [Name of indenture trustee]
                                                  [and payments made under the
                                                  insurance policy.] [The money
                                                  in the pre-funding account
                                                  will be used solely to
                                                  purchase additional automobile
                                                  loans and is not available to
                                                  cover losses on the automobile
                                                  loan pool. The capitalized
                                                  interest account is designed
                                                  to cover obligations of the
                                                  issuer relating to that
                                                  portion of its assets not
                                                  invested in the automobile
                                                  loan pool and is not designed
                                                  to provide protection against
                                                  losses on the automobile loan
                                                  pool.] [The spread account is
                                                  designed to cover losses on
                                                  the automobile loan pool;
                                                  however, the existence of the
                                                  spread account should not be
                                                  relied upon as an source of
                                                  funds to pay the notes because
                                                  the spread account funding
                                                  requirements or the existence
                                                  of the spread account may be
                                                  amended, modified or
                                                  terminated by the transferor,
                                                  insurer and the trustee.]
                                                  [Furthermore, if [name of
                                                  insurer] defaults in its
                                                  obligations under the
                                                  insurance policy, the issuer
                                                  will depend on current
                                                  distributions on the
                                                  automobile loan pool and
                                                  amounts, if any, available in
                                                  certain collateral accounts
                                                  maintained for the benefit of
                                                  [name of insurer] to make
                                                  payments on the notes.]

[RATINGS ON NOTES ARE DEPENDENT UPON THE          The ratings of the notes will
INSURER'S CREDITWORTHINESS.                       depend primarily on the
                                                  creditworthiness of the
                                                  insurer as the provider of the
                                                  financial guarantee insurance
                                                  policy relating to the notes.

                                      S-11

                                                  There is a risk that if the
                                                  insurer's financial strength
                                                  ratings are reduced, the
                                                  rating agencies may reduce the
                                                  notes' ratings.]

EVENTS OF DEFAULT UNDER THE INDENTURE MAY         [So long as [ the insurer]
RESULT IN AN ACCELERATION.                        shall not have defaulted and
                                                  so long as any default by [the
                                                  insurer] is not continuing,
                                                  following the occurrence of an
                                                  event of default under the
                                                  indenture, [the Indenture
                                                  Trustee], as indenture
                                                  trustee, will continue to
                                                  submit claims under and in
                                                  accordance with the insurance
                                                  policy to enable the issuer to
                                                  continue to make payments due
                                                  with respect to the notes on
                                                  the twelfth day of each
                                                  month.] Following the
                                                  occurrence of an event of
                                                  default, [name of insurer]
                                                  [the noteholders] may, at its
                                                  option, elect to cause the
                                                  liquidation of the assets of
                                                  the issuer, in whole or in
                                                  part, and pay all or any
                                                  portion of the outstanding
                                                  amount of the notes, plus
                                                  accrued interest thereon.

ACCOUNTING TREATMENT COULD ADVERSELY IMPACT       Although the transfer of the
THE CHARACTERIZATION OF THE TRANSFER OF THE       automobile loans from the
AUTOMOBILE LOANS.                                 seller[s]to the transferor
                                                  pursuant to the purchase
                                                  agreement is intended by the
                                                  parties to be, and has been
                                                  documented as, an absolute and
                                                  unconditional assignment and
                                                  transfer, the seller[s] will
                                                  treat the transfer of the
                                                  automobile loans to the
                                                  transferor as a secured
                                                  financing for financial
                                                  accounting purposes. In the
                                                  event of an insolvency of
                                                  [either seller] [the company]
                                                  a court or bankruptcy trustee
                                                  could attempt to
                                                  recharacterize the transfer of
                                                  the automobile loans by such
                                                  seller to the transferor as a
                                                  borrowing by such seller,
                                                  secured by a pledge of the
                                                  automobile loans. Although
                                                  having a different treatment
                                                  for financial accounting
                                                  purposes than for tax,
                                                  bankruptcy and other corporate
                                                  purposes could be a negative
                                                  factor in any court or
                                                  bankruptcy trustee's analysis
                                                  of the transaction, such
                                                  factor is only one of many
                                                  that the court or bankruptcy
                                                  trustee would consider in
                                                  determining to recharacterize
                                                  a transaction from the
                                                  characterization intended by
                                                  the parties. Although the
                                                  company's management does not
                                                  believe that such accounting
                                                  treatment will have an adverse
                                                  impact on the characterization
                                                  of the transfer of the
                                                  automobile loans from the
                                                  seller[s]to the transferor,
                                                  and although the company has
                                                  received a legal opinion,
                                                  subject to various facts,
                                                  assumptions and
                                                  qualifications, opining that
                                                  if the company was adjudged
                                                  bankrupt, a court would hold
                                                  that each of the transfer by
                                                  the seller[s] to the
                                                  transferor of the automobile
                                                  loans is a sale or absolute
                                                  assignment, the risk of
                                                  recharacterization may be
                                                  increased by the
                                                  [sellers'][seller's] treatment
                                                  of the transfer of the
                                                  automobile loans as a secured
                                                  financing for accounting
                                                  purposes, and there can be no
                                                  assurance that such
                                                  recharacterization, if
                                                  attempted in an insolvency
                                                  event of [one of] the
                                                  seller[s], would not be
                                                  successful. See "Risk
                                                  Factors-- Insolvency of the
                                                  company may cause your

                                      S-12

                                                  payments to be reduced or
                                                  delayed" in the accompanying
                                                  prospectus.

TERRORISM MAY ADVERSELY IMPACT THE COMPANY AND    The United States continues to
THE AUTOMOBILE LOANS.                             be on alert for terrorist
                                                  attacks and the company's
                                                  management can not yet know
                                                  what effect these possible
                                                  events or any similar or
                                                  related events will have on
                                                  the United States economy and
                                                  the company's business. It is
                                                  possible that such events
                                                  could have a direct or
                                                  indirect negative impact on
                                                  the performance of the
                                                  automobile loans or the
                                                  company's financial position
                                                  or results of operations in
                                                  the future. Any such negative
                                                  impact could impair the
                                                  company's future ability to
                                                  service or repurchase the
                                                  automobile loans, as described
                                                  herein.

                                      S-13

                                 USE OF PROCEEDS

The issuer will use the proceeds from issuing the notes to:
          pay the transferor the automobile loan purchase price;
          [to deposit the pre-funded amount into the pre-funding account];
          [to fund the capitalized interest account];
          [make the initial deposit into the spread account]; and
          fund the required balance in any other trust account.

The transferor or the company may use the net proceeds to pay its debt, including "warehouse" debt secured by the automobile loans prior to their sale to the issuer. This warehouse debt may have been owed to one or more of the underwriters or their respective affiliates.

                         THE COMPANY/SERVICER/CUSTODIAN

GENERAL

         Long Beach Acceptance Corp., a Delaware corporation, began operations in October 1995 as an automobile finance company geared to service borrowers from all credit grade categories, with an emphasis on "non-prime" borrowers.

         The company has its corporate headquarters located in Paramus, New
Jersey and operates originating and servicing centers in Paramus, New Jersey,
Orange, California and Englewood, Colorado.

         The company purchases and services automobile loans which are originated and assigned to it by automobile dealers. The company will sell and assign the automobile loans to the transferor. During the month of ____________, the company purchased automobile loans from automobile dealers located in ____
states.

         As of _____________, the company had active relationships with approximately _____ new and used automobile dealers. Dealers are sourced and serviced by the company's dealer representatives (full-time sales employees).
Generally, all dealers must be approved by the company's senior officers responsible for managing the originating centers.

         The company will service the automobile loans and will be compensated for acting as the servicer. In addition, the company will hold the automobile loan files, including the automobile loan contracts and the certificates of title (or other evidence of lien), in its possession as custodian for the indenture trustee on behalf of the noteholders [and the insurer] and will be compensated for acting as custodian.

         Due to the administrative burden and expense, the servicer will not have the certificates of title of the financed vehicles amended or reissued to note their sale to the issuer or the grant of a security interest in the vehicles to the trustee by the issuer. Because the certificates of title are not amended, the issuer may not have a perfected security interest in financed vehicles titled in some states. See "Risk Factors - Failure to amend or reissue the certificates of title to the financed vehicles may cause you to experience delays in payments or losses" and "Material Legal Aspects of the Automobile
Loans--Security Interests in the Financed Vehicles" in the accompanying prospectus.

         In order to mitigate the security interest risk referred to in the preceding paragraph, UCC-1 financing statements will be filed against the company, the transferor and the issuer, respectively, naming the indenture trustee as secured party, with the Secretary of State of Delaware in order to perfect the transfer of the automobile loans from the sellers to the transferor, the transfer of the automobile

                                      S-14

loans from the transferor to the issuer and the pledge of the automobile loans by the issuer in favor of the indenture trustee, respectively. Furthermore, the company, as custodian, will be required to stamp each automobile loan contract to reflect that such automobile loan contract is subject to a security interest of a secured party and acceptance by a third party of such contracts would violate the rights of such secured party. The custodian will be required to identify the indenture trustee as the secured party on an allonge attached to each automobile loan contract. If the custodian fails to comply with the foregoing requirements and a third party purchases a contract without knowledge of the indenture trustee's security interest therein, the indenture trustee may not have a first priority perfected security interest in any such contract.

UNDERWRITING

         The company offers six programs designed to meet the needs of a broad spectrum of potential applicants. These programs are marketed as Premium, Elite,
Superior, Preferred, Classic and Standard. The company applies specific underwriting criteria to each program analyzing credit applications individually with focus upon creditworthiness, stability, income and collateral value.

         The Premium Program is designed to attract applicants with the highest underwriting criteria. The Premium Program, Elite Program, Superior Program,
Preferred Program and Classic Program provide for lower down payments, under certain conditions, than the Standard Program. The Standard Program attracts applicants with the lowest underwriting criteria. The Standard Program is designed to accommodate applicants who may not meet the requirements of other programs offered, but are considered by the company to be worthy of credit based upon employment and residence stability, credit history, debt-to-income and payment-to-income ratios, and the structure of the transaction.

         The company generally acquires contracts at 100% of the amount financed net of an acquisition fee.

         Depending upon contract class and market conditions, dealers are also paid a participation fee, in most cases paid in full at the time of funding, and in rare cases paid monthly as payments on contracts are collected. The participation fee is generally based upon a percentage of the excess, if any, of the annual percentage rate on the contract over the company's minimum rate. The excess is generally capped at no greater than 3%.

CREDIT DECISION AND FUNDING

         Credit applications are received from dealers via facsimile, through electronic portals or over the Internet and generally include specific information regarding the applicant's residence and employment history, monthly income, bank account information, credit and personal references and a description of the collateral being considered for purchase. This information is entered into a third party software package that integrates application input, verification, collateral evaluation, credit review and fax communication. The company's underwriter then evaluates the information provided on the credit application and at least one consumer credit report.

                                      S-15

         Credit decisions are generally completed and communicated to the dealer on the same day as the credit application is received by the company.
Conditional credit approvals generally stipulate maximum collateral advances, the company's minimum rate, required downpayment, term and documentation, applicable fees, borrower name and vehicle year, make and model (where market conditions require, only the maximum payment amount and the program class are stipulated at that time).

         Upon receipt of a contract package from a dealer, it is the company's policy for its funding department to review documentation provided to attempt to verify: proper preparation and execution of all documentation, and proof of income and proof of residence, if necessary. Generally, at the time a contract is presented for funding, the funding clerk attempts to verify the applicant's telephone number, current employment status, employer telephone number, position/occupation, current monthly income and insurance coverage. The results of the verification are recorded in the electronic credit file.

         It is the company's policy that contracts containing specific exceptions falling outside the underwriting guidelines may be approved for funding only by senior management.

         Prior to or following funding of selected contracts, funding personnel attempt to conduct a retail commodity check by telephone to verify certain terms of the transaction, including down payment, trade-in credit, rebatables and certain optional equipment, as well as monthly payment and due date.
Additionally, most contracts are reviewed after funding by the investor sales group to ensure compliance with all approval and funding procedures and guidelines for sale.

         The maximum advance ratio, before add-ons, generally ranges from 115%
to 125% of trade-in value for used vehicles (the range of manufacturers invoices for new vehicles is similar) plus tax, title and license. The maximum all-in advance ratio, including legally authorized products such as credit life insurance, credit accident and health insurance, debt cancellation coverage and extended warranties, is 145% of trade-in value or manufacturers invoice.

         The maximum term of a contract is determined by the program class and, for used vehicles, the mileage of the vehicle. Any required down payment must be in cash and/or trade. Verifiable manufacturers rebates are not acceptable for the Standard Program but may be applied 100% toward the down payment on the
Premium Program, the Elite Program, the Superior Program, the Preferred Program
and the Classic Program contracts.

SERVICING AND COLLECTION

         With the exception of certain charged-off accounts which the company refers to one or more collection agencies, the company currently performs all servicing functions, utilizing a loan servicing computer system administered by
Affiliated Computer Services, Inc. of Dallas, Texas. Affiliated Computer
Services provides access to its system on a time sharing basis, and is responsible for performing certain automated tasks, including producing monthly statements, operating reports, and system generated correspondence with borrowers. The company accesses the systems of Affiliated Computer Services to perform all invoicing, payment posting, collection, repossession and recovery functions. Affiliated Computer Services on behalf of the company mails monthly billing statements to borrowers.

                                      S-16

         The company's policies regarding delinquencies are as follows: an account is deemed to be delinquent if less than 95% of a monthly payment has been received by the due date. If an account becomes 3 days past due, the company's collection staff attempts to contact the borrower (depending upon the borrower's credit and other individual circumstances, in some cases the borrower is contacted earlier and in some cases the borrower is contacted later). The company uses an automatic dialer, which initiates many of the telephone contacts starting with the 3-day calls. A collection representative attempts to establish contact with the borrower and to obtain a promise by the borrower to make the overdue payment within seven days. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% (where legally enforceable and provided for in the related contract) of the amount of the delinquent payment is imposed. A decision to repossess the financed vehicle or to make a field contact with the borrower is generally made after 45 to 60 days of delinquency (repossession may occur earlier or later if appropriate).

DELINQUENCY AND CREDIT LOSS INFORMATION

         The following tables detail information relating to the company's delinquency and credit loss experience regarding all automobile loans it has originated and continues to service. This information includes the company's experience with respect to all automobile loans in its portfolio, including automobile loans which do not meet the automobile loan pool selection criteria and automobile loans which the company previously sold but continues to service.

         Delinquencies, defaults, repossession and losses generally increase during periods of economic recession. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because the company focuses on non-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on the loans included in the trust property could be higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general economic downturn. In addition the United States continues to be on alert for terrorist attacks. The company's management cannot yet know what effect these possible events or any similar or related events will have on the United States economy and specifically on the timing of, and/or obligors' ability to make, payments on the automobile loans.

         We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loans included in the trust.

                                      S-17

                           LONG BEACH ACCEPTANCE CORP.
                             DELINQUENCY EXPERIENCE

                        December 31, 2001       December 31, 2002     December 31, 2003           _________, 2005
                     -----------------------  --------------------  ------------------------    ----------------------
                                      Net                  Net                       Net                       Net
                      Number     Contractual    Number Contractual   Number      Contractual      Number   Contractual
                     of Loans       Amount    of Loans    Amount    of Loans        Amount       of Loans    Amount
                     ---------  ------------  -------- -----------  ---------   --------------  ---------- ------------

Portfolio(1)......    52,838     $605,700,583   64,342 $880,728,145  77,459     $1,154,853,918
Period of
Delinquency(2) -

30-59.............     1,313       14,093,012    1,285   13,580,486   1,295         13,476,531

60-89.............       359        3,878,977      415    4,320,393     511          5,551,039

90+...............       224        2,391,524      186    1,978,022     267          2,721,481
Total
Delinquencies(3) .     1,896      $20,363,513    1,886  $19,878,901   2,073        $21,749,052
                     -------      -----------  -------  -----------  ------        -----------  ---------- ------------
Total
Delinquencies as a
Percent of the
Portfolio.........     3.59%          3.36%      2.93%     2.26%      2.68%           1.88%
                       =====        ========   ========    =====      =====           =====

---------------------------
(1) All amounts and percentages are based on the principal amount scheduled to be paid on each automobile loan. The information in the table represents all automobile loans originated by the company including sold loans the company continues to service.

(2) The company considers an automobile loan delinquent when an obligor fails to make at least 95% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3) Amounts shown do not include automobile loans which are less than 30 days delinquent.

                                      S-18

                           LONG BEACH ACCEPTANCE CORP.
                           NET CREDIT LOSS EXPERIENCE

                                  12 MONTHS ENDED   12 MONTHS ENDED  12 MONTHS ENDED     __MONTHS
                                    DECEMBER 31,      DECEMBER 31,     DECEMBER 31,   ENDED ______,
                                        2001              2002             2003            20__
                                  ---------------   ---------------  ---------------  -------------

Contracts serviced at end
   of period(l) ...............   $  612,238,136    $  888,745,898    $1,162,244,876
Average contracts serviced
   during the period(2)           $  565,613,376    $  741,418,683    $1,017,096,040
Gross chargeoffs ..............   $   49,692,424    $   70,818,628    $   83,619,484
Recoveries ....................   $   23,509,897    $   32,430,033    $   36,065,335
Net chargeoffs(3)                 $   26,182,526    $   38,388,595    $   47,554,149
Net chargeoffs as a percentage
   of contracts serviced during
   the period .................             4.63%             5.18%             4.68%
                                            ====              ====              ====

------------------------------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each automobile loan. The information in the table represents all automobile loans originated by the company including sold loans which the company continues to service.

(2) Average contracts serviced represents a 13 month average and a [___] month average for the period ending [_______], 2005.

(3) Net chargeoffs include all Loss Units actually liquidated through [_______],
2005, all accounts which were 120 days or more delinquent as of [_______], 2005, inventory and insurance losses. Net chargeoffs are reflected at the earlier of the date (a) on which the automobile loan became 120 days delinquent or (b) on which the automobile loan was liquidated.

(4) [____]-month ending percentage is annualized.

                                      S-19

                                 THE TRANSFEROR

     [Name of transferor], a wholly-owned subsidiary of the company, is a
Delaware corporation, incorporated on [___________]. The transferor's address is
One Mack Centre Drive, Paramus, New Jersey 07652; telephone (201) 262-5222.

     The transferor was organized for the limited purpose of acquiring, owning and transferring interests in specified financial assets and any activities incidental or necessary for that purpose. The transferor has structured this transaction so that the bankruptcy of the company will not result in the consolidation of the transferor's assets and liabilities with those of the company. The transferor has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the company was adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the transferor and to require the consolidation of the transferor's assets and liabilities with those of the company. However, there can be no assurance that a court would not conclude that the assets and liabilities of the transferor should be consolidated with those of the company. See "Risk Factors--Insolvency of the company may cause your payments to be reduced or delayed" in the accompanying prospectus.

     Delays in payments on the notes and possible reductions in payment amounts could occur if a court decided to consolidate the transferor's assets with the company's, or if a filing were made under any bankruptcy or insolvency law by or against the transferor, or if an attempt were made to litigate any of those issues.

                                   THE ISSUER

     The issuer is a [State] statutory trust formed by the transferor under a trust agreement between the transferor and the owner trustee to consummate the transactions described in this prospectus supplement. The issuer will not engage in any activity other than:

         o   acquiring the automobile loans and its other assets and proceeds from its assets;

         o   issuing notes and the certificates which represents the residual interest in the issuer;

         o   making payments on the notes and the certificate

         o   assigning the pledged assets to the indenture trustee pursuant to the indenture for the benefit of the [insurer and the] noteholders and holding, managing and distributing to the certificateholders pursuant to the terms of the sale and servicing agreement and the spread account agreement any portion of the pledged assets released from the lien of the indenture, as applicable;

         o   entering into and performing its obligations under the transaction documents to which it is a party;

         o   engaging in such other activities as may be required in connection with conservation of the trust estate and making distributions to the certificateholders and the noteholders; and

         o   engaging in other activities that are necessary or suitable or convenient to accomplish these other activities.

     The issuer will use the proceeds from the initial sale of the notes to purchase the automobile loans from the transferor [and to fund the deposit in the pre-funding account, collateral accounts maintained for

                                      S-20

the benefit of the insurer, and the capitalized interest account.]. The issuer will not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the notes, obligations owing to the insurer and any other indebtedness permitted by or arising under the indenture or the sale and servicing agreement.

     The issuer 's principal offices are in Wilmington, Delaware, in care of
[Name of owner trustee and address].

                               THE OWNER TRUSTEE

     [Name of owner trustee] is the owner trustee. It is a [type of entity]. Its principal offices are located at [address].

     The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance of the certificate and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement, the sale and servicing agreement and the indenture.

                              THE INDENTURE TRUSTEE

     [Name of indenture trustee], a national banking association, is the indenture trustee. [Name of indenture trustee's] address is _________. [Name of indenture trustee] will be the trust collateral agent, the indenture trustee and the backup servicer.

     The indenture trustee may resign at any time by so notifying the issuer
[and the insurer]. The issuer may [and, at the request of the insurer (unless an insurer default shall have occurred and be continuing) shall,] remove the indenture trustee, if:

         o   the indenture trustee fails to comply with the eligibility requirement set forth in the indenture;

         o   specified events of insolvency, receivership or liquidation of the indenture trustee occur;

         o   the trust collateral agent resigns or is removed in accordance with the sale and servicing agreement;

         o   [the collateral agent resigns or is removed in accordance with the spread account agreement];

         o   the back-up servicer is removed in accordance with the sale and servicing agreement; or

         o   the indenture trustee otherwise becomes incapable of acting.

     If the indenture trustee resigns or is removed or if a vacancy exists for any reason, the issuer shall promptly appoint a successor indenture trustee and trust collateral agent [acceptable to the insurer (so long as an insurer default shall not have occurred and be continuing)]. If a successor indenture trustee does not take office within sixty (60) days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer [or the insurer (so long as no insurer default has occurred and is continuing) or (if an insurer default has occurred and is continuing) the noteholders holding in the

                                      S-21

aggregate more than 50% of the outstanding principal amount of the notes, acting together,] may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

                               THE TRUST PROPERTY

     The trust property will include, among other things, the following:

         o   a pool consisting primarily of "non-prime" automobile loans secured by new and used automobiles, sport utility vehicles, light duty trucks and vans;

         o   all monies received [(a) for the initial automobile loans,] on or after _____, [or (b) for the subsequent automobile loans, on or after the related cutoff date];

         o   the security interests in the financed vehicles;

         o   the automobile loan files;

         o   all rights to proceeds from claims and refunds of unearned premiums on insurance policies covering the vehicles or the obligors, including any vendor's single interest physical damage policy relating to the automobile loans in which the company is the named insured and the trustee is an additional named insured;

         o   all rights to proceeds from debt cancellation coverage;

         o   all rights to proceeds from the liquidation of, and recoveries on the automobile loans;

         o   all rights to refunds under extended service contracts covering the vehicles;

         o   the transferor's rights against dealers under agreements between the company and the dealers;

         o   amounts that may be held in the lockbox accounts to the extent the amounts relate to the automobile loans;

         o   the bank accounts opened in connection with this offering [(other than the spread account)] and the amounts on deposit in those accounts;

         o   all rights to cause the company to repurchase automobile loans from the trust pursuant to the purchase agreement;

         o   all of the issuer's rights under the transaction documents; and

         o   all proceeds from the items described above.

     [The pre-funding account will initially be funded with $________, which is
___% of the initial note balance. Prior to the time the funds in the pre-funding account are applied to the purchase of the additional automobile loans, those amounts will be invested in high-quality, short-term investments, such as
"A-1/P-1" commercial paper, or government money market funds.]

     The trust property also will include an assignment of the transferor's rights against the company for breaches of representations and warranties under the purchase agreement or from failure of the company to comply with the purchase agreement. The [initial] automobile loans will be purchased by the transferor pursuant to the purchase agreement on or prior to the date of issuance of the notes.

     [The issuer will purchase additional automobile loans and related property from the seller on or before __________, from funds on deposit in the pre-funding account. These subsequent automobile

                                      S-22

loans will be purchased by the seller from the servicer pursuant to one or more subsequent purchase agreements between the seller and the servicer.]

     The [initial] automobile loans were, [and the subsequent automobile loans were or will be,] originated by dealers according to the company's requirements, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the obligors. Dealer agreements may provide for repurchase or recourse against the dealer in the event of a breach of a representation or warranty by the dealer.

         The pool balance represents(a) the aggregate principal balance of the automobile loans as of the end of the preceding calendar month;

         [plus

         (b) any amounts in the pre-funding account.]

     Under the indenture, the issuer will grant a security interest in the trust property to the indenture trustee for the noteholders' benefit [and for the insurer's benefit] in support of the obligations owed to the noteholders [and the insurer]. Any proceeds of the security interest will be distributed according to the indenture. [The insurer will be entitled to the payments only after payment of amounts owed to, among others, noteholders.]

     An automobile loan's principal balance, as of any date, prior to that automobile loan becoming a liquidated automobile loan, is the sum of:

         (a) the amount financed;

         minus

         (b) the principal portion of all amounts received in respect of the automobile loan on or prior to that date including any prepayments;

         minus

         (c) any Cram Down Loss for the automobile loan;

         minus

         (d) the principal portion of any purchase amount the transferor or servicer must remit with respect to the automobile loan.

     An automobile loan's principal balance shall be reduced to zero as of the date on which that automobile loan is deemed to be a liquidated automobile loan by the servicer.

                              THE AUTOMOBILE LOANS

GENERAL

     Automobile loans are originated by the company by purchasing loans from automobile dealers. Most of the automobile loans were made to individuals with impaired credit due to factors, including:

         o   the manner in which these individuals have handled previous credit;

                                      S-23

         o   the limited extent of their prior credit history; and/or

         o   their limited financial resources.

ELIGIBILITY CRITERIA

     The automobile loans included in the trust property were [or will be]
selected from the company's portfolio of automobile loans according to several criteria, including the following criteria, each as of the cutoff date:

     (a)  each automobile loan was originated, based on the address of the dealer, in the United States;

     (b)  each automobile loan has an original maturity of not more than _____
          months;

     (c)  each automobile loan provides for level monthly payments which fully amortize the amount financed over the original term;

     (d)  each automobile loan has a remaining maturity of not more than _____
          months;

     (e)  each automobile loan has an outstanding principal balance of not more than $
                ------------;

     (f)  each automobile loan is not more than 29 days past due;

     (g)  each automobile loan has an annual percentage rate (APR) of not less
          than    %;
               ---

     (h)  no obligor was in bankruptcy at the time of origination of the related automobile loan nor has any obligor filed for bankruptcy since such time, which bankruptcy has neither been discharged or dismissed, unless such automobile loan was reaffirmed; and

     (i)  each automobile loan has a scheduled maturity no later than
                    .
          ----------

     [During the funding period, the seller must purchase the subsequent automobile loans from the company and then sell them to the issuer. The company anticipates that the aggregate principal balance of the subsequent automobile loans will equal approximately $__________. The seller will sell the subsequent automobile loans to the issuer on the subsequent transfer dates and the issuer will pay the seller the outstanding principal balance of the subsequent automobile loans as of their respective subsequent cutoff dates, which is the price the seller will pay the company. The issuer will use the funds in the pre-funding account for the purpose of purchasing the subsequent automobile loans.

     No transfer of subsequent automobile loans to the issuer will be made unless:

     (a)  as of each subsequent automobile loan's subsequent cut-off date, each subsequent automobile loan and/or subsequent financed vehicle must satisfy the automobile loan eligibility criteria specified in the sale and servicing agreement and the transfer agreement;

     (b)  [the insurer, if there is no insurer default, has approved the subsequent automobile loans transfer to the issuer;]

                                      S-24

     (c)  neither the company nor the seller has selected the subsequent automobile loans in a manner that either of them believes is adverse to the interests of [the insurer or] the noteholders;

     (d)  the company and the seller will deliver certain opinions of counsel regarding the validity of the subsequent automobile loan transfer; and

     (e)  the ratings on the notes have not been withdrawn or reduced because of the subsequent automobile loans transferred to the issuer.

     Because the subsequent automobile loans may be originated after the initial automobile loans, the automobile loan pool's characteristics after the transfer of subsequent automobile loans to the pool may vary from the initial pool.

     In addition, the issuer's obligation to purchase the subsequent automobile loans is subject to the condition that the automobile loans in the trust, including the subsequent automobile loans to be transferred, meet the following criteria:

     (a)  the weighted average annual percentage rate (APR) of the automobile loans is not less than __%;

     (b)  the weighted average remaining term is not greater than _____ months and the weighted average original term of the automobile loans is not greater than _____ months;

     (c)  not more than __% of the obligors on the automobile loans reside in
                          ;
          ----------------

     (d)  not less than __% of the aggregate principal balance of the automobile loans will be in the Premium Program, not less than __% of the aggregate principal balance of the automobile loans will be in the
          Elite Program, not less than __% of the aggregate principal balance of the automobile loans will be in the Superior Program, not less than
          __% of the aggregate principal balance of the automobile loans will be in the Preferred Program, not more than __% of the aggregate principal balance of the automobile loans will be in the Classic Program and not more than __% of the aggregate principal balance of the automobile loans will be in the Standard Program]; and

     (e)  not more than __% of the aggregate principal balance of the automobile loans will represent loans to finance the purchase of used vehicles.

     The criteria will be based on the characteristics of:

          o    the initial automobile loans on the initial cutoff date; and

          o    the subsequent automobile loans on the related subsequent cutoff date.

     For a description of the company's "Class Programs" see "The
Company/Servicer - Underwriting."

     Except for the above described criteria, there are no required characteristics for the subsequent automobile loans. Therefore, following the transfer of subsequent automobile loans to the issuer, the aggregate characteristics of the entire pool of automobile loans included in the trust may vary, including in the following respects:

                                      S-25

         o   composition of the automobile loans;

         o   geographic distribution;

         o   distribution by remaining principal balance;

         o   distribution by APR;

         o   distribution by remaining term; and

         o   distribution of the automobile loans secured by new and used vehicles.]

COMPOSITION

     The statistical information presented in this prospectus supplement is based on the [initial] automobile loans as of the [statistical calculation date]
which is ____________.

         o   As of the [statistical calculation date], the [initial] automobile loans have an aggregate principal balance of $__________ .

         o   As of the [initial] cutoff date, [initial] automobile loans have an aggregate principal balance of $__________ .

     [The company will acquire additional automobile loans after the statistical calculation date but prior to the initial cutoff date. In addition some amortization has occurred prior to the initial cutoff date but after the statistical calculation date.] In addition, some automobile loans included as of the [statistical calculation date] have prepaid in full or have been determined not to meet the eligibility requirements and have not been included in the automobile loan pool. As a result, the statistical distribution of characteristics as of the [initial cutoff date] varies from the statistical distribution of characteristics as of the [statistical calculation date], although the variance is not material.

     The composition, distribution by APR, distribution by adjusted APR, distribution by contract date, distribution by loan age, distribution by remaining principal balance, distribution by remaining term, distribution by manufacturer, distribution by model year, geographic distribution and distribution by Class Program of the automobile loans as of the [initial] cutoff date are set forth in the following tables. The sum of the columns below may not equal the total indicated due to rounding.

                                      S-26

                       COMPOSITION OF THE AUTOMOBILE LOANS
                         AS OF THE [INITIAL CUTOFF DATE]

      WEIGHTED            AGGREGATE          NUMBER OF       WEIGHTED AVERAGE    WEIGHTED AVERAGE   AVERAGE PRINCIPAL
    AVERAGE APR       PRINCIPAL BALANCE   AUTOMOBILE LOANS    REMAINING TERM      ORIGINAL TERM          BALANCE
    -----------       -----------------   ----------------    --------------      -------------          -------

       _____%            $__________           _____             __ months          __ months          $_________

                   DISTRIBUTION OF THE AUTOMOBILE LOANS BY APR
                         AS OF THE [INITIAL CUTOFF DATE]

                                                                                  PERCENTAGE OF
                                        NUMBER OF            AGGREGATE             AGGREGATE
                                       AUTOMOBILE           PRINCIPAL               PRINCIPAL
             APR RANGE                    LOANS              BALANCE               BALANCE(1)
             ---------                    -----              -------               ----------

  9.500% - 10.000% ..............
 10.001% - 11.000% ..............
 11.001% - 12.000% ..............
 12.001% - 13.000% ..............
 13.001% - 14.000% ..............
 14.001% - 15.000% ..............
 15.001% - 16.000% ..............
 16.001% - 17.000% ..............
 17.001% - 18.000% ..............
 18.001% - 19.000% ..............
 19.001% - 20.000% ..............
 20.001% - 21.000% ..............
 21.001% - 22.000% ..............
 22.001% - 23.000% ..............
 23.001% - 24.000% ..............
 24.001% - 25.000% ..............
 25.001% - 26.000% ..............
 27.001% - 28.000% ..............
                                          -------            -------                -------
 TOTAL ..........................
                                          =======            =======                =======

---------
(1) Percentages may not sum to 100.00% because of rounding.

                                      S-27

             DISTRIBUTION OF THE AUTOMOBILE LOANS BY ADJUSTED APR(1)
                         AS OF THE [INITIAL CUTOFF DATE]

                                                                            PERCENTAGE OF
                                                            AGGREGATE         AGGREGATE
                                         NUMBER OF          PRINCIPAL         PRINCIPAL
         ADJUSTED APR RANGE           AUTOMOBILE LOANS       BALANCE          BALANCE(2)
         ------------------           ----------------       -------          ----------

 9.500% - 10.000% ..............
10.001% - 11.000% ..............
11.001% - 12.000% ..............
12.001% - 13.000% ..............
13.001% - 14.000% ..............
14.001% - 15.000% ..............
15.001% - 16.000% ..............
16.001% - 17.000% ..............
17.001% - 18.000% ..............
18.001% - 19.000% ..............
19.001% - 20.000% ..............
20.001% - 21.000% ..............
21.001% - 22.000% ..............
22.001% - 23.000% ..............
23.001% - 24.000% ..............
24.001% - 25.000% ..............
25.001% - 26.000% ..............
27.001% - 28.000% ..............
                                         ----------        ----------        ----------
TOTAL ..........................
                                         ==========        ==========        ==========

----------

(1) Adjusted APR is the annual percentage rate of an automobile loan reduced by the annualized rate corresponding to any applicable monthly dealer participation fees.

(2) Percentages may not sum to 100.00% because of rounding.

                                      S-28

                      DISTRIBUTION OF THE AUTOMOBILE LOANS
                BY CONTRACT DATE AS OF THE [INITIAL CUTOFF DATE]

                                                          AGGREGATE             PERCENTAGE OF
                                   NUMBER OF              PRINCIPAL               AGGREGATE
   RANGE OF CONTRACT DATES     AUTOMOBILE LOANS            BALANCE           PRINCIPAL BALANCE(1)
   -----------------------     ----------------            -------           --------------------

 01/01/98 - 12/31/98 .......
 01/01/99 - 12/31/99 .......
 01/01/00 - 12/31/00 .......
 01/01/01 - 12/31/01 .......
 01/01/02 - 01/31/02 .......
 02/01/02 - 02/28/02 .......
 03/01/02 - 03/31/02 .......
 04/01/02 - 04/30/02 .......
 05/01/02 - 05/31/02 .......
 06/01/02 - 06/30/02 .......
 07/01/02 - 07/31/02 .......
 08/01/02 - 08/31/02 .......
 09/01/02 - 09/30/02 .......
 10/01/02 - 10/31/02 .......
 11/01/02 - 11/30/02 .......
 12/01/02 - 12/31/02 .......
 01/01/03 - 01/31/03 .......
 02/01/03 - 02/28/03 .......
 03/01/03 - 03/31/03 .......
 04/01/03 - 04/30/03 .......
 05/01/03 - 05/31/03 .......
 TOTAL .....................
                             =====================================================================

(1) Percentages may not sum to 100.00% because of rounding.

                                      S-29

                      DISTRIBUTION OF THE AUTOMOBILE LOANS
                 BY LOAN AGE(1) AS OF THE [INITIAL CUTOFF DATE]

                                                                                   PERCENTAGE OF
                                                                 AGGREGATE           AGGREGATE
                                            NUMBER OF            PRINCIPAL           PRINCIPAL
             LOAN AGE(1)                AUTOMOBILE LOANS          BALANCE           BALANCE(2)
             -----------                ----------------          -------           ----------

 0 MONTHS .........................
 1 ................................
 2 ................................
 3 ................................
 4-6 ..............................
7 OR MORE .........................
                                           ----------            ---------           ---------
TOTAL .............................
                                           ==========            =========           =========

---------
(1) Loan age represents the number of months since the first scheduled payment date, including such first scheduled payment date.

(2) Percentages may not sum to 100.00% because of rounding.

                     DISTRIBUTION OF THE AUTOMOBILE LOANS BY
                           REMAINING PRINCIPAL BALANCE
                         AS OF THE [INITIAL CUTOFF DATE]

                                                                                 PERCENTAGE OF
                                            NUMBER OF          AGGREGATE           AGGREGATE
                                           AUTOMOBILE          PRINCIPAL           PRINCIPAL
 RANGE OF REMAINING PRINCIPAL BALANCES        LOANS             BALANCE           BALANCE(1)
 -------------------------------------        -----             -------           ----------

LESS THAN OR EQUAL TO $5,000 ...........
$ 5,001  -  $ 7,500 ....................
$ 7,501  -  $10,000 ....................
$10,001  -  $12,500 ....................
$12,501  -  $15,000 ....................
$15,001  -  $17,500 ....................
$17,501  -  $20,000 ....................
$20,001  -  $22,500 ....................
$22,501  -  $25,000 ....................
GREATER THAN $25,000 ...................
                                           ---------           ---------          ----------
TOTAL
                                           =========           =========          ==========

---------
(1) Percentages may not sum to 100.00% because of rounding.

                                      S-30

             DISTRIBUTION OF THE AUTOMOBILE LOANS BY REMAINING TERM
                         AS OF THE [INITIAL CUTOFF DATE]

                                                                                   PERCENTAGE OF
                                             NUMBER OF          AGGREGATE            AGGREGATE
                                            AUTOMOBILE          PRINCIPAL            PRINCIPAL
        RANGE OF REMAINING TERM                LOANS             BALANCE            BALANCE(1)
        -----------------------                -----             -------            ----------

5  - 6 ............................
7  - 12............................
13 - 18............................
19 - 24............................
25 - 30............................
31 - 36............................
37 - 42............................
43 - 48............................
49 - 54............................
55 - 60............................
61 - 66............................
67 - 72............................
                                            ----------         -----------         -----------
TOTAL..............................
                                            ==========         ===========         ===========

---------
(1) Percentages may not sum to 100.00% because of rounding.

                                      S-31

              DISTRIBUTION OF THE AUTOMOBILE LOANS BY MANUFACTURER
                        AS OF THE [INITIAL CUTOFF DATE]

                                                                                   PERCENTAGE OF
                                                                 AGGREGATE           AGGREGATE
                                             NUMBER OF           PRINCIPAL           PRINCIPAL
             MANUFACTURER                AUTOMOBILE LOANS         BALANCE            BALANCE(1)
             ------------                ----------------         -------            ----------

 ACURA ...........................
 AM GENERAL ......................
 AUDI ............................
 BMW .............................
 BUICK ...........................
 CADILLAC ........................
 CHEVROLET .......................
 CHRYSLER ........................
 DAEWOO ..........................
 DODGE ...........................
 EAGLE ...........................
 FORD ............................
 GEO .............................
 GMC .............................
 HONDA ...........................
 HYUNDAI .........................
 INFINITI ........................
 ISUZU ...........................
 JAGUAR ..........................
 JEEP ............................
 KIA .............................
 LEXUS ...........................
 LINCOLN .........................
 MAZDA ...........................
 MERCEDES ........................
 MERCURY .........................
 MITSUBISHI ......................
 NISSAN ..........................
 OLDSMOBILE ......................
 PLYMOUTH ........................
 PONTIAC .........................
 RANGE ROVER .....................
 SAAB ............................
 SATURN ..........................
 SUBARU ..........................
 SUZUKI ..........................
 TOYOTA ..........................
 VOLKSWAGEN ......................
 VOLVO ...........................
 OTHER ...........................
                                       --------------       --------------        --------------
TOTAL ............................
                                       ==============       ==============        ==============

---------
(1) Percentages may not sum to 100.00% because of rounding.

                                      S-32

     DISTRIBUTION OF THE AUTOMOBILE LOANS BY MODEL YEAR OF FINANCED VEHICLE
                        AS OF THE [INITIAL CUTOFF DATE]

                                                                                   PERCENTAGE OF
                                                                AGGREGATE            AGGREGATE
                                           NUMBER OF            PRINCIPAL            PRINCIPAL
              MODEL YEAR               AUTOMOBILE LOANS          BALANCE             BALANCE(1)
              ----------               ----------------          -------             ----------

 1992 .............................
 1993 .............................
 1994 .............................
 1995 .............................
 1996 .............................
 1997 .............................
 1998 .............................
 1999 .............................
 2000 .............................
 2001 .............................
 2002 .............................
 2003 .............................
 2003 .............................
TOTAL .............................
                                          ============         ============        =============

-----------
(1) Percentages may not sum to 100.00% because of rounding.

                                      S-33

                 GEOGRAPHIC DISTRIBUTION OF THE AUTOMOBILE LOANS
                         AS OF THE [INITIAL CUTOFF DATE]

                                                                                    PERCENTAGE OF
                                              NUMBER OF          AGGREGATE            AGGREGATE
                                             AUTOMOBILE          PRINCIPAL            PRINCIPAL
                STATE(1)                        LOANS             BALANCE             BALANCE(2)
                --------                        -----             -------             ----------

CALIFORNIA ........................
MARYLAND ..........................
NEW YORK ..........................
NEW JERSEY ........................
NEVADA ............................
ARIZONA ...........................
COLORADO ..........................
PENNSYLVANIA ......................
NORTH CAROLINA ....................
CONNECTICUT .......................
VIRGINIA ..........................
MASSACHUSETTS .....................
NEW HAMPSHIRE .....................
ALL OTHERS ( __ ) .................
                                             -----------        -----------         -------------
TOTAL .............................
                                             ===========        ===========         =============

------------
(1) Based upon address of the dealer.
(2) Percentages may not sum to 100.00% because of rounding.

                                      S-34

     All of the automobile loans require the obligor to pay:

         o   a specified total amount of payments;
         o   in substantially equal monthly installments on each due date.

     Each obligor's scheduled total amount of payments equals the amount financed plus interest for the automobile loan's term. The interest charges on the automobile loans are determined either by the simple interest method or by adding a precomputed interest charge to the automobile loan as of its origination date.

     Under a simple interest automobile loan, the amount of an obligor's fixed level installment payment allocated to interest is equal to the product of the fixed interest rate on the loan, typically the APR, multiplied by the unpaid amount financed of such automobile loan multiplied by the elapsed time period, expressed as a fraction of a year, since the preceding loan payment. The obligor's remaining payment amount is allocated to reduce the amount financed.
The issuer will account for all automobile loans, including simple interest automobile loans and precomputed automobile loans, as if those automobile loans amortized under the simple interest method.

                                      S-35

YIELD AND PREPAYMENT CONSIDERATIONS

     Obligors may prepay any automobile loan at any time. If an obligor prepays an automobile loan, the actual weighted average life of the automobile loans may be shorter than the scheduled weighted average life. These prepayments include:

         o   prepayments in full;
         o   partial prepayments;
         o   repurchases of automobile loans due to breaches of certain representations and warranties of the company with respect to the automobile loans and, while the company is acting as servicer, for certain breaches of the servicer's obligations under the servicing agreement;
         o   liquidations due to default;
         o   proceeds (including rebates and refunds of unearned premiums) from physical damage, credit life, credit accident and health insurance policies;
         o   proceeds from debt cancellation coverage; and
         o   refunds of the costs of extended service contracts.

     Weighted average life means the average amount of time during which each dollar of principal on an automobile loan is outstanding.

     The prepayment rate on the automobile loans may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the servicer's consent. The prepayment rate on the automobile loans may also be affected by the type of obligor, the type of financed vehicle and servicing decisions. The servicer believes that the actual prepayment rate will result in the automobile loans having a substantially shorter weighted average life than their scheduled weighted average life.

     The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the automobile loans' principal balances. As a result, final payment of any class could occur significantly earlier than that class' final scheduled payment date. Noteholders will bear any reinvestment risk resulting from the early payment on the notes.

     To the extent that any notes are purchased at a premium or a discount, such notes will be sensitive to the rate of prepayments on the automobile loans. A faster than anticipated rate of prepayments of the automobile loans could result in a yield to investors in notes purchased at a premium that is lower than the anticipated yield. Conversely, a slower than anticipated rate of prepayments of the automobile loans could result in a yield to investors in notes purchased at a discount that is lower than the anticipated yield.

                                  [THE INSURER]

     [The following information has been obtained from [name of insurer]
(hereinafter in this section, "______________") and has not been verified by the sellers, the transferor, the company, the issuer or the underwriters. No representations or warranty is made by the sellers, the transferor, the company, the issuer or the underwriters with respect thereto.

   [IF AN INSURANCE POLICY COVERING THE NOTES IS ISSUED, INFORMATION REGARDING
                  THE INSURER WILL BE PROVIDED BY THE INSURER]

                                      S-36

                            DESCRIPTION OF THE NOTES

GENERAL

     The issuer will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The following statements
(together with the additional statements under "Description of the Purchase
Agreements and the Trust Documents" below and under "Description of the
Securities" and "Description of the Trust Agreements" in the accompanying prospectus) summarize material terms and provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture described in the accompanying prospectus and, to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions in this prospectus supplement replace the descriptions in the accompanying prospectus.

     The issuer will offer the notes in denominations of $100,000 and integral multiples of $1,000 in book-entry form only. The notes will not be listed on any securities exchange or quoted in the automated quotation system of a registered securities association. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company in the United States or Clearstream, Luxembourg, societe anonyme or in the Euroclear System in
Europe. See "Description of the Securities -- Book-Entry Registration" in the
accompanying prospectus and Annex A to this prospectus supplement, which Annex A is an integral part of this prospectus supplement.

     The notes will be issued in fully registered, certificated form, commonly called definitive notes, to the noteholders or their nominees, rather than to any clearing agency or its nominee, only if:

         o   the issuer advises the indenture trustee in writing that the clearing agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and the issuer is unable to locate a qualified successor with respect to which (unless an insurer default has occurred and is continuing)
             the insurer has provided its prior written consent;

         o   the issuer, at its option, advises the indenture trustee that it elects to terminate the book-entry-system through the clearing agency; or

         o   after the occurrence of an event of default under the indenture,
             [the insurer (or if an insurer default has occurred and is continuing,] the noteholders holding in the aggregate more than 50%
             of the outstanding principal amount of the notes) advise the indenture trustee and the clearing agency through the clearing agency participants in writing that the continuation of a
             book-entry system through the clearing agency is no longer in the noteholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will notify all affected noteholders through clearing agency participants [and the insurer] of the occurrence of any such event and the availability of definitive notes. Upon surrender by the clearing agency of its notes and receipt of instructions for re-registration, the trustee will reissue the notes as definitive notes.

     Each noteholder will be deemed to have agreed by its acceptance of a note to hold in confidence all written information delivered or made available by or on behalf of the company or the transferor to such person in connection with or pursuant to the sale and servicing agreement or any other trust document or the transactions contemplated thereby which is proprietary in nature and clearly marked or identified as being confidential information other than information
(i) which was publicly known, or

                                      S-37

otherwise known to such person, at the time of disclosure (except pursuant to disclosure in connection with the sale and servicing agreement or any other trust document), (ii) which subsequently becomes publicly known through no act or omission by such person, or (iii) which otherwise becomes known to such person on a non-confidential basis; provided, that such source is not known by such person to be prohibited from transmitting the information to such person by a contractual or other obligation, in accordance with the Gramm-Leach-Bliley
Financial Services Modernization Act and all applicable regulations in effect from time to time, and, to the extent more exacting, its then customary procedures.

     Notwithstanding the restrictions set forth in the prior paragraph, any noteholder may deliver copies of any financial statements and other documents whether or not constituting confidential information, and disclose other information, whether or not confidential information, to (i) its directors, officers, employees, agents and professional consultants, (ii) any other institutional investor that holds notes, (iii) any prospective institutional investor transferee in connection with the contemplated transfer of a note or any part thereof or participation therein who is subject to substantially similar confidentiality arrangements, (iv) any governmental authority, (v) the
National Association of Insurance Commissioners or any similar organization,
(vi) any nationally recognized rating agency in connection with the rating of the notes or (vii) any other person to which delivery or disclosure may be necessary or appropriate (a) in compliance with any applicable law, rule, regulation or order, (b) in response to any subpoena or other legal process, (c)
in connection with any litigation to which that noteholder is a party, (d) in order to enforce that person's investment in any note or (e) otherwise, in accordance with the Gramm-Leach-Bliley Financial Services Modernization Act and
all applicable regulations; provided, that, prior to any disclosure, the noteholder will be required to inform each party that receives confidential information of the foregoing requirements and will be required to use its commercially reasonable best efforts to cause that party to comply with those requirements.

PAYMENT DATES

     Noteholders are entitled to receive, to the extent funds are available to pay such amounts as further described herein, interest and principal on the ____
day of each month or, if the ____ day is not a business day, on the next following business day. The first payment date will be ___________________.
Holders of record as of the business day immediately preceding each payment date, commonly known as a record date, will receive payments on that payment date. A business day is a day other than a Saturday, Sunday or other day on which commercial banks or trust companies located in the States of Delaware, New
Jersey or New York are authorized or obligated to be closed.

     The final scheduled payment date is _________________________.

PAYMENTS OF INTEREST

     Interest on the notes will accrue during each interest period at the applicable interest rate from and including [the most recent payment date that interest was paid or, in the case of the first payment date, from and including the closing date, but excluding, the following payment date] [the first day of the immediately preceding calendar month to the last day of the immediately preceding calendar month.] [In the case of the first payment date, the interest period shall be ___ days.] The interest accruing during an interest period will accrue on the outstanding principal amount of the notes as of the end of the prior payment date or, in the case of the first payment date, as of the closing date.

     For any payment date, interest due but not paid on that payment date will be due on the next payment date together with, to the extent permitted by law, interest on the unpaid amount at the applicable interest rate. The amount of interest payable on the notes on each payment date will equal interest accrued during the related interest period, plus any shortfall amount carried forward.
Payments of

                                      S-38

interest shall be made in the order of priority described in this prospectus supplement under the heading "Description of the Purchase Agreements and the
Trust Documents-- Distributions--Payment Date Calculations and Payments".
Interest on the notes will be calculated [on the basis of a [360]-day year [and the actual number of days elapsed in the applicable interest period] [on the basis of a 360-day year consisting of twelve 30-day months].

     The indenture trustee will remit interest on the notes from the available funds after paying accrued and unpaid trustees' fees, the issuer's other administrative fees and the servicing fees. See "Description of the Purchase
Agreements and the Trust Documents -- Distributions" in this prospectus supplement.

     PAYMENTS OF PRINCIPAL

     Principal payments equaling the Principal Payment Amount for the payment date will be due on each payment date as well as any unpaid portion of the
Principal Payment Amount for a prior payment date. In addition, principal payments will be due and payable on the payment date only to the extent of funds available for that purpose on the payment date.

     In addition, the outstanding principal amount of the notes, to the extent not previously paid, will be payable on the final scheduled payment date for the notes. The actual date on which the aggregate outstanding principal amount of the notes is paid may be earlier than the final scheduled payment date.

     [Amounts available from the spread account and under the insurance policy are available in the following circumstances:

         o   from the spread account, and if insufficient, from the insurance policy, to cover shortfalls in interest payments due on the notes on each payment date;

         o   from the spread account, to cover shortfalls in the Principal
             Payment Amount on each payment date; and

         o   from the spread account, and if insufficient, from the insurance policy, to pay the outstanding principal balance of the notes on the final scheduled payment date.]

 [MANDATORY REDEMPTION

     If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, such funds will be used to redeem the notes in part on the payment date immediately following the end of the funding period.]

                                      S-39

OPTIONAL REDEMPTION

     The notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any payment date when the outstanding aggregate principal balance of the automobile loans has declined to 10% or less of the original aggregate principal balance of the automobile loans as of the cutoff date, as described in the accompanying prospectus under "Description of the Trust
Agreements -- Termination." This redemption will cause the early retirement of the notes. The redemption price will equal the unpaid principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of redemption.

EVENTS OF DEFAULT

     Events of default under the indenture will consist of:

          o a default in the payment of any interest on any note when due which default continues for five days;

          o a default in the payment of the Principal Payment Amount on the related final scheduled payment date of any class of notes;

          o [so long as a default by the insurer under the policy has occurred and is continuing,] a default in the observance or performance of any other covenant or agreement of the issuer made in the indenture which default continues for a period of thirty (30) days after written notice to the issuer;

          o [so long as a default by the insurer under the policy has occurred and is continuing,] specified events of bankruptcy, insolvency, receivership or liquidation of the issuer; and

          o [so long as a default by the insurer under the policy has not occurred and is not continuing, an Insurance Agreement Indenture Cross
     Default has occurred and is continuing under the insurance agreement pursuant to which the insurance policy was issued; and the insurer has delivered to the issuer, the indenture trustee and the rating agencies a written notice that an Insurance Agreement Indenture Cross Default constitutes an event of default under the indenture and that notice has not been rescinded.]

          [Insurance Agreement Indenture Cross Defaults will consist of:

          o a demand for payment under the policy;

          o events of bankruptcy, insolvency, receivership or liquidation of the issuer, the company or the transferor;

          o on any payment date, after taking into account the application of the sum of Available Funds for the related collection period plus the amounts available in the spread account for the payment date, any amount listed in clauses 1, 2, 3, 4, 5 and 6 under "Description of the Purchase
     Agreements and the Trust Documents -- Distributions" in this prospectus supplement has not been paid in full within 30 days of the payment date or
     10 days after the issuer and the company have received written notice from the insurer, whichever occurs first;

          o the issuer becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

                                      S-40

          o the notes not being treated as debt for federal or state income tax purposes and such characterization has a material adverse effect on the trust, the noteholders or the insurer; and

          o any failure to observe or perform in any material respect any other covenants or agreements in the indenture (other than a default in the payment of the interest or principal on any note when due), or any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered under or in connection with the indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition for which the representation or warranty was incorrect not having been eliminated or otherwise cured, for [30] days after the giving of written notice of the failure or incorrect representation or warranty to the issuer and the indenture trustee by the insurer.

     Notwithstanding anything to the contrary in the accompanying prospectus, upon the occurrence of an event of default, so long as an insurer default has not occurred and is not continuing, the insurer will have the right, but not the obligation, to cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default as the insurer, in its sole discretion, elects. The insurer also has the right to cause the trust collateral agent to deliver the proceeds to the indenture trustee for distribution to noteholders. The insurer may not, however, cause the trust collateral agent to liquidate the trust property in whole or in part if the liquidation proceeds would be insufficient to pay all outstanding principal of and accrued interest on the notes, unless the event of default arose from a claim on the policy or from the issuer's bankruptcy, insolvency, receivership or liquidation. Following any event of default, the trust collateral agent will continue to submit claims under the policy for any shortfalls in scheduled payments. Following any event of default under the indenture, the insurer may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest on the notes. See "The Policy" in this prospectus supplement.]

         DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

     The following statements (together with the additional statements under
"Description of the Notes" above and under "Description of the Securities" and
"Description of the Trust Agreements" in the accompanying prospectus) summarize the material terms and provisions of the purchase agreement[s] [which include the purchase agreement and any subsequent purchase agreement], the indenture and the trust documents, which include the sale and servicing agreement and the trust agreement. The issuer has filed forms of the purchase agreement[s] and the trust documents as exhibits to the registration statement. These summaries do not claim to be complete and are subject to all the provisions of the purchase agreement[s] and the trust documents. The following summary supplements the description of the general terms and provisions of the trust agreement, which was detailed in the accompanying prospectus, and to the extent that the description in the accompanying prospectus differs from the description in this prospectus supplement, the description in this prospectus supplement replaces that description.

ASSIGNMENT OF AUTOMOBILE LOANS

         On or prior to the closing date, [or, with respect to subsequent automobile loans, the related subsequent transfer date,] the [company][sellers]
will enter into a purchase agreement and assignment with the transferor under which [the company][each seller] will assign to the transferor, without recourse
(except for the representations, warranties and covenants made by the company in the purchase agreement or the sale and servicing agreement), its entire interest in and to the automobile loans being sold by [the company][such seller] and the other property related thereto. Under the purchase agreement and the

                                      S-41

assignment, [the company][each seller] will also assign, without recourse
(except for the representations, warranties and covenants made by the company in the purchase agreement or the sale and servicing agreement), its security interest in the financed vehicles securing the automobile loans being sold by
[the company][such seller] and its rights to receive all payments on, or proceeds from the automobile loans to the extent paid or payable after the
[applicable] cutoff date. Under the purchase agreement, the company will agree that, upon a breach of any representation or warranty under the trust documents which triggers the transferor's repurchase obligation, the trust collateral agent will be entitled to require the company to repurchase the related automobile loans from the issuer. The issuer's rights under the purchase agreement will constitute part of the issuer's property and may be enforced directly by the trust collateral agent [and the insurer]. In addition, the issuer will pledge those rights to the indenture trustee as collateral for the notes and the indenture trustee may directly enforce those rights.

     On the closing date, [or, for subsequent automobile loans, the subsequent transfer date,]transferor will assign to the issuer, without recourse, the transferor's entire interest in the automobile loans and the proceeds, including its security interest in the financed vehicles. Each automobile loan transferred by the transferor to the issuer will be identified in an automobile loan schedule appearing as an exhibit to the trust documents.

ACCOUNTS

     The company will instruct each obligor to make payments on the automobile loans after the applicable cutoff date directly to one or more post office boxes or other mailing locations maintained by the lockbox bank. The servicer will establish and maintain one or more lockbox accounts that is a segregated account with a bank or banks [acceptable to the insurer], in the indenture trustee's name for the noteholders' benefit, into which the servicer must deposit all obligor payments received by the servicer within two business days of receipt.
The issuer will establish and maintain with the indenture trustee, in the indenture trustee's name, on [both] the noteholders' [and insurer's] behalf one or more collection accounts, into which all amounts previously deposited in the lockbox account will be transferred within two business days of deposit. The collection account may be maintained with the indenture trustee so long as the indenture trustee's deposits have a rating acceptable to [the insurer] [the noteholders]. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the indenture trustee's assistance if necessary, move the accounts to a bank whose deposits have an acceptable rating.

     [On the closing date, the issuer will deposit the initial pre-funded amount equaling $__________ in the pre-funding account, which will be established with the trust collateral agent. The funding period encompasses the period from the closing date until the earliest of the date on which:

         o   the amount on deposit in the pre-funding account is less than
             $          ;
              ----------

         o   an event of default occurs under the indenture; or

         o   __________, 20__

     [The initial pre-funded amount, as reduced during the funding period from the purchase of subsequent automobile loans, is the pre-funded amount. The transferor expects that the pre-funded amount will be reduced to less than
$__________ on or before the end of the funding period. The issuer will pay the noteholders any pre-funded amount remaining at the end of the funding period as a mandatory redemption. The mandatory redemption date is the earlier of:

         o   the payment date in __________;or

                                      S-42

         o   the payment date which relates to the determination date occurring in _______ or _______ __ if the last day of the funding period occurs on or prior to that determination date.]

     [On the closing date, the issuer will deposit funds in the capitalized interest account which will be established with the trust collateral agent. The amount, if any, deposited in the capitalized interest account will be applied on the distribution dates occurring in _____, _____ and _____,_____ to fund the monthly capitalized interest amount which will equal the interest accrued for each payment date at the [weighted average] interest rates on the pre-funded amount. Any amounts remaining in the capitalized interest account on the mandatory redemption date and not used for these purposes will be paid directly to the transferor on that date.]

     Each account established under the trust documents will be:

         o   a segregated trust account maintained with a depository
             institution; or

         o   a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United
             States of America, or any of the States thereof, or the District of
             Columbia, having a certificate of deposit, short-term deposit or
             commercial paper rating of at least      .
                                                ------

     In either case, such depository institution or trust company shall have been approved by the [insurer or, if an insurer default has occurred and is continuing or the policy has expired in accordance with its terms, by the]
indenture trustee, at the direction of the noteholders holding in the aggregate more than 50% of the outstanding principal amount of the notes.

SERVICING COMPENSATION AND TRUSTEES' FEES

     The servicer will receive a basic servicing fee on each payment date, which equals the product of __________ times the aggregate principal balance of the automobile loans as of the close of business on the last day of the second immediately preceding calendar month, or with respect to the first payment date, as of the [initial] cutoff date. The servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuer for various expenses. The servicer will allocate obligor payments to scheduled payments, late fees and other charges, and principal and interest in accordance with the servicer's normal practices and procedures.

     The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive loans as an agent for their beneficial owner.

     These servicer functions include:

         o   collecting and posting all payments;
         o   responding to obligor inquiries on the automobile loans;
         o   investigating delinquencies;
         o   paying the disposition costs of defaulted accounts;
         o   policing the collateral;
         o   accounting for collections;
         o   furnishing monthly and annual statements to the issuer [and the insurer] with respect to distributions; and

                                      S-43

         o   generating federal income tax information.

     The basic servicing fee also will also be applied by the servicer to reimburse the servicer for:

         o   taxes;
         o   accounting fees;
         o   outside auditor fees;
         o   data processing costs; and
         o   other costs incurred with administering the automobile loans.

     On each payment date, the indenture trustee will receive a fee, in an amount agreed upon by the indenture trustee and the servicer, for its services as indenture trustee, back-up servicer and trust collateral agent during the prior calendar month. On each payment date, the custodian will receive a fee, in an amount agreed upon by the custodian and the servicer, for its services as custodian during the prior calendar month. The issuer will pay all these fees from amounts held in the collection account.

     On each payment date, the owner trustee will receive a fee, in an amount agreed upon by the owner trustee and the servicer, for its services as owner trustee during the prior calendar month. The servicer, and not the trust, will be obligated to pay the owner trustee fees.

CERTAIN ALLOCATIONS

     On each determination date, the servicer will deliver the servicer's certificate to the indenture trustee, the trust collateral agent, the transferor, each rating agency, the issuer, the back-up servicer [and the insurer] specifying, among other things:

         o   the amount of aggregate collections on the automobile loans; and
         o   the aggregate purchase amount of automobile loans to be purchased by the transferor and the company, in the preceding collection period.

     [Based solely on the information contained in the servicer's certificate, on each determination date when there is a deficiency claim amount the trust collateral agent will deliver to the collateral agent and the insurer a deficiency notice specifying the deficiency claim amount for the related payment date. The deficiency notice will direct the trust collateral agent to remit the deficiency claim amount to the collection account from amounts on deposit in collateral accounts maintained for the insurer's benefit. The deficiency notice will consist of a written notice delivered by the trust collateral agent to the insurer and any other person required under the insurance agreement, specifying the deficiency claim amount for the related payment date.]

     The determination date for any calendar month is the fourth business day preceding the payment date.

                                      S-44

DISTRIBUTIONS

    Payment Date Calculations and Payments.

     On each payment date, the trust collateral agent, based on the monthly servicer's certificate prepared by the servicer, will make the following payments from Available Funds in the following order of priority:

     1.   to the company, any participation fees due to dealers with respect to the automobile loans during the related calendar month or any such fees which remain unpaid from prior calendar months;

     2.   to the servicer, the servicing fee for the related calendar month and any unpaid fees from prior calendar months and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds;

     3.   to the indenture trustee, the back-up servicer and the custodian, pro rata, any accrued and unpaid indenture trustee fees, back-up servicer fees and custodian fees, respectively;

     4.   to the noteholders, the Interest Payment Amount;

     5.   to the noteholders, the Noteholders' Principal Payment Amount;

     6.   [to the insurer, any unpaid amounts owed to the insurer under the insurance agreement;]

     7.   to the trust collateral agent, the indenture trustee, the backup servicer and the custodian, all reasonable out-of-pocket expenses incurred and not previously reimbursed subject to a maximum annual limit;

     8.   to the backup servicer, system conversions expenses incurred by the backup servicer in the event that the backup servicer assumes the obligations of the servicer, to the extent not paid by the servicer and subject to a maximum limit; and

     9.   to the [spread account], [certificateholder] or as otherwise specified in the trust documents, any remaining funds.

     [After considering all distributions made on the payment date, amounts in the spread account on any payment date exceeding the required balance for the payment date, may be released to the certificateholder without the noteholders'
consent.]

     If the notes are accelerated following an event of default under the indenture, amounts collected or otherwise available for distribution will be distributed in the order described above

                                      S-45

    [Policy Payment Date Calculations and Payments

     In the event that any servicer's certificate delivered by the servicer indicates that Available Funds for a payment date are insufficient to fully fund the amounts described in clauses 1 through 6 above, the trust collateral agent shall request the deficiency claim amount for the spread account.

     Further, in the event that any servicer's certificate delivered by the servicer indicates that the sum of:

     o    Available Funds with respect to a distribution date; plus

     o    the amount on deposit in the spread account is insufficient to fully fund the amount described in clauses 1 through 5 above, the trust collateral agent shall furnish to the insurer no later than 12:00 noon
          New York City time on the third business day prior to the payment date a completed notice of claim for the policy claim amount. The insurer will deposit the amounts it will pay under the notice into the policy payment account for payment on the related payment date.]

STATEMENTS TO NOTEHOLDERS

     On or prior to each payment date, the trust collateral agent will make available to the noteholders [and the insurer] a statement detailing information required under the trust documents. These statements will be based solely on the information in the related servicer's certificate. Each statement that the indenture trustee delivers to the noteholders will include at least the following information regarding the notes on the related payment date:

               (a) the amount of the payment(s) allocable to interest;

               (b) the amount of the payment (s) allocable to principal;

               (c) [the amount of the payment, if any, payable under the
          policy];

               (d) the aggregate outstanding principal amount of the notes, after considering all payments reported under (b) above on that date;

               (e) the shortfall in any interest payment or principal payment due to the noteholders, if any, and the change in those amounts from the preceding statement;

               (f) the dealer participation fees, the servicing fees and the backup servicer fees paid for the related calendar month;

               (g) [the amount on deposit in the spread account];

               (h) [the amount paid to the insurer for the related calendar month];

               (i) [during the funding period, the remaining pre-funded amount, the amount in the pre-funding account and the amount remaining in the capitalized interest account]; and

               (j) the amount of losses and delinquencies with respect to the automobile loans.

                                      S-46

          Each amount described in subclauses (a), (b), (d) and (e) for the notes will be expressed as a dollar amount per $1,000 of the notes' initial principal amount.

     See "--General" above and "Reports to Securityholders" and "Description of the Securities" in the accompanying prospectus.

     After the end of each calendar year, within the required time period, the trust collateral agent will furnish to each person who at any time during the calendar year was a noteholder and received any payment thereon:

               o a statement as to the aggregate amounts of interest and
          principal paid to the noteholder; and

               o other information as is deemed necessary or as may be required by law to enable the noteholder to prepare its tax returns.

CREDIT SUPPORT

     [The insurer will require the issuer to increase and maintain credit support at a level it establishes. This level changes over time, and may take two forms:

     o    the spread account, which is a funded cash reserve account; and

     o    overcollateralization.

     The insurer may permit the required credit support level to reduce, or
"step down," over time.]

    [Spread Account

     On the closing date, the issuer will fund the spread account with an initial cash deposit. On each subsequent payment date, the trust collateral agent will deposit additional amounts into the spread account from the automobile loan payments as described under "--Distributions" above to the extent that the funds in the spread account are below the required level.
Amounts, if any, on deposit in the spread account on a payment date will be available to fund any shortfall in Available Funds necessary to make required payments on the payment date, to the extent provided in the spread account agreement. Amounts on deposit in the spread account on any payment date, after giving effect to all payments made on the payment date, in excess of the required balance for the payment date will be released to the certificateholder without the noteholder's consent.

     In addition, the transferor, the insurer and the trust collateral agent may amend the spread account agreement - and any provisions in the insurance agreement relating to the spread account - in any respect, including, without limitation:

     o    reducing or eliminating the required balance;

     o    reducing or eliminating the spread account funding requirements;
          and/or

     o    permitting those funds to be used for the benefit of persons other than noteholders without the consent of, or notice to, the indenture trustee or the noteholders.

     The trust collateral agent shall not withhold or delay its consent to any amendment not adversely affecting the trust collateral agent in its individual capacity. Notwithstanding any reduction in or

                                      S-47

elimination of the spread account funding requirements or the spread account's depletion, on each payment date the insurer must fund the full amount of each scheduled interest payment required to be paid on the payment date and on the final scheduled payment date the insurer must fund the outstanding principal balance of the notes, in each case, which would not be paid in the absence of a policy payment. If the insurer breaches its obligations, the noteholders will bear any losses on the automobile loans.]

    [Overcollateralization

     Overcollateralization is created by applying excess interest to the payment of principal on the notes. The excess interest is interest which is collected on the automobile loans in excess of the amount of interest that is paid on the notes, used to pay fees, or, under certain circumstances, deposited to the spread account. Applying excess interest causes the outstanding principal balance to pay down more quickly than the pool balance.

     If the insurer permits the required overcollateralization level to step down, principal collections which would otherwise be paid through to the noteholders as part of the Principal Payment Amount may be released to the certificateholder instead.]

SERVICER TERMINATION EVENT

     A servicer termination event under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

     o    the servicer's or, for so long as the company is the servicer, the transferor's, failure to deliver any required payment to the trust collateral agent for distribution to the noteholders, which failure continues unremedied for two business days;

     o    the servicer's failure to deliver the servicer's certificate within one business day of the date such certificate is required to be delivered; or failure to deliver the annual compliance report or the annual accountant's report within five days after the due date for those reports;

     o    the servicer's failure to observe the restrictive covenants regarding mergers, consolidations and transfers of assets set forth in the sale and servicing agreement or, for so long as the company is the servicer, the transferor's failure to observe the restrictive covenants regarding mergers, consolidations and transfers of assets set forth in the sale and servicing agreement; the servicer's or, for so long as the company is the servicer, the transferor's, failure to observe or perform in any material respect any other covenant or agreement under the notes, the certificate, the sale and servicing agreement or the purchase agreement which failure continues unremedied for 30 days after the trust collateral agent [or the insurer] gives the servicer written notice of such failure, [or if an insurer default has occurred and is continuing, 30 days after 25% of the noteholders gives the servicer written notice];

     o    events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, for so long as the company is the servicer, the transferor, or actions by the servicer or, for so long as the company is the servicer, the transferor, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

                                      S-48

     o    any servicer or, for so long as the company is the servicer, any transferor, representation, warranty or statement that is proved incorrect and which has a material adverse effect on the issuer, and the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured within [30 days after the trust collateral agent or the insurer gives the servicer written notice of such breach, or if an insurer default has occurred and is continuing], 30 days after the noteholders evidencing not less than 25% of the principal amount of the notes the servicer written notice;

     o    [so long as a default by the insurer under the policy has not occurred or is not continuing, the insurer has not delivered an extension notice extending the servicer's term];

     o    [so long as a default by the insurer under the policy has not occurred or is not continuing, an event of default under the insurance agreement under which the policy was issued shall have occurred]; or

     o    [a claim is made under the policy].

     [Insurance Agreement Cross Defaults consist of:

     o    a demand for payment under the policy;

     o    events of bankruptcy, insolvency, receivership or liquidation of the issuer;

     o    on any distribution date, after taking into account the application of the sum of Available Funds for the collection period plus the amounts available in the spread account for the distribution date, any amounts listed in clauses 1, 2, 3, 4, 5 and 6 under "Description of the
          Purchase Agreements and the Trust Documents -- Distributions" in this prospectus supplement has not been distributed in full within 30 days of the distribution date or 10 days after the issuer and the company has received written notice from the insurer;

     o    the issuer becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; and

     o    any failure to observe or perform in any material respect any other covenants or agreements in the sale and servicing agreement, or any representation or warranty of the issuer made in the sale and servicing agreement or in any certificate or other writing delivered under or in connection with the sale and servicing agreement proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition for which the representation or warranty was incorrect not having been eliminated or otherwise cured, for [30] days after the giving of written notice of the failure or incorrect representation or warranty to the issuer and the trustee by the insurer.

     [A default by the insurer under the policy includes the occurrence and continuance of any of the following events:

     (a)  the insurer fails to make a required policy payment;

     (b)  the insurer:

                                      S-49

               o files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

               o makes a general assignment for the benefit of its creditors; or

               o has an order for relief entered against it under the United
          States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

     (c)  enters a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority:

               o appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property; or

               o authorizing the taking of possession by a custodian, trustee, agent or receiver of the insurer (or the taking of possession of all or any material portion of the property of the insurer).]

RIGHTS UPON SERVICER TERMINATION EVENT

     As long as a servicer termination event remains unremedied:

          o [provided no insurer default has occurred and is continuing, the insurer in its sole and absolute discretion may terminate all of the servicer's rights and obligations under the sale and servicing agreement]; or

          o [if an insurer default has occurred and is continuing, then] the majority of the noteholders may terminate all of the servicer's rights and obligations under the sale and servicing agreement and

          o following the servicer's termination, the trust collateral agent [or any other successor servicer that the [insurer (so long as no insurer default has occurred and is continuing)] [majority of the noteholders]
          appoints, will succeed to all the responsibilities, duties, and liabilities of the servicer;

     Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer's duties. See "Risk Factors -- Transfer of servicing may reduce or delay payments to you" in the accompanying prospectus.

[WAIVER OF PAST DEFAULTS

     Notwithstanding anything to the contrary described under "Description of the Trust Agreements -- Waiver of Past Defaults" in the accompanying prospectus, the insurer may (provided no insurer default has occurred and is continuing), on behalf of all noteholders, waive any default by the servicer under the

                                      S-50

sale and servicing agreement and its consequences. No waiver will impair the insurer's or the noteholders' rights with respect to subsequent defaults.]

AMENDMENT

     Notwithstanding anything to the contrary described under "Description of the Trust Agreements -- Amendment" in the accompanying prospectus, the transferor, the servicer, the issuer and the trust collateral agent may amend the sale and servicing agreement, [with the consent of the insurer, so long as no insurer default has occurred and is continuing], for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of noteholders; provided, however, that no such amendment will:

     o    result in a downgrade or withdrawal of then current rating of the notes, without the consent of each noteholder; or

     In addition, without the consent of any noteholders [but with the consent of the insurer, unless an insurer default shall have occurred and be continuing], and with prior notice to the rating agencies by the issuer, as evidenced to the indenture trustee, the issuer and the indenture trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

     o    to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

     o    to evidence the succession, in compliance with the applicable provisions thereof, of another person to the issuer, and the assumption by any such successor of the covenants of the issuer contained therein and in the notes;

     o    to add to the covenants of the issuer, for the benefit of the noteholders, or to surrender any right or power herein conferred upon the issuer;

     o    to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

     o    to cure any ambiguity, to correct or supplement any provision therein or in any supplemental indenture which may be inconsistent with any other provision therein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided, that such action shall not adversely affect in any material respect the interests of the noteholders;

     o    to evidence and provide for the acceptance of the appointment thereunder by a successor indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the indenture; or

     o    to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1940, as amended, or under any similar federal statute hereafter enacted and to add to the indenture such other provisions as may be expressly required by the
          Trust Indenture Act of 1940, as amended.

                                      S-51

     The issuer and the indenture trustee may also, with prior notice to the rating agencies and with the consent of [the insurer (or, if an insurer default shall have occurred and be continuing], the noteholders representing more than
50% of then outstanding principal amount of the notes) enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders under the indenture;
provided, however, that, [subject to the express rights of the insurer under the trust documents], no such supplemental indenture shall, without the consent of each affected noteholder:

     o    change the date of payment of any installment of principal of or interest on any note, or reduce the principal amount thereof, the applicable interest rate thereon or the redemption price with respect thereto, change the provision of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust assets to payment of principal of or interest on the notes, or change any place of payment where, or the coin or currency in which, any note or the interest thereon is payable;

     o    impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the notes on or after the respective due dates thereof (or, in the case of redemption, on or after the date of redemption);

     o    reduce the percentage of the outstanding principal amount of the notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture;

     o    reduce the percentage of the outstanding principal amount of the notes required to direct the indenture trustee to direct the issuer to sell or liquidate the trust assets;

     o    modify any provision of the amendment section of the indenture except to increase any percentage specified therein or to provide that certain additional provisions of the indenture cannot be modified or waived without the consent of the each affected noteholder;

     o    modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date (including the calculation of any of the individual components of such calculation);
          or

     o    permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust assets or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any noteholder of the security provided by the lien of the indenture.

                                  [THE POLICY]

     The following statements summarize the material terms of the policy. This summary does not purport to be complete and is qualified in its entirety by reference to the policy.

     [IF INSURANCE IS PROVIDED INFORMATION WILL BE PROVIDED BY THE INSURER]

                                      S-52

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with "Material Federal Income Tax Consequences"
in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion in this prospectus supplement and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, constructive sale or conversion transaction, and holders that will hold the notes as other than capital assets may be subject to special rules that are not discussed below or in the accompanying prospectus. You should consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the notes.

TAX CHARACTERIZATION OF THE ISSUER

     Dewey Ballantine LLP is our tax counsel and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the issuer will not be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    Treatment of the Notes as Indebtedness

     The transferor agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

     The Internal Revenue Service ("IRS") and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

     On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will be treated as indebtedness. See "Material Federal Income Tax Consequences --
Debt Securities" in the accompanying prospectus.

     If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be

                                      S-53

required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The issuer will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

    Possible Alternative Characterization of the Notes

     Although, as described above, it is the tax counsel's opinion that, for federal income tax purposes, the notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on its respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the issuer will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See "Other Matters" below.

    Discount and Premium

     We do not anticipate issuing notes with any original issue discount. See
"Material Federal Income Tax Consequences--Discount and Premium--Original Issue
Discount" in the accompanying prospectus. The prepayment assumption that will be used to calculate accruals of original issue discount, if any, is ____ ABS. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Material
Federal Income Tax Consequences--Discount and Premium--Market Discount" in the
accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code.
See "Material Federal Income Tax Consequences--Discount and Premium--Premium" in
the accompanying prospectus.

    Sale or Redemption of Notes

     If a note is sold or retired, the transferor will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the note. See "Material Federal Income Tax
Consequences--Debt Securities--Sales of Debt Securities" in the accompanying prospectus.

    Other Matters

     For a discussion of backup withholding and taxation of foreign investors in the notes, see "Material Federal Income Tax Consequences--Backup Withholding and
Information Reporting" and "-- Foreign Investors--Grantor Trust Securities, Debt
Securities and FASIT Regular Securities" in the accompanying prospectus.

                                      S-54

                        STATE AND LOCAL TAX CONSEQUENCES

     You should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors as to the various state and local tax consequences of investment in the notes.

                              ERISA CONSIDERATIONS

     The notes may be purchased by pension, profit sharing and other employee benefit plans as described in the accompanying prospectus under "ERISA
Considerations - ERISA Considerations regarding Securities which are Notes." The notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulations. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. As described in the accompanying prospectus, even if the notes are treated as debt, the acquisition or holding of the notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if such acquisition or holding were deemed to be a prohibited purchase from or loan to a party in interest or disqualified person with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code to acquire the notes will be deemed to have represented that the acquisition and continued holding of the notes will be covered by a Department of Labor class exemption.

     Any plan fiduciary considering the purchase of a note may wish to consult with its counsel as to the potential applicability of ERISA and the Internal
Revenue Code, including the prohibitions against fiduciary conflicts of interest, to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

     The sale of notes to a plan is in no respect a representation by the company or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                     RATINGS

     It is a condition to the notes' issuance that the notes have been assigned the following ratings: _________. [The notes' ratings will be substantially based on the insurance policy].We cannot assure you that the rating agencies will not lower or withdraw the ratings.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled payment dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

                                      S-55

                                  UNDERWRITING

     Subject to the terms and conditions contained in an underwriting agreement, the transferor has agreed to sell to each of the underwriters named below the notes. Each of the underwriters has severally agreed to purchase from the transferor, the principal balances of the notes set forth below opposite their respective names.

                                                              PRINCIPAL AMOUNT
                                                              ----------------
[Underwriter]................................................ $
[Underwriter]................................................
[Underwriter]................................................
[Underwriter]................................................
      Total.................................................. $
                                                              =

     The underwriters have advised the transferor that they propose to initially offer the notes to the public at the prices set forth on the cover page of this prospectus supplement. After the initial public offering of the notes, the public offering prices may be changed.

     Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from any underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, such underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.

     The transferor and the company have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

     The transferor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the automobile loans - prior to their sale to the issuer. One or more of the underwriters, or their respective affiliates, may have acted as a
"warehouse lender" to its affiliates, and may receive a portion of the proceeds as a repayment of the "warehouse" debt.

     IN CONNECTION WITH THIS OFFERING THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT
TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AT
LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH
STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                     EXPERTS

     [The consolidated balance sheets of [name of insurer] and its subsidiaries as of __________ and _____ and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity and cash flows for each of the three years in the period ended __________, incorporated by reference in this prospectus supplement, are incorporated herein in reliance on the report of [ ], independent accountants, given on the authority of that firm as experts in accounting and auditing.]

                                      S-56

     The balance sheet of the issuer as of __________ has been included in this prospectus supplement in reliance on the report of [ ], independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the accompanying prospectus, certain federal income tax and other matters have been passed upon for the company, the transferor and the issuer by Dewey Ballantine LLP. Certain legal matters relating to the notes have been passed upon for the underwriters by
_____________________________. [Certain legal matters have been passed upon for the insurer by ______________.]

                                      S-57

                                    GLOSSARY

     "Available Funds" means, for any calendar month, the sum, without duplication, of:

     o    the Collected Funds for the calendar month;

     o    the Liquidation Proceeds collected during the calendar month;

     o    the proceeds from recoveries on liquidated automobile loans collected during the calendar month;

     o    all purchase amounts deposited in the collection account during the calendar month;

     o    income on investments held in the collection account; and

     o    [any amount transferred from the capitalized interest account to the collection account.]

     "Collected Funds" means, for any calendar month, the amount of funds in the collection account representing automobile loan collections during the calendar month.

     "Cram Down Loss" means, for any automobile loan, other than a liquidated automobile loan, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan, an amount equal to:

     o    the excess of the automobile loan's principal balance immediately prior to the automobile loan order over the automobile loan's principal balance as reduced; and/or

     o    if the court issued an order reducing the effective interest rate on the automobile loan, the excess of the automobile loan principal balance immediately prior to the order over the automobile loan's net present value - using as the discount rate the higher of the APR on the automobile loan or the rate of interest, if any, specified by the court in the order - of the scheduled payments as so modified or restructured.

          A Cram Down Loss shall be deemed to have occurred on the order's issuance date.

     "Interest Carryover Amount" means, for any determination date, all or any portion of the Interest Payment Amount for the immediately preceding payment date, which remains unpaid plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid on the notes from the preceding payment date to but excluding the payment date.

     "Interest Payment Amount" means, for any payment date, the sum of the
Monthly Interest Payment Amount for the distribution date and the Interest
Carryover Amount, if any, calculated as of the payment date.

     "Liquidation Proceeds" means, for liquidated automobile loans:

     o    proceeds received by the servicer from whatever source for a liquidated automobile loan; minus

                                      S-58

     o    the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts the obligor is required to remit by law.

     "Monthly Interest Payment Amount" means, for any payment date, the interest accrued during the applicable interest period on the principal amount of the notes outstanding as of the end of the prior payment date or, in the case of the first payment date, as of the closing date calculated [on the basis of a
[360]-day year and the actual number of days elapsed or on the basis of a
360-day year consisting of twelve 30-day months.]

     "Noteholders' Principal Payment Amount" means, for any payment date, other than the final scheduled payment date, the sum of the Principal Payment Amount for the payment date and the Principal Carryover Amount, if any, as of the payment date.

     The Noteholders' Principal Payment Amount on the final scheduled payment date will equal the outstanding principal amount of the notes, if any.

     "Principal Carryover Amount" means, as of any determination date, all or any portion of the Principal Payment Amount from the preceding payment date which remains unpaid.

     "Principal Payment Amount" means, for any payment date, the amount equal to the sum of the following amounts for the related calendar month, computed according to the simple interest method:

     o    collections received on automobile loans, other than liquidated and purchased automobile loans, allocable to principal, including full and partial principal prepayments;

     o    the principal balance of all automobile loans, other than purchased automobile loans, that became liquidated automobile loans during the related collection period;

     o    the portion of the purchase amount allocable to principal of all automobile loans that became purchased automobile loans during the related collection period;

     o    at the option of the insurer, the outstanding principal balance of those automobile loans that the transferor or the company was required to repurchase during the related collection period but were not repurchased; and

     o    the aggregate amount of Cram Down Losses with respect to the automobile loans that have occurred during the related collection period.

                                     S-59

                                     ANNEX A

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS
SUPPLEMENT TO WHICH IT IS ATTACHED.

     Except in limited circumstances, the securities, will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream, Luxembourg or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of
Clearstream, Luxembourg and Euroclear and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate
U.S. tax documents to the securities clearing organizations or their participants.

     INITIAL SETTLEMENT

     All securities will be held in book-entry form by DTC in the name of Cede &
Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and transferor's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants

     Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

     Trading between Clearstream, Luxembourg or Euroclear Participants

     Secondary market trading between Clearstream, Luxembourg participants or
Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Transferor and Clearstream, Luxembourg or Euroclear
Participants

     When securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or
Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or
Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date, [on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days] [on the basis of twelve 30-day months]. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream,
Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New
York. If settlement is not completed on the intended value date and the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the securities are credited to their account one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this

                                      A-2

procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts.
However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC transferor on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear Transferor and DTC
Purchaser

     Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The transferor will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or
Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. The payment will then be reflected in the account of Clearstream, Luxembourg participant or
Euroclear participant the following day, and receipt of the cash proceeds in the
Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream, Luxembourg participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the
Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream,
Luxembourg participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream, Luxembourg or
Euroclear accounts in accordance with the clearing system's customary procedures;

     o borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

     CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

                                      A-3

     A beneficial owner of securities holding securities through Clearstream,
Luxembourg or Euroclear, or through DTC if the holder has an address outside the
U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

          (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S.
     entity required to withhold tax complies with applicable certification requirements and

          (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult with your own tax advisors for specific tax advice concerning your holding and disposing of the securities.

          Exemption for Non-U.S. Persons-Form W-8BEN

          Beneficial owners of global securities that are non-U.S. persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial
Owner for United States Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (a "TIN") is valid for a period of three years beginning on the date that the form is signed. If the information shown on
Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstance renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

          Exemption for Non-U.S. Persons with Effectively Connected Income-Form
W-8ECI

          A non-U.S. person, as defined below, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively
Connected with the Conduct of a Trade or Business in the United States. The Form
W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

          Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty
Countries-Form W-8BEN.

          A non-U.S. person may claim treaty benefits by filing Form W-8BEN,
(Certificate of Foreign Status of Beneficial Owner for United States Tax
Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (a "TIN") is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A

                                      A-4

Form W-8BEN provided with a U.S. TIN is valid until a change in circumstance renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

          Exemption for U.S. Persons-Form W-9

          U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 "Request for Taxpayer Identification Number and
Certification."

     A U.S. person is:

          (1) a citizen or resident of the United States;

          (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

          (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

          (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantive decisions of the trust.

            A non-U.S. person is any person who is not a U.S. person.

                                      A-5

================================================================================

You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document speaks only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               ___________________

                                TABLE OF CONTENTS                          PAGE
                              PROSPECTUS SUPPLEMENT                        ----
Summary ..................................................................S-[__]
Risk Factors .............................................................S-[__]
Use of Proceeds ..........................................................S-[__]
The Company/Servicer .....................................................S-[__]
The Transferor ...........................................................S-[__]
The Issuer ...............................................................S-[__]
The Owner Trustee ........................................................S-[__]
The Indenture Trustee ....................................................S-[__]
The Trust Property .......................................................S-[__]
The Automobile Loans .....................................................S-[__]
Yield and Prepayment Considerations ......................................S-[__]
[The Insurer] ............................................................S-[__]
Description of the Notes .................................................S-[__]
Description of the Purchase Agreements and the Trust Documents ...........S-[__]
[The Policy] .............................................................S-[__]
Material Federal Income Tax Consequences .................................S-[__]
State and Local Tax Consequences .........................................S-[__]
ERISA Considerations .....................................................S-[__]
Ratings ..................................................................S-[__]
Underwriting .............................................................S-[__]
Experts ..................................................................S-[__]
Legal Opinions ...........................................................S-[__]
Glossary .................................................................S-[__]
Clearance, Settlement and Tax Documentation Procedures ..................Annex A

                                   PROSPECTUS

Summary of Prospectus ......................................................[__]
Risk Factors ...............................................................[__]
The Company and the Servicer ...............................................[__]
The Trustee ................................................................[__]
The Issuer .................................................................[__]
The Trust Property .........................................................[__]
The Automobile Loans .......................................................[__]
The Company's Automobile Financing Program .................................[__]
Pool Factors ...............................................................[__]
Use of Proceeds ............................................................[__]
Description of the Securities ..............................................[__]
Description of the Trust Agreements ........................................[__]
Material Legal Aspects of the Automobile Loans .............................[__]
Material Federal Income Tax Consequences ...................................[__]
State and Local Tax Consequences ...........................................[__]
ERISA Considerations .......................................................[__]
Methods of Distribution                                                     [__]
Legal Opinions .............................................................[__]
Incorporation by Reference .................................................[__]
Financial Information ......................................................[__]

Until [90] days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the prospectus to which it relates. This is in addition to the dealers' obligation to deliver a prospectus supplement and the related prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   $__________

                                 LONG BEACH AUTO
                            RECEIVABLES TRUST 20_-__

                           $__________ CLASS A _____%
                               ASSET BACKED NOTES

                              [NAME OF TRANSFEROR]
                                   Transferor

                                   LONG BEACH
                                ACCEPTANCE CORP.
                                Company/Servicer

                                [LBA CORP LOGO]

                              PROSPECTUS SUPPLEMENT

                                 [UNDERWRITERS]

================================================================================

PROSPECTUS SUPPLEMENT
(TO THE PROSPECTUS DATED ____, 2005)

LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 200_ -__            [LBA CORP LOGO]
ISSUER
[NAME OF TRANSFEROR]
TRANSFEROR
LONG BEACH ACCEPTANCE CORP.
COMPANY/SERVICER

--------------------------------------------------------------------------------
YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE S-__ OF
THIS PROSPECTUS SUPPLEMENT AND BEGINNING ON PAGE __ OF THE ACCOMPANYING
PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN
THESE SECURITIES.

Neither these certificates nor the auto loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus supplement for future reference. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

THE CERTIFICATES-

o    Represent beneficial ownership interest in the assets of the issuer;

o    The assets of the issuer will include a pool of "non-prime" automobile installment sale contracts, referred to in this prospectus supplement and the accompanying prospectus as the automobile loans, secured by new and used automobiles, sport utility vehicles, light duty trucks and vans.
     "Non-prime" automobile loans are automobile loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties;

o    Receive distributions on the _____ day of each month beginning on ________;
     and

o    Currently have no trading market.

CREDIT ENHANCEMENT FOR THE CERTIFICATES WILL CONSIST OF

o    [Overcollateralization resulting from the excess of principal value of the initial automobile loans over the aggregate principal amount of the certificates; and]

o    [A financial guarantee insurance policy issued by [name of insurer]
     unconditionally and irrevocably guaranteeing timely payment of interest and principal.]

-------------------------------------------------------------------------------------------------------------------------------
                           ISSUANCE    PASS-THROUGH   FINAL SCHEDULED    INITIAL PUBLIC       UNDERWRITING    NET PROCEEDS(2)
                           AMOUNT      RATE           DISTRIBUTION DATE  OFFERING PRICE(1)    DISCOUNT
-------------------------------------------------------------------------------------------------------------------------------

Class A Certificates
-------------------------------------------------------------------------------------------------------------------------------

(1)  Initial public offering price is before adding accrued interest, if any,
     from            .
          -----------

(2)  Net proceeds are before deducting expenses, estimated to be $___________.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [UNDERWRITERS]

           The date of this prospectus supplement is _________, 2005.

 IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

          o We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

          o This prospectus supplement does not contain complete information about the offering of the certificates. Additional information is contained in the accompanying prospectus. We suggest that you read both this prospectus supplement and the accompanying prospectus in full. We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

          o If the information concerning your certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

          o We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents included in this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                       WHERE YOU CAN FIND MORE INFORMATION

     Long Beach Acceptance Corp. has filed with the Securities and Exchange
Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the
Commission.

     A number of items will be incorporated by reference into the registration statement. See "Incorporation by Reference" in the accompanying prospectus for a description of incorporation by reference.

     You can read and copy the registration statement at the public reference room at the Commission at 450 Fifth Street, N.W., Washington, DC 20549 or at the
Commission's regional offices at The Woolworth Building, 233 Broadway, New York,
New York 10279 and 175 West Jackson Boulevard, Suite 900, Chicago, Illinois,
60604. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the
World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

     [The consolidated financial statements of [name of insurer] and its subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by ______________, are hereby incorporated by reference in this prospectus supplement:

                                       2

     (a) Annual Report on Form 10-K for the year ended December 31, ____, and

     (b) Quarterly Report on Form 10-Q for the period ended _________.]

     [All financial statements of [name of insurer], included in documents it files under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act
of 1934, as amended after the date of this prospectus supplement and prior to the termination of the offering of the certificates offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement.]

     We will provide you with copies of these reports, at no charge, if you write to us at: Long Beach Acceptance Corp., One Mack Centre Drive, Paramus, New
Jersey 07652; Attention: Chief Financial Officer; telephone (201) 262-5222.

                                       3

                                      S-4

                                     SUMMARY

o    This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

o    This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document.

o    There are material risks associated with an investment in the certificates.
     You should read the section entitled "Risk Factors" beginning on page S-__
     of this prospectus supplement and page ___ of the accompanying prospectus, and consider the risk factors described in those sections, before making a decision to invest in the certificates.

                       AUTOMOBILE LOAN-BACKED CERTIFICATES
                                 SERIES 20__-__

ISSUER

o    Long Beach Acceptance Auto Receivables Trust 20__-__, a [State] common law trust, or THE ISSUER.

o    The issuer's address is ______________________.

COMPANY/SERVICER/CUSTODIAN

o    Long Beach Acceptance Corp., or THE COMPANY, in its capacity as servicer,
     THE SERVICER, and in its capacity as custodian, THE CUSTODIAN, a Delaware corporation.

o    The company's address is One Mack Centre Drive, Paramus, New Jersey 07652.

o    The company will service the automobile loans and will act as custodian for the automobile loan files.

SELLER[S]

o    The company [and [name of seller] and together with the company], THE
     SELLER[s]

o    The seller[s] will sell to the transferor automobile loans purchased by the company from automobile dealers [and, with respect to the automobile loans sold to the transferor by [name of seller], subsequently sold to [name of seller] by the company].

TRANSFEROR

o    [Name of transferor], or THE TRANSFEROR, a Delaware corporation and a wholly-owned subsidiary of the company.

o    The transferor's address is One Mack Centre Drive, Paramus, New Jersey
     07652,

o    The transferor will sell to the issuer the automobile loans purchased by the transferor from the seller[s].

[INSURER

o    [Name of insurer] , a _________ financial guaranty insurance company.]

                                      S-5

TRUSTEE

o    [Name of trustee], a [national banking association], will be the trustee, the custodian and the backup servicer.

[STATISTICAL CALCULATION DATE

o    __________.

o    This is the date used for preparing the statistical information used in this prospectus supplement.]

[INITIAL] CUTOFF DATE

o    The opening of business on __________.

o    The issuer will receive payments due on, or received regarding, the automobile loans after this date.

CLOSING DATE

o    On or about __________

DISTRIBUTION DATE

o    The [___] day of each month, or, if the [___] day is not a business day, on the following business day. The first distribution date will be
     ____________.

FINAL SCHEDULED DISTRIBUTION DATE

o    Each certificate, if not paid in full, will be due and payable on the final scheduled distribution date.

COLLECTION PERIOD

o    The calendar month immediately preceding each distribution date or any other date of determination. The first collection period will be
     __________.

INTEREST

o    On each distribution date, the issuer will, to the extent there are funds available from the sources described herein, pay interest at the applicable pass-through rate that accrued during the prior interest accrual period.

o    Interest on the certificates will accrue at the applicable pass-through rate for each class from [each distribution date to the day before the next distribution date][the first day of the immediately preceding calendar month to the last day of the immediately preceding calendar month]. In the case of the first distribution date, interest begins to accrue on the day of the closing.

o    Interest on the certificates will be calculated [on the basis of a
     [360]-day year and the actual number of days elapsed in the interest accrual period] [on the basis of a 360-day year consisting of twelve 30-day months].

o    Amounts to be paid to holders of the certificates will be shared in proportion to their interest in the issuer.

PRINCIPAL

o    On each distribution date, the issuer will, to the extent there are funds available from the sources described herein, distribute principal generally equaling:

     (1)  the amount of principal paid by obligors on the automobile loans during the prior month, plus

     (2)  the principal portion of any purchase amount paid by the company or the servicer to repurchase an automobile loan from the trust property, plus

                                      S-6

     (3)  the outstanding principal balance of each automobile loan that became an uncollectible automobile loan during the prior month, plus

     (4)  the amount of any court ordered reduction in the principal balance or total scheduled payments of any automobile loan during the prior month;

THE TRUST ASSETS

The issuer's assets will include:

o    a pool consisting primarily of "non-prime" automobile loans secured by new and used automobiles, sport utility vehicles, light duty trucks and vans;

o    all monies received from the automobile loans on or after __________;

o    the security interests in the financed vehicles;

o    the automobile loan files;

o    all rights to proceeds from claims and refunds of unearned premiums on insurance policies covering the vehicles or the obligors, including any vendor's single interest physical damage policy relating to the automobile loans in which the company is the named insured and the trustee is an additional named insured;

o    all rights to proceeds from debt cancellation coverage;

o    all rights to proceeds from the liquidation of and recoveries on the automobile loans;

o    all rights to refunds under extended service contracts covering the vehicles;

o    the transferor's rights against dealers under agreements between the company and the dealers;

o    amounts that may be held in the lockbox accounts to the extent the amounts relate to the automobile loans;

o    the bank accounts opened in connection with this offering [(other than the spread account)] and the amounts on deposit in those accounts;

o    all rights to cause the company to repurchase automobile loans from the trust pursuant to the purchase agreement;

o    all of the issuer's rights under the transaction documents; and

o    all proceeds from the items described above.

o    "Non-prime" automobile loans, the principal component of the trust assets, is a common term used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

[The spread account will not be an asset of the trust, but will be held by the collateral agent for the benefit of the certificateholders and the insurer. You should not rely on the spread account as a source of funds for distribution to certificateholders.]

THE AUTOMOBILE LOAN POOL

o    The automobile loans consist of motor vehicle retail installment contracts secured by used or new automobiles, sport utility vehicles, light duty trucks and vans. The automobile loans have been originated by dealers and then acquired by the company. The automobile loans were primarily made to individuals with limited credit histories

                                      S-7

     or modest incomes or who have experienced prior credit difficulties, or
     "non-prime" borrowers.

[PRE-FUNDING FEATURE

o    The trustee will hold $__________ of the proceeds of the certificates in a pre-funding account which the issuer will use to purchase additional automobile loans.

o    The issuer will purchase these additional automobile loans on or before
     __________.]

STATISTICAL INFORMATION

As of the close of business on __________, the automobile loans in the pool had:

o    an aggregate principal balance of $__________;

o    a weighted average annual percentage rate of approximately [_____]%;

o    a weighted average original term of approximately [___] months;

o    a weighted average remaining term of approximately [___] months; and

o    a remaining term of not more than [___] months and not less than [___]
     months each.

CREDIT ENHANCEMENT

[Overcollateralization

o    The overcollateralization amount is equal to the excess of the principal balance of the automobile loans over the principal amount of the certificates. The purpose of overcollateralization is to ensure that there are excess funds available to pay interest and principal on the certificates so that certificateholders will have some protection against payment shortfalls and losses and so that the principal amount of each class of certificates will be paid off no later than its final scheduled distribution date.

o    As of the closing date, the overcollateralization amount will be zero. On subsequent distribution dates, excess cashflow will be paid to the certifciateholders then entitled to principal payments to accelerate principal payments on the certificates, to the extent available for that purpose as described in this prospectus supplement, in order to increase the overcollateralization amount until the required overcollateralization target is reached.

o    On any distribution date, the required overcollateralization target will be
     _______. ]

[Spread Account

o    As part of the consideration for the issuance of the policy (as defined below), a cash collateral account, the SPREAD ACCOUNT, will be established with the collateral agent for the benefit of the insurer and the collateral agent on behalf of the certificateholders. Amounts on deposit in the spread account will be distributed to the certificateholders and then released to the residual certificateholder as described under "Description of the
     Purchase Agreements and the Trust Documents --Distributions" below. You should not rely on the spread account as a source of payment on the certificates.]

[Insurance Policy

o    On the day of the closing, [Name of insurer] will issue a financial guaranty insurance policy, or THE INSURANCE

                                      S-8

     POLICY, or THE POLICY, for the benefit of the certificateholders. Under the policy, the insurer will unconditionally and irrevocably guarantee certain payments of interest and payments of principal (as more fully set forth below).

o    If, on any distribution date, the holders of any class of certificates do not receive the full amount of the interest payment then due to them, the shortfall will be paid from amounts on deposit in the spread account, if any, and if the amounts on deposit in the spread account are not sufficient, from proceeds of a draw under the policy.

o    If, on the final scheduled distribution date for any class of certificates, the principal amount of that class of certificates has not been reduced to zero, the holders of that class of certificates will be paid an amount equal to the outstanding principal amount of such certificates from amounts on deposit in the spread account, if any, and if the amounts on deposit in the spread account are not sufficient, from proceeds of a draw on the policy.]

OPTIONAL REPURCHASE

o    If the pool balance declines to 10% or less of its original level the company may repurchase all of the outstanding automobile loans. If a repurchase occurs, you will receive a final distribution that equals the unpaid principal amount of the certificates plus accrued interest.

MANDATORY REDEMPTION

o    [If any funds deposited in the pre-funding account remain on [date on which the funding period ends], the company will redeem certificates equaling the amounts in the pre-funding account.]

SALE OF AUTOMOBILE LOANS

o    The servicer may, but is not obligated to, direct the issuer to sell automobile loans that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sellers or the issuer.
     Delinquent automobile loans may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the pooling and servicing agreement. In no event may more than 20% of the initial number of automobile loans in the pool be sold by the issuer in this manner.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

Dewey Ballantine LLP as tax counsel to the trust, is of the opinion that the trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

Owners of beneficial interests in the certificates will report their pro rata share of all income earned on the automobile loans, other than amounts if any, treated as stripped coupons. Subject to certain limitations in the case of such owners who are individuals, trusts or estates, certificateholders may deduct their pro rata share of reasonable servicing and other fees.

Dewey Ballantine LLP has prepared the discussion under "Material Federal Income
Tax Consequences" in the prospectus supplement and "Material Federal Income Tax
Consequences" in the accompanying prospectus and is of the opinion that the discussion accurately states all material federal income tax consequences of the

                                      S-9

purchase, ownership and disposition of the certificates to their original investor.

ERISA CONSIDERATIONS

Subject to the important considerations described under "ERISA Considerations"
in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase the certificates. You may wish to consult with your counsel regarding the applicability of the particular provisions of ERISA before purchasing a certificate.

RATINGS

o    The issuer will not issue the certificates unless they have been assigned
     the following ratings                       .
                           ----------------------

o    We make no assurance that the ratings will not be lowered, qualified or withdrawn by the rating agencies.

o    We refer you to "Ratings" in this prospectus supplement for more information regarding the ratings assigned to the certificates.

                                      S-10

                                  RISK FACTORS

This section and the section under the caption "Risk Factors" in the accompanying prospectus describe the principal risk factors associated with an investment in the certificates. You should consider these factors in connection with the purchase of the certificates:

[THE COMPANY MAY BE UNABLE TO      The ability of the company to originate
ORIGINATE ENOUGH AUTOMOBILE        sufficient additional automobile loans may be
LOANS TO USE ALL MONEYS IN THE     affected by a variety of social and economic
PRE-FUNDING ACCOUNT                factors including:
AND THEREFORE YOU MAY BE
EXPOSED TO REINVESTMENT RISK.           o    interest rates,

                                        o    unemployment levels,

                                        o    the rate of inflation, and

                                        o    consumer perception of economic
                                             conditions generally.

                                   If the company does not originate sufficient
                                   additional automobile loans then the money
                                   deposited in the pre-funding account will not
                                   be used up and a mandatory redemption of a
                                   portion of the certificates will result.

                                   If a mandatory redemption occurs, you will
                                   receive a principal prepayment. You will bear
                                   the risk of reinvesting any prepayment.

                                   If you are repaid principal on the
                                   certificates earlier than you expect, you may
                                   not be able to reinvest the principal repaid
                                   to you at a rate of return that is at least
                                   equal to the rate of return on your
                                   certificates. Your certificates may amortize
                                   more quickly than expected for a variety of
                                   reasons.]

WE CANNOT PREDICT THE RATE AT      Obligors can prepay their automobile loans at
WHICH THE CERTIFICATES WILL        any time. The rate of prepayments may be
AMORTIZE.                          influenced by a variety of factors, including
                                   changes in economic and social conditions.
                                   The fact that consumer obligors generally may
                                   not sell or transfer their financed vehicles
                                   securing automobile loans without the
                                   company's consent may also influence the rate
                                   of prepayments. In addition, under certain
                                   circumstances, the transferor and the company
                                   are obligated to purchase automobile loans as
                                   a result of breaches of representations
                                   and/or covenants.

                                   In either of these cases, the automobile loan
                                   pool would amortize more quickly than
                                   expected and the certificates would also
                                   amortize more quickly as a

                                      S-11

                                   result.

                                   In addition, the company has the right to
                                   purchase the automobile loans remaining in
                                   the automobile loan pool, and accordingly
                                   cause a prepayment of the certificates when
                                   the outstanding aggregate principal balance
                                   of the automobile loans is 10% or less of the
                                   original aggregate principal balance of the
                                   automobile loans as of the cutoff date.

                                   Finally, the certificates contain an
                                   overcollateralization feature that results in
                                   accelerated principal payments to
                                   certificateholders in certain circumstances,
                                   and that results in a faster amortization of
                                   the certificates than of the automobile loan
                                   pool.

                                   Certificateholders will bear any reinvestment
                                   risk resulting from an early payment on the
                                   certificates.

GEOGRAPHIC CONCENTRATIONS OF       Adverse economic conditions or other factors
AUTOMOBILE LOANS MAY INCREASE      affecting any state or region could increase
CONCENTRATION RISKS.               the delinquency or loan loss experience of
                                   the automobile loans. As of the close of
                                   business on ________ ___, approximately
                                   _____%, of the automobile loans based on the
                                   automobile loans' outstanding principal
                                   balance were originated (based on the
                                   addresss of the related dealer) in
                                   _______________. No other state accounts for
                                   10% or more of the automobile loans as of the
                                   close of business on _________.

THE CERTIFICATES ARE BACKED BY     The sole sources for repayment of the
THE ASSETS OF THE ISSUER AND THE   certificates are payments on the automobile
ISSUER HAS ONLY LIMITED ASSETS.    loans, [amounts on deposit in the pre-funding
                                   account, the spread account,] other cash
                                   accounts held by [name of trustee] [and
                                   payments made under the insurance policy.]
                                   [The money in the pre-funding account will be
                                   used solely to acquire additional automobile
                                   loans and is not available to cover losses on
                                   the automobile loan pool. The capitalized
                                   interest account is designed to cover
                                   obligations of the issuer relating to that
                                   portion of its assets not invested in the
                                   automobile loan pool and is not designed to
                                   provide protection against losses on the
                                   automobile loan pool.] [The spread account is
                                   designed to cover losses on the automobile
                                   loan pool; however, the existence of the
                                   spread account should not be relied upon as a
                                   source of funds to pay the certificates
                                   because the spread account funding
                                   requirements or the existence of the spread
                                   account may be amended, modified or
                                   terminated by the transferor, insurer and the

                                      S-12

                                   trustee.] [Furthermore, if [name of insurer]
                                   defaults in its obligations under the
                                   insurance policy, the issuer will depend on
                                   current payments on the automobile loan pool
                                   and amounts, if any, available in certain
                                   collateral accounts maintained for the
                                   benefit of [name of insurer] to make payments
                                   on the certificates.]

                                      S-13

[RATINGS ON CERTIFICATES ARE       The ratings of the certificates will depend
DEPENDENT UPON THE INSURER'S       primarily on the creditworthiness of the
CREDITWORTHINESS.                  insurer as the provider of the financial
                                   guarantee insurance policy relating to the
                                   certificates. There is a risk that if the
                                   insurer's financial strength ratings are
                                   reduced, the rating agencies may reduce the
                                   certificates' ratings.]

ACCOUNTING TREATMENT COULD         Although the transfer of the automobile loans
ADVERSELY IMPACT THE               from the seller[s] to the transferor pursuant
CHARACTERIZATION OF THE TRANSFER   to the purchase agreement is intended by the
OF THE AUTOMOBILE LOANS.           parties to be, and has been documented as, an
                                   absolute and unconditional assignment and
                                   transfer, the seller[s] will treat the
                                   transfer of the automobile loans to the
                                   transferor as a secured financing for
                                   financial accounting purposes. In the event
                                   of an insolvency of [either seller] [the
                                   company] a court or bankruptcy trustee could
                                   attempt to recharacterize the transfer of the
                                   automobile loans by such seller to the
                                   transferor as a borrowing by such seller,
                                   secured by a pledge of the automobile loans.
                                   Although having a different treatment for
                                   financial accounting purposes than for tax,
                                   bankruptcy and other corporate purposes could
                                   be a negative factor in any court or
                                   bankruptcy trustee's analysis of the
                                   transaction, such factor is only one of many
                                   that the court or bankruptcy trustee would
                                   consider in determining to recharacterize a
                                   transaction from the characterization
                                   intended by the parties. Although the
                                   company's management does not believe that
                                   such accounting treatment will have an
                                   adverse impact on the characterization of the
                                   transfer of the automobile loans from the
                                   seller[s] to the transferor, and although the
                                   company has received a legal opinion, subject
                                   to various facts, assumptions and
                                   qualifications, opining that if the company
                                   was adjudged bankrupt, a court would hold
                                   that each of the transfer by the seller[s] to
                                   the transferor of the automobile loans is a
                                   sale or absolute assignment, the risk of
                                   recharacterization may be increased by the
                                   [sellers'] [seller's] treatment of the
                                   transfer of the automobile loans as a secured
                                   financing for accounting purposes, and there
                                   can be no assurance that such
                                   recharacterization, if attempted in an
                                   insolvency event of [one of] the seller[s],
                                   would not be successful. See "Risk
                                   Factors--Insolvency of the company may cause
                                   your distributions to be reduce or delayed"
                                   in the accompanying prospectus.

                                      S-14

TERRORISM MAY ADVERSELY IMPACT     The United States continues to be on alert
THE COMPANY AND THE AUTOMOBILE     for terrorist attacks and the company's
LOANS.                             management cannot yet know what effect these
                                   possible events or any similar or related
                                   events will have on the United States economy
                                   and the company's business. It is possible
                                   that such events could have a direct or
                                   indirect negative impact on the performance
                                   of the automobile loans or the company's
                                   financial position or results of operations
                                   in the future. Any such negative impact could
                                   impair the company's future ability to
                                   service or repurchase the automobile loans,
                                   as described herein.

                                      S-15

                                 USE OF PROCEEDS

     The issuer will use the proceeds from issuing the certificates to:

     o    pay the transferor the automobile loan purchase price;

     o    [to deposit the pre-funded amount into the pre-funding account];

     o    [to fund the capitalized interest account]; [make the initial deposit into the spread account]; and fund the required balance in any other trust account.

     The transferor or the company may use the net proceeds to pay its debt, including "warehouse" debt secured by the automobile loans prior to their sale to the issuer. This warehouse debt may have been owed to one or more of the underwriters or their respective affiliates.

                         THE COMPANY/SERVICER/CUSTODIAN

GENERAL

     Long Beach Acceptance Corp, a Delaware corporation, began operations in
October 1995 as an automobile finance company geared to service borrowers from all credit grade categories, with an emphasis on "non-prime" borrowers.

     The company has its corporate headquarters located in Paramus, New Jersey and operates originating and servicing centers in Paramus, New Jersey, Orange,
California and Englewood, Colorado.

     The company purchases and services automobile loans which are originated and assigned to it by automobile dealers. The company will sell and assign the automobile loans to the transferor. During the month of ____________, the company purchased automobile loans from automobile dealers located in ____
states.

     As of _____________, the company had active relationships with approximately _____ new and used automobile dealers. Dealers are sourced and serviced by the company's dealer representatives (full-time sales employees).
Generally, all dealers must be approved by the company's senior officers responsible for managing the originating centers.

     The company will service the automobile loans and will be compensated for acting as the servicer. In addition, the company will hold the automobile loan files, including the automobile loan contracts and the certificates of title (or other evidence of lien), in its possession as custodian for the trustee on behalf of the certificateholders [and the insurer] and will be compensated for acting as custodian.

     Due to the administrative burden and expense, the servicer will not have the certificates of title of the financed vehicles amended or reissued to note their sale to the issuer or the grant of a security interest in the vehicles to the trustee by the issuer. Because the certificates of title are not amended, the issuer may not have a perfected security interest in financed vehicles titled in some states. See "Risk Factors - Failure to

                                      S-16

amend or reissue the certificates of title to the financed vehicles may cause you to experience delays in payments or losses" and "Material Legal Aspects of
Automobile Loans - Security Interests in the Financed Vehicles" in the
accompanying prospectus.

     In order to mitigate the security interest risk referred to in the preceding paragraph, UCC-1 financing statements will be filed against the company, the transferor and the issuer, respectively, naming the trustee as secured party, with the Secretary of State of Delaware in order to perfect the transfer of the automobile loans from the sellers to the transferor, the transfer of the automobile loans from the transferor to the issuer and the pledge of the automobile loans by the issuer in favor of the trustee, respectively. Furthermore, the company, as custodian, will be required to stamp each automobile loan contract to reflect that such automobile loan contract is subject to a security interest of a secured party and acceptance by a third party of such contracts would violate the rights of such secured party. The custodian will be required to identify the trustee as the secured party on an allonge attached to each automobile loan contract. If the custodian fails to comply with the foregoing requirements and a third party purchases a contract without knowledge of the trustee's security interest therein, the trustee may not have a first priority perfected security interest in any such contract.

UNDERWRITING

     The company offers six programs designed to meet the needs of a broad spectrum of potential applicants. These programs are marketed as Premium, Elite,
Superior, Preferred, Classic and Standard. The company applies specific underwriting criteria to each program analyzing credit applications individually with focus upon creditworthiness, stability, income and collateral value.

     The Premium Program is designed to attract applicants with the highest underwriting criteria. The Premium Program, Elite Program, Superior Program,
Preferred Program and Classic Program provide for lower down payments, under certain conditions, than the Standard Program. The Standard Program attracts applicants with the lowest underwriting criteria. The Standard Program is designed to accommodate applicants who may not meet the requirements of other programs offered, but are considered by the company to be worthy of credit based upon employment and residence stability, credit history, debt-to-income and payment-to-income ratios, and the structure of the transaction.

     The company generally acquires contracts at 100% of the amount financed net of an acquisition fee.

     Depending upon contract class and market conditions, dealers are also paid a participation fee, in most cases paid in full at the time of funding, and in rare cases paid monthly as payments on contracts are collected. The participation fee is generally based upon a percentage of the excess, if any, of the annual percentage rate on the contract over the company's minimum rate. The excess is generally capped at no greater than 3%.

                                      S-17

CREDIT DECISION AND FUNDING

     Credit applications are received from dealers via facsimile, through electronic portals or over the Internet and generally include specific information regarding the applicant's residence and employment history, monthly income, bank account information, credit and personal references and a description of the collateral being considered for purchase. This information is entered into a third party software package that integrates application input, verification, collateral evaluation, credit review and fax communication. The company's underwriter then evaluates the information provided on the credit application and at least one consumer credit report.

     Credit decisions are generally completed and communicated to the dealer on the same day as the credit application is received by the company. Conditional credit approvals generally stipulate maximum collateral advances, the company's minimum rate, required downpayment, term and documentation, applicable fees, borrower name and vehicle year, make and model (where market conditions require, only the maximum payment amount and the program class are stipulated at that time).

     Upon receipt of a contract package from a dealer, it is the company's policy for its funding department to review documentation provided to attempt to verify: proper preparation and execution of all documentation, and proof of income and proof of residence, if necessary. Generally, at the time a contract is presented for funding, the funding clerk attempts to verify the applicant's telephone number, current employment status, employer telephone number, position/occupation, current monthly income and insurance coverage. The results of the verification are recorded in the electronic credit file.

     It is the company's policy that contracts containing specific exceptions falling outside the underwriting guidelines may be approved for funding only by senior management.

     Prior to or following funding of selected contracts, funding personnel attempt to conduct a retail commodity check by telephone to verify certain terms of the transaction, including down payment, trade-in credit, rebatables and certain optional equipment, as well as monthly payment and due date.
Additionally, most contracts are reviewed after funding by the investor sales group to ensure compliance with all approval and funding procedures and guidelines for sale.

     The maximum advance ratio, before add-ons, generally ranges from 115% to
125% of trade-in value for used vehicles (the range of manufacturers invoices for new vehicles is similar) plus tax, title and license. The maximum all-in advance ratio, including legally authorized products such as credit life insurance, credit accident and health insurance, debt cancellation coverage and extended warranties, is 145% of trade-in value or manufacturers invoice.

     The maximum term of a contract is determined by the program class and, for used vehicles, the mileage of the vehicle. Any required down payment must be in cash and/or trade. Verifiable manufacturers rebates are not acceptable for the
Standard Program but may be applied 100% toward the down payment on the Premium
Program, the Elite

                                      S-18

Program, the Superior Program, the Preferred Program and the Classic Program
contracts.

SERVICING AND COLLECTION

     With the exception of certain charged-off accounts which the company refers to one or more collection agencies, the company currently performs all servicing functions, utilizing a loan servicing computer system administered by Affiliated
Computer Services, Inc. of Dallas, Texas. Affiliated Computer Services provides access to its system on a time sharing basis, and is responsible for performing certain automated tasks, including producing monthly statements, operating reports, and system generated correspondence with borrowers. The company accesses the systems of Affiliated Computer Services to perform all invoicing, payment posting, collection, repossession and recovery functions. Affiliated
Computer Services on behalf of the company mails monthly billing statements to borrowers.

     The company's policies regarding delinquencies are as follows: an account is deemed to be delinquent if less than 95% of a monthly payment has been received by the due date. If an account becomes 3 days past due, the company's collection staff attempts to contact the borrower (depending upon the borrower's credit and other individual circumstances, in some cases the borrower is contacted earlier and in some cases the borrower is contacted later). The company uses an automatic dialer, which initiates many of the telephone contacts starting with the 3-day calls. A collection representative attempts to establish contact with the borrower and to obtain a promise by the borrower to make the overdue payment within seven days. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% (where legally enforceable and provided for in the related contract) of the amount of the delinquent payment is imposed. A decision to repossess the financed vehicle or to make a field contact with the borrower is generally made after 45 to 60 days of delinquency (repossession may occur earlier or later if appropriate).

DELINQUENCY AND CREDIT LOSS INFORMATION

     The following tables detail information relating to the company's delinquency and credit loss experience regarding all automobile loans it has originated and continues to service. This information includes the company's experience with respect to all automobile loans in its portfolio, including automobile loans which do not meet the automobile loan pool selection criteria and automobile loans which the company previously sold but continues to service.

     Delinquencies, defaults, repossession and losses generally increase during periods of economic recession. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because the company focuses on non-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on the loans included in the trust property could be higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general

                                      S-19

economic downturn. In addition the United States continues to be on alert for terrorist attacks. The company's management cannot yet know what effect these possible events or any similar or related events will have on the United States economy and specifically on the timing of, and/or obligors' ability to make, payments on the automobile loans.

     We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loans included in the trust.

                                      S-20

                           LONG BEACH ACCEPTANCE CORP.
                             DELINQUENCY EXPERIENCE

                        December 31, 2001              December 31, 2002           December 31, 2003             _________, 2005
                        -----------------              -----------------           -----------------             ---------------
                                        Net                          Net                         Net                         Net
                       Number       Contractual      Number      Contractual      Number     Contractual      Number     Contractual
                      of Loans         Amount       of Loans        Amount       of Loans       Amount       of Loans      Amount
                      --------         ------       --------        ------       --------       ------       --------      ------

Portfolio(1) ........   52,838    $  605,700,583     64,342    $  880,728,145     77,459    $1,154,853,918
Period of
Delinquency(2) -
30-59 ...............    1,313        14,093,012      1,285        13,580,486      1,295        13,476,531
60-89 ...............      359         3,878,977        415         4,320,393        511         5,551,039
90+ .................      224         2,391,524        186         1,978,022        267         2,721,481
Total
Delinquencies(3).....    1,896    $   20,363,513      1,886    $   19,878,901      2,073    $   21,749,052
                         -----    --------------      -----    --------------      -----    --------------    --------   -----------
Total
Delinquencies as a
Percent of the
Portfolio ...........     3.59%             3.36%      2.93%             2.26%      2.68%             1.88%
                          ====              ====       ====              ====       ====              ====

---------
(1)  All amounts and percentages are based on the principal amount scheduled to be paid on each automobile loan. The information in the table represents all automobile loans originated by the company including sold loans the company continues to service.

(2)  The company considers an automobile loan delinquent when an obligor fails to make at least 95% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3)  Amounts shown do not include automobile loans which are less than 30 days delinquent.

                                      S-21

                           LONG BEACH ACCEPTANCE CORP.
                           NET CREDIT LOSS EXPERIENCE

                                    12 Months      12 Months      12 Months      __ Months
                                       Ended         Ended          Ended         Ended
                                   December 31,   December 31,   December 31,    ______,
                                       2001           2002           2003        2005 (4)
                                       ----           ----           ----        --------

Contracts serviced at end
   of period(l) ................. $  612,238,136    $  888,745,898    $1,162,244,876
Average contracts serviced
   during the period (2) ........ $  565,613,376    $  741,418,683    $1,017,096,040
Gross chargeoffs ................ $   49,692,424    $   70,818,628    $   83,619,484
Recoveries ...................... $   23,509,897    $   32,430,033    $   36,065,335
Net chargeoffs (3) .............. $   26,182,526    $   38,388,595    $   47,554,149
Net chargeoffs as a percentage
   of contracts serviced during
   the period ...................           4.63%             5.18%             4.68%
                                            ====              ====              ====

---------

(1)  All amounts and percentages are based on the principal amount scheduled to be paid on each automobile loan. The information in the table represents all automobile loans originated by the company including sold loans which the company continues to service.

(2)  Average contracts serviced represents a 13 month average and a [___] month average for the period ending [_______], 2005.

(3)  Net chargeoffs include all Loss Units actually liquidated through
     [_______], 2005, all accounts which were 120 days or more delinquent as of
     [_______], 2005, inventory and insurance losses. Net chargeoffs are reflected at the earlier of the date (a) on which the automobile loan became 120 days delinquent or (b) on which the automobile loan was liquidated.

(4)  [____]-month ending percentage is annualized.

                                      S-22

                                 THE TRANSFEROR

     [Name of transferor], a wholly-owned subsidiary of the company, is a
Delaware corporation, incorporated on [______________]. The transferor's address is One Mack Centre Drive, Paramus, New Jersey 07652; telephone (201) 262-5222.

     The transferor was organized for the limited purpose of acquiring, owning and transferring interests in specified financial assets and any activities incidental or necessary for that purpose. The transferor has structured this transaction so that the bankruptcy of the company will not result in the consolidation of the transferor's assets and liabilities with those of the company. The transferor has received a legal opinion, subject to various facts, assumptions and qualifications opining that if the company was adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the transferor and to require the consolidation of the transferor's assets and liabilities with those of the company. However, there can be no assurance that a court would not conclude that the assets and liabilities of the transferor should be consolidated with those of the company. See "Risk Factors--Insolvency of the company may cause your distributions to be reduced or delayed" in the accompanying prospectus.

     Delays in distributions on the certificates and possible reductions in distribution amounts could occur if a court decided to consolidate the transferor's assets with the company's, or if a filing were made under any bankruptcy or insolvency law by or against the transferor, or if an attempt were made to litigate any of those issues.

                                   THE ISSUER

     The issuer is a [State] common law trust formed under a pooling and servicing agreement to consummate the transactions described in this prospectus supplement. The issuer will not engage in any activity other than:

     o    acquiring the automobile loans and its other assets and proceeds from its assets;

     o    issuing the certificates;

     o    making payments on the certificates

     o    engaging in other activities that are necessary or suitable or convenient to accomplish these other activities.

     The issuer will use the proceeds from the initial sale of the certificates to acquire the initial automobile loans from the transferor [and to fund the deposits in the pre-funding account, collateral accounts maintained for the benefit of the insurer, and the capitalized interest account.] The issuer will not issue, incur, assume, guarantee or otherwise become liable directly or indirectly, for any indebtedness except for the

                                      S-23

certificates, obligations owing to the insurer and any other indebtedness permitted by or arising under the pooling and servicing agreement.

                                      S-24

                                   THE TRUSTEE

     [Name of trustee], a [type of entity], is the trustee, the custodian and the backup servicer. [Name of trustee's] address is _________________.

                               THE TRUST PROPERTY

     The trust property will include, among other things, the following:

     o    a pool consisting primarily of "non-prime" automobile loans secured by new and used automobiles, sport utility vehicles, light duty trucks and vans;

     o    all monies received [(a) for the initial automobile loans,] on or after _____, [or (b) for the subsequent automobile loans, on or after the related cutoff date;]

     o    the security interests in the financed vehicles;

     o    the automobile loan files;

     o    all rights to proceeds from claims and refunds of unearned premiums on insurance policies covering the vehicles or the obligors, including any vendor's single interest physical damage policy relating to the automobile loans in which the company is the named insured and the trustee is an additional named insured;

     o    all rights to proceeds from debt cancellation coverage;

     o    all rights to proceeds from the liquidation of, and recoveries on the automobile loans;

     o    all rights to refunds under extended service contracts covering the vehicles;

     o    the transferor's rights against dealers under agreements between the company and the dealers;

     o    amounts that may be held in the lockbox accounts to the extent the amounts relate to the automobile loans;

     o    the bank accounts opened in connection with this offering [{other than the spread account)] and the amounts on deposit in those accounts;

     o    all rights to cause the company to repurchase automobile loans from the trust pursuant to the purchase agreement;

     o    all of the issuer's rights under the transaction documents; and

                                      S-25

     o    all proceeds from the items described above

     [The pre-funding account will initially be funded with $________, which is
_____% of the initial certificate balance. Prior to the time the funds in the pre-funding account are applied to the purchase of the additional automobile loans, those amounts will be invested in high-quality short-term investments, such as "A-1/P-1" commercial paper, or government money market funds.]

     The trust property also will include an assignment of the transferor's rights against the company for breaches of representations and warranties under the purchase agreement or from failure of the company to comply with the purchase agreement. The [initial] automobile loans will be purchased by the transferor pursuant to the purchase agreement on or prior to the date of issuance of the certificates.

     [The issuer will purchase additional automobile loans and related property from the seller on or before __________, from funds on deposit in the pre-funding account. These subsequent automobile loans will be purchased by the seller from the servicer pursuant to one or more subsequent purchase agreements between the seller and the servicer.]

     The [initial] automobile loans were, [and the subsequent automobile loans were or will be,] originated by dealers according to the company's requirements, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the obligors. Dealer agreements may provide for repurchase or recourse against the dealer in the event of a breach of a representation or warranty by the dealer.

     The pool balance represents (a) the aggregate principal balance of the automobile loans as of the end of the preceding calendar month;

     [plus

     (b) any amounts in the pre-funding account.]

     Under the pooling and servicing agreement, the issuer will grant a security interest in the trust property to the trustee for the certificateholders'
benefit [and for the insurer's benefit in support of the obligations owed to the certificateholders [and the insurer]. Any proceeds of the security interest will be distributed according to the pooling and servicing agreement. [The insurer will be entitled to the payments only after payment of amounts owed to, among others, certificateholders.]

     An automobile loan's principal balance, as of any date, prior to that automobile loan becoming a liquidated automobile loan, is the sum of:

     (a)  the amount financed;

     minus

                                      S-26

     (b)  the principal portion of all amounts received in respect of the automobile loan on or prior to that date including any prepayments;

     minus

     (c)  any Cram Down Loss for the automobile loan;

     minus

     (d)  the principal portion of any purchase amount the transferor or servicer must remit with respect to the automobile loan.

     An automobile loan's principal balance shall be reduced to zero as of the date on which that automobile loan is deemed to be a liquidated automobile loan by the servicer.

                              THE AUTOMOBILE LOANS
GENERAL

     Automobile loans are originated by the company by purchasing loans from automobile dealers. Most of the automobile loans were made to individuals with impaired credit due to factors, including:

     o    the manner in which these individuals have handled previous credit;

     o    the limited extent of their prior credit history; and/or

     o    their limited financial resources.

ELIGIBILITY CRITERIA

     The automobile loans included in the trust property were or will be selected from the company's portfolio of automobile loans according to several criteria, including the following criteria, each as of the cutoff date:

     (a)  each automobile loan was originated, based on the address of the dealer, in the United States;

     (b)  each automobile loan has an original maturity of not more than _____
          months;

     (c)  each automobile loan provides for level monthly payments which fully amortize the amount financed over the original term;

     (d)  each automobile loan has a remaining maturity of not more than _____
          months;

                                      S-27

     (e)  each automobile loan has an outstanding principal balance of not more than $____________;

     (f)  each automobile loan is not more than 29 days past due;

     (g)  each automobile loan has an annual percentage rate (APR) of not less than ___%;

     (h)  no obligor was in bankruptcy at the time of origination of the related automobile loan nor has any obligor filed for bankruptcy since such time, which bankruptcy has neither been discharged or dismissed, unless such automobile loan was reaffirmed; and

     (i)  each automobile loan has a scheduled maturity no later than
                      .
          ------------

     [During the funding period, the seller must purchase the subsequent automobile loans from the company and then sell them to the issuer. The company anticipates that the aggregate principal balance of the subsequent automobile loans will equal approximately $__________. The seller will sell the subsequent automobile loans to the issuer on the subsequent transfer dates and the issuer will pay the seller the outstanding principal balance of the subsequent automobile loans as of their respective subsequent cutoff dates, which is the price the seller will pay the company. The issuer will use the funds in the pre-funding account for the purpose of purchasing the subsequent automobile loans.

     No transfer of subsequent automobile loans to the issuer will be made unless:

     (a)  as of each subsequent automobile loan's subsequent cut-off date, each subsequent automobile loan and/or subsequent financed vehicle must satisfy the automobile loan eligibility criteria specified in the pooling and servicing agreement and the transfer agreement;

     (b)  [the insurer, if there is no insurer default, has approved the subsequent automobile loans transfer to the issuer;]

     (c)  neither the company nor the seller has selected the subsequent automobile loans in a manner that either of them believes is adverse to the interests of the insurer or the certificateholder;

     (d)  the company and the seller will deliver certain opinions of counsel regarding the validity of the subsequent automobile loan transfer; and

     (e)  the ratings on the certificates have not been withdrawn or reduced because of the subsequent automobile loans transferred to the issuer.

     Because the subsequent automobile loans may be originated after the initial automobile loans, the automobile loan pool's characteristics after the transfer of subsequent automobile loans to the pool may vary from the initial pool.

                                      S-28

     In addition, the issuer's obligation to purchase the subsequent automobile loans is subject to the condition that the automobile loans in the trust, including the subsequent automobile loans to be transferred, meet the following criteria:

     (a)  the weighted average annual percentage rate (APR) of the automobile loans is not less than __%;

     (b)  the weighted average remaining term is not greater than _____ months and the weighted average original term of the automobile loans is not greater than _____ months;

     (c)  not more than __% of the obligors on the automobile loans reside in
                          ;
          ----------------

     (d)  not less than __% of the aggregate principal balance of the automobile loans will be in the Premium Program, not less than __% of the aggregate principal balance of the automobile loans will be in the
          Elite Program, not less than __% of the aggregate principal balance of the automobile loans will be in the Superior Program, not less than
          __% of the aggregate principal balance of the automobile loans will be in the Preferred Program, not more than __% of the aggregate principal balance of the automobile loans will be in the Classic Program and not more than __% of the aggregate principal balance of the automobile loans will be in the Standard Program; and

     (e)  not more than __% of the aggregate principal balance of the automobile loans will represent loans to finance the purchase of used vehicles.

     The criteria will be based on the characteristics of:

          o    the initial automobile loans on the initial cutoff date; and

          o    the subsequent automobile loans on the related subsequent cutoff date.

     For a description of the company's "Class Programs" see "The
Company/Servicer -- Underwriting."

     Except for the above described criteria, there are no required characteristics for the subsequent automobile loans. Therefore, following the transfer of subsequent automobile loans to the issuer, the aggregate characteristics of the entire pool of automobile loans included in the trust may vary, including in the following respects:

          o    composition of the automobile loans;

          o    geographic distribution;

          o    distribution by remaining principal balance;

          o    distribution by APR;

                                      S-29

          o    distribution by remaining term; and

          o    distribution of the automobile loans secured by new and used vehicles.]

COMPOSITION

     The statistical information presented in this prospectus supplement is based on the [initial] automobile loans as of the [statistical calculation date]
which is ____________.

          o    As of the [statistical calculation date], the initial automobile loans have an aggregate principal balance of $__________ .

          o    As of the [initial] cutoff date, initial automobile loans have an aggregate principal balance of $__________ .

     [The company will acquire additional automobile loans after the statistical calculation date but prior to the initial cutoff date. In addition some amortization has occurred prior to the initial cutoff date but after the statistical calculation date.] In addition, some automobile loans included as of the [statistical calculation date] have prepaid in full or have been determined not to meet the eligibility requirements and have not been included in the automobile loan pool. As a result, the statistical distribution of characteristics as of the [initial cutoff date] varies from the statistical distribution of characteristics as of the [statistical calculation date], although the variance is not material.

     The composition, distribution by APR, distribution by adjusted APR, distribution by contract date, distribution by loan age, distribution by remaining principal balance, distribution by remaining term, distribution by manufacturer, distribution by model year, geographic distribution and distribution by Class Program of the automobile loans as of the [initial] cutoff date are set forth in the following tables. The sum of the columns below may not equal the total indicated due to rounding.

                                      S-30

                       COMPOSITION OF THE AUTOMOBILE LOANS
                         AS OF THE [INITIAL CUTOFF DATE]

      Weighted            Aggregate          Number of       Weighted Average    Weighted Average   Average Principal
    Average APR       Principal Balance   Automobile loans    Remaining Term      Original Term          Balance
    -----------       -----------------   ----------------    --------------      -------------          -------

       _____%            $__________           _____             __ months          __ months          $_________

                   DISTRIBUTION OF THE AUTOMOBILE LOANS BY APR
                         AS OF THE [INITIAL CUTOFF DATE]

                                                                                 Percentage of
                                        Number of           Aggregate              Aggregate
                                       Automobile           Principal               Principal
             APR Range                    Loans              Balance               Balance(1)
             ---------                    -----              -------               ----------

 9.500% - 10.000% .................
10.001% - 11.000% .................
11.001% - 12.000% .................
12.001% - 13.000% .................
13.001% - 14.000% .................
14.001% - 15.000% .................
15.001% - 16.000% .................
16.001% - 17.000% .................
17.001% - 18.000% .................
18.001% - 19.000% .................
19.001% - 20.000% .................
20.001% - 21.000% .................
21.001% - 22.000% .................
22.001% - 23.000% .................
23.001% - 24.000% .................
24.001% - 25.000% .................
25.001% - 26.000% .................
27.001% - 28.000% .................
                                        ----------          -----------           ------------
TOTAL .............................
                                        ==========          ===========           ============

---------

(1)  Percentages may not sum to 100.00% because of rounding.

                                      S-31

             DISTRIBUTION OF THE AUTOMOBILE LOANS BY ADJUSTED APR(1)
                         AS OF THE [INITIAL CUTOFF DATE]

                                                                            Percentage of
                                                            Aggregate         Aggregate
                                         Number of          Principal         Principal
         Adjusted APR Range           Automobile Loans       Balance          Balance(2)
         ------------------           ----------------       -------          ----------

 9.500% - 10.000% ..............
10.001% - 11.000% ..............
11.001% - 12.000% ..............
12.001% - 13.000% ..............
13.001% - 14.000% ..............
14.001% - 15.000% ..............
15.001% - 16.000% ..............
16.001% - 17.000% ..............
17.001% - 18.000% ..............
18.001% - 19.000% ..............
19.001% - 20.000% ..............
20.001% - 21.000% ..............
21.001% - 22.000% ..............
22.001% - 23.000% ..............
23.001% - 24.000% ..............
24.001% - 25.000% ..............
25.001% - 26.000% ..............
27.001% - 28.000% ..............
                                        ----------          -----------       ------------
TOTAL .............................
                                        ==========          ===========       ============

---------

(1)  Adjusted APR is the annual percentage rate of an automobile loan reduced by the annualized rate corresponding to any applicable monthly dealer participation fees.

(2)  Percentages may not sum to 100.00% because of rounding.

                                      S-32

                      DISTRIBUTION OF THE AUTOMOBILE LOANS
                BY CONTRACT DATE AS OF THE [INITIAL CUTOFF DATE]

                                                                                    Percentage of
                                                                  Aggregate           Aggregate
                                              Number of           Principal           Principal
        Range of Contract Dates           Automobile Loans         Balance            Balance(1)
        -----------------------           ----------------         -------            ----------

01/01/98 - 12/31/98 ...............
01/01/99 - 12/31/99 ...............
01/01/00 - 12/31/00 ...............
01/01/01 - 12/31/01 ...............
01/01/02 - 01/31/02 ...............
02/01/02 - 02/28/02 ...............
03/01/02 - 03/31/02 ...............
04/01/02 - 04/30/02 ...............
05/01/02 - 05/31/02 ...............
06/01/02 - 06/30/02 ...............
07/01/02 - 07/31/02 ...............
08/01/02 - 08/31/02 ...............
09/01/02 - 09/30/02 ...............
10/01/02 - 10/31/02 ...............
11/01/02 - 11/30/02 ...............
12/01/02 - 12/31/02 ...............
01/01/03 - 01/31/03 ...............
02/01/03 - 02/28/03 ...............
03/01/03 - 03/31/03 ...............
04/01/03 - 04/30/03 ...............
05/01/03 - 05/31/03 ...............
                                            ----------          -----------         ------------
TOTAL .............................
                                            ==========          ===========         ============

---------

(1)  Percentages may not sum to 100.00% because of rounding.

                                      S-33

                      DISTRIBUTION OF THE AUTOMOBILE LOANS
                 BY LOAN AGE(1) AS OF THE [INITIAL CUTOFF DATE]

                                                                                    Percentage of
                                                                  Aggregate           Aggregate
                                             Number of            Principal           Principal
             Loan Age(1)                 Automobile Loans          Balance           Balance(2)
             -----------                 ----------------          -------           ----------

 0 MONTHS .........................
 1 ................................
 2 ................................
 3 ................................
 4-6 ..............................
7 OR MORE .........................
                                            -----------          ----------          -----------
TOTAL .............................
                                            ===========          ==========          ===========

---------

(1)  Loan age represents the number of months since the first scheduled distribution date, including such first scheduled distribution date.

(2)  Percentages may not sum to 100.00% because of rounding.

                     DISTRIBUTION OF THE AUTOMOBILE LOANS BY
                           REMAINING PRINCIPAL BALANCE
                         AS OF THE [INITIAL CUTOFF DATE]

                                                                                 Percentage of
                                            Number of          Aggregate           Aggregate
                                           Automobile          Principal           Principal
 Range of Remaining Principal Balances        Loans             Balance           Balance(1)
 -------------------------------------        -----             -------           ----------

LESS THAN OR EQUAL TO $5,000 ...........
$ 5,001 - $7,500 .......................
$ 7,501 - $10,000 ......................
$10,001 - $12,500 ......................
$12,501 - $15,000 ......................
$15,001 - $17,500 ......................
$17,501 - $20,000 ......................
$20,001 - $22,500 ......................
$22,501 - $25,000 ......................
GREATER THAN $25,000 ...................
                                            ----------          ---------         -----------
TOTAL ..................................
                                            ==========          =========         ===========

---------
(1)  Percentages may not sum to 100.00% because of rounding.

                                      S-34

             DISTRIBUTION OF THE AUTOMOBILE LOANS BY REMAINING TERM
                         AS OF THE [INITIAL CUTOFF DATE]

                                                                                   Percentage of
                                             Number of          Aggregate            Aggregate
                                            Automobile          Principal            Principal
        Range of Remaining Term                Loans             Balance            Balance(1)
        -----------------------                -----             -------            ----------

5  -  6 ..............................
7  -  12 .............................
13 -  18 .............................
19 -  24 .............................
25 -  30 .............................
31 -  36 .............................
37 -  42 .............................
43 -  48 .............................
49 -  54 .............................
55 -  60 .............................
61 -  66 .............................
67 -  72 .............................
                                            ----------          ---------         -----------
TOTAL ..................................
                                            ==========          =========         ===========

---------

(1)  Percentages may not sum to 100.00% because of rounding.

                                      S-35

              DISTRIBUTION OF THE AUTOMOBILE LOANS BY MANUFACTURER
                        AS OF THE [INITIAL CUTOFF DATE]

                                                                                   Percentage of
                                                                 Aggregate           Aggregate
                                             Number of           Principal           Principal
             Manufacturer                Automobile Loans         Balance            Balance(1)
             ------------                ----------------         -------            ----------

ACURA ..........................
AM GENERAL .....................
AUDI ...........................
BMW ............................
BUICK ..........................
CADILLAC .......................
CHEVROLET ......................
CHRYSLER .......................
DAEWOO .........................
DODGE ..........................
EAGLE ..........................
FORD ...........................
GEO ............................
GMC ............................
HONDA ..........................
HYUNDAI ........................
INFINITI .......................
ISUZU ..........................
JAGUAR .........................
JEEP ...........................
KIA ............................
LEXUS ..........................
LINCOL .........................
MAZDA ..........................
MERCEDES .......................
MERCURY ........................
MITSUBISHI .....................
NISSAN .........................
OLDSMOBILE .....................
PLYMOUTH .......................
PONTIAC ........................
RANGE ROVER ....................
SAAB ...........................
SATURN .........................
SUBARU .........................
SUZUKI .........................
TOYOTA .........................
VOLKSWAGEN .....................
VOLVO ..........................
OTHER ..........................
                                       -------------           ------------       -------------
TOTAL ..........................
                                       =============           ============       =============

---------
(1)  Percentages may not sum to 100.00% because of rounding.

                                      S-36

     DISTRIBUTION OF THE AUTOMOBILE LOANS BY MODEL YEAR OF FINANCED VEHICLE
                        AS OF THE [INITIAL CUTOFF DATE]

                                                                                    Percentage of
                                            Number of            Aggregate            Aggregate
                                           Automobile            Principal            Principal
              Model Year                      Loans               Balance            Balance(1)
              ----------                      -----               -------            ----------

 1992 .............................
 1993 .............................
 1994 .............................
 1995 .............................
 1996 .............................
 1997 .............................
 1998 .............................
 1999 .............................
 2000 .............................
 2001 .............................
 2002 .............................
 2003 .............................
 2004 .............................
                                          -------------        ---------------     --------------
TOTAL .............................
                                          =============        ===============     ==============

---------

(1)  Percentages may not sum to 100.00% because of rounding.

                                      S-37

                 GEOGRAPHIC DISTRIBUTION OF THE AUTOMOBILE LOANS
                         AS OF THE [INITIAL CUTOFF DATE]

                                                                                    Percentage of
                                              Number of          Aggregate            Aggregate
                                             Automobile          Principal            Principal
                State(1)                        Loans             Balance             Balance(2)
                --------                        -----             -------             ----------

CALIFORNIA ....................
MARYLAND ......................
NEW YORK ......................
NEW JERSEY ....................
NEVADA ........................
ARIZONA .......................
COLORADO ......................
PENNSYLVANIA ..................
NORTH CAROLINA ................
CONNECTICUT ...................
VIRGINIA ......................
MASSACHUSETTS .................
NEW HAMPSHIRE .................
ALL OTHERS ( __ ) .............
                                           --------------      -------------       -----------------
TOTAL .........................
                                           ==============      =============       =================

---------
(1)  Based upon address of the dealer.

(2)  Percentages may not sum to 100.00% because of rounding.

                                      S-38

     All of the automobile loans require the obligor to pay:

     o    a specified total amount of payments;

     o    in substantially equal monthly installments on each due date.

     Each obligor's scheduled total amount of payments equals the amount financed plus interest for the automobile loan's term. The interest charges on the automobile loans are determined either by the simple interest method or by adding a precomputed interest charge to the automobile loan as of its origination date.

     Under a simple interest automobile loan, the amount of an obligor's fixed level installment payment allocated to interest is equal to the product of the fixed interest rate on the loan, typically the APR, multiplied by the unpaid amount financed of such automobile loan multiplied by the elapsed time period, expressed as a fraction of a year, since the preceding loan payment. The obligor's remaining payment amount is allocated to reduce the amount financed.
The issuer will account for all automobile loans, including simple interest automobile loans and precomputed automobile loans, as if those automobile loans amortized under the simple interest method.

                                      S-39

                       YIELD AND PREPAYMENT CONSIDERATIONS

     Obligors may prepay any automobile loan at any time. If an obligor prepays an automobile loan, the actual weighted average life of the automobile loans may be shorter than the scheduled weighted average life. These prepayments include:

     o    prepayments in full;

     o    partial prepayments;

     o    repurchases of automobile loans due to breaches of certain representations and warranties of the company with respect to automobile loans and, while the company is acting as servicer, for certain breaches of the servicer's obligations under the pooling and servicing agreement;

     o    liquidations due to default;

     o    proceeds (including rebates and refunds of unearned premiums) from physical damage, credit life, credit accident and health insurance policies;

     o    proceeds from debt cancellation coverage; and

     o    refunds of the costs of extended service contracts.

     Weighted average life means the average amount of time during which each dollar of principal on an automobile loan is outstanding.

     The prepayment rate on the automobile loans may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the servicer's consent. The prepayment rate on the automobile loans may also be affected by the type of obligor, the type of financed vehicle and servicing decisions. The servicer believes that the actual prepayment rate will result in the automobile loans having a substantially shorter weighted average life than their scheduled weighted average life.

     The rate of payment of principal of each class of certificates will depend on the rate of payment, including prepayments, of the automobile loans'
principal balances. As a result, final payment of any class of certificates could occur significantly earlier than the final scheduled distribution date for such class of certificates. Certificateholders will bear any reinvestment risk resulting from the early payment on the certificates.

     To the extent that any certificates are purchased at a premium or a discount, such certificates will be sensitive to the rate of prepayments on the automobile loans. A faster than anticipated rate of prepayments of the automobile loans could result in a yield to investors in certificates purchased at a premium that is lower than the anticipated yield. Conversely, a slower than anticipated rate of prepayments of the automobile loans could

                                      S-40

result in a yield to investors in certificates purchased at a discount that is lower than the anticipated yield.

                                  [THE INSURER]

     [The following information has been obtained from [name of insurer]
(hereinafter in this section, "______") and has not been verified by the sellers, the transferor, the company, the issuer or the underwriters. No representation or warranty is made by the sellers, the transferor, the company, the issuer or the underwriters with respect thereto.]

          [IF AN INSURANCE POLICY COVERING THE CERTIFICATES IS ISSUED,
                   INFORMATION REGARDING THE INSURER WILL BE
                            PROVIDED BY THE INSURER]

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued according to the terms of the pooling and servicing agreement, a form of which has been filed as an exhibit to the registration statement. The following statements (together with the additional statements under "Description of the Purchase Agreements and the Trust
Documents" below and under "Description of the Securities" and "Description of the Trust Agreements" in the accompanying prospectus) summarize material terms and provisions of the certificates and the pooling and servicing agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related pooling and servicing agreement described in the accompanying prospectus and, to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions in this prospectus supplement replace the descriptions in the accompanying prospectus.

     The issuer will offer the certificates in denominations of $100,000 and integral multiples of $1,000 in book-entry form only. The certificates will not be listed on any securities exchange or quoted in the automated quotation system of a registered securities association. Persons acquiring beneficial interests in the certificates will hold their interests through The Depository Trust
Company in the United States or Clearstream, Luxembourg, societe anonyme or in the Euroclear System in Europe. See "Description of the Securities -- Book-Entry
Registration" in the accompanying prospectus and Annex A to this prospectus supplement, which Annex is an integral part of this prospectus supplement.

     The certificates represent beneficial ownership interests in the issuer.

DISTRIBUTION DATES

     Certificatehlholders are entitled to receive, to the extent funds are available to pay such amounts as further described herein, interest and principal on the _____ day of each

                                      S-41

month or, if the _____ day is not a business day, on the next following business day. The first distribution date will be _______________. Holders of record as of the business day immediately preceding each distribution date, commonly known as a record date, will receive distributions on that distribution date. A business day is a day other than a Saturday, Sunday or other day on which commercial banks or trust companies located in the States of New Jersey or New
York are authorized or obligated to be closed.

     The final scheduled distribution date is ____________.

DISTRIBUTION OF INTEREST

     Interest on the certificates will be distributable monthly on each distribution date for each interest period at the applicable pass-through rate from and including [the most recent distribution date that interest was paid or, in the case of the first distribution date, from and including the closing date, but excluding, the following distribution date] [the first day of the immediately preceding calendar month to the last day of the immediately preceding calendar month]. [In the case of the first distribution date, the interest period shall be ___ days.] The interest accruing during an interest period will accrue on the outstanding principal amount of the certificates as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date. The per annum rate of interest accruing on the certificates is referred to as the pass-through rate. The pass-through rate for the certificates is ____%.

     For any distribution date, interest due but not distributed on that distribution date will be due on the next distribution date together with, to the extent permitted by law, interest on the unpaid amount at the applicable pass-through rate. The amount of interest distributable on the certificates on each distribution date will equal interest accrued during the related interest period, plus any shortfall amount carried forward. Distributions of interest shall be made in the order of priority described in this prospectus supplement under the heading "Description of the Purchase Agreements and the Trust
Documents--Distributions--Distribution Date Calculations and Distributions".
Interest on the certificates will be calculated [on the basis of a [360]-day year [and the actual number of days elapsed in the applicable interest period]
[on the basis of a 360-day year consisting of twelve 30-day months].

     The trustee will remit interest on the certificates from the available funds after distributing accrued and unpaid trustees' fees, the issuer's other administrative fees and the servicing fees. See "Description of the Purchase
Agreements and the Trust Documents -- Distributions" in this prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL

     Principal distributions equaling the Principal Distributable Amount, for the distribution date will be due on each distribution date as well as any unpaid portion of the Principal Distributable Amount for a prior distribution date. In addition, principal distributions will be due and distributable on the distribution date only to the extent of funds available for that purpose on the distribution date.

                                      S-42

     In addition, the outstanding principal amount of the certificates, to the extent not previously paid, will be payable on the final scheduled distribution date for the certificates. The actual date on which the aggregate outstanding principal amount of the certificates is paid may be earlier than the final scheduled distribution date.

     [Amounts available from the spread account and under the insurance policy are available in the following circumstances:

     o from the spread account, and if insufficient, from the insurance policy, to cover shortfalls in interest distributions due on the certificates on each distribution date;

     o from the spread account, to cover shortfalls in the Principal
Distributable Amount on each distribution date; and

     o from the spread account, and if insufficient, from the insurance policy, to pay the outstanding principal balance of the certificates on the final scheduled distribution date.]

[MANDATORY REDEMPTION

     If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, such funds will be used to redeem the certificates in part on the distribution date immediately following the end of the funding period.]

OPTIONAL REPURCHASE

     The certificates, to the extent still outstanding, may be prepaid in whole, but not in part, on any distribution date when the pool balance has declined to
10% or less of the original pool balance by the Company repurchasing the outstanding automobile loans for their outstanding balances and depositing the purchase price in the collection account for the benefit of the certificateholders. This repurchase will cause the early retirement of the certificates.

                     DESCRIPTION OF THE PURCHASE AGREEMENTS
                             AND THE TRUST DOCUMENTS

     The following statements (together with the additional statements under
"Description of the Certificates" above and under "Description of the
Securities" and "Description of the Trust Agreements" in the accompanying prospectus) summarize the material terms and provisions of the purchase agreement[s] [which include the purchase agreement [and any subsequent purchase agreement,] and the trust documents which include [any subsequent transfer agreement and] the pooling and servicing agreement. The issuer has filed forms of the purchase agreement[s] and the trust documents as exhibits to the registration statement. These summaries do not claim to be complete and are subject to all the provisions of the purchase agreement[s] and the trust documents. The following summary supplements, the description of the general terms and provisions

                                      S-43

of the trust agreement, which was detailed in the accompanying prospectus, and to the extent that the description in the accompanying prospectus differs from the description in this prospectus supplement, the description in this prospectus supplement replaces that description.

ASSIGNMENT OF AUTOMOBILE LOANS

     On or prior to the closing date, [or, with respect to subsequent automobile loans, the related subsequent transfer date,] the [company] [sellers] will enter into a purchase agreement and assignment with the transferor under which [the company] [each seller] will assign to the transferor, without recourse (except for the representations, warranties, and covenants made by the company in the purchase agreement or the pooling and servicing agreement), its entire interest in and to the automobile loans being sold by [the company][such seller] and the other property related thereto. Under the purchase agreement and the assignment,
[the company][each seller] will also assign, without recourse (except for the representations, warranties and covenants made by the company in the purchase agreement or the pooling and servicing agreement), its security interest in the financed vehicles securing the automobile loans being sold by [the company][such seller] and its rights to receive all payments on, or proceeds from the automobile loans to the extent paid or payable after the [applicable] cutoff date. Under the purchase agreement, the company will agree that, upon a breach of any representation or warranty under the trust documents which triggers the transferor's repurchase obligation, the trustee will be entitled to require the company to repurchase the related automobile loans from the issuer. The issuer's rights under the purchase agreement will constitute part of the trust property and may be enforced directly by the trustee [and the insurer]. In addition, the issuer will pledge those rights to the trustee as collateral for the certificates and the trustee may directly enforce those rights.

     On the closing date, [or, for subsequent automobile loans, the subsequent transfer date,] the transferor will assign to the issuer, without recourse, the transferor's entire interest in the automobile loans and the proceeds, including its security interest in the financed vehicles. Each automobile loan transferred by the transferor to the issuer will be identified in an automobile loan schedule appearing as an exhibit to the pooling and servicing agreement.

ACCOUNTS

     The company will instruct each obligor to make payments on the automobile loans after the [applicable] cutoff date directly to one or more post office boxes or other mailing locations maintained by the lockbox bank. The servicer will establish and maintain one or more lockbox accounts that are segregated accounts with a bank or banks [acceptable to the insurer], in the trustee's name for the certificateholders' benefit, into which the servicer must deposit all obligor payments received by the servicer within two business days of receipt.
The issuer will establish and maintain with the trustee, in the trustee's name, on [both] the certificateholders' [and insurer's] behalf one or more collection accounts, into which all amounts previously deposited in the lockbox account will be transferred within two business days of deposit. The collection account may be

                                      S-44

maintained with the trustee so long as the trustee's deposits have a rating acceptable to [the insurer] [the certificateholders]. If the deposits of the trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the trustee's assistance if necessary, move the accounts to a bank whose deposits have an acceptable rating.

     [On the closing date, the issuer will deposit the initial pre-funded amount equaling $__________ in the pre-funding account, which will be established with the trustee. The funding period encompasses the period from the closing date until the earliest of the date on which:

     o    the amount on deposit in the pre-funding account is less than
          $          ,
           ----------

     o    an event of default occurs under the pooling and servicing agreement,
          or

     o    __________, 20__.

     [The initial pre-funded amount, as reduced during the funding period from the purchase of subsequent automobile loans, is the pre-funded amount. The transferor expects that the pre-funded amount will be reduced to less than
$__________ on or before the end of the funding period. The issuer will pay the certificateholders any pre-funded amount remaining at the end of the funding period as a mandatory redemption. The mandatory redemption date is the earlier of:

     o    the distribution date in __________; or

     o    the distribution date which relates to the determination date occurring in _______ or _______ __ if the last day of the funding period occurs on or prior to that determination date.

     [On the closing date, the issuer will deposit funds in the capitalized interest account which will be established with the trustee. The amount, if any, deposited in the capitalized interest account will be applied on the distribution dates occurring in _____, _____ and _____,_____ to fund the monthly capitalized interest amount which will equal the interest accrued for each distribution date at the [weighted average] interest rates on the pre-funded amount. Any amounts remaining in the capitalized interest account on the mandatory redemption date and not used for these purposes will be paid directly to the transferor on that date.]

     Each account established under the trust documents will be:

     o    A segregated trust account maintained with a depository institution;
          or

     o    A segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United
          States of America, or any of the States thereof, or the District of
          Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least ________.

                                      S-45

     In either case, such depository institution or trust company shall have been approved by the [insurer or, if an insurer default has occurred and is continuing or the policy has expired in accordance with its terms, by the]
trustee at the direction of the certificateholders holding in the aggregate more than 50% of the outstanding principal amounts of certificates.

SERVICING COMPENSATION AND TRUSTEES' FEES

     The servicer will receive a basic servicing fee on each distribution date, which equals the product of __________ times the aggregate principal balance of the automobile loans as of the close of business on the last day of the second immediately preceding calendar month, or with respect to the first distribution date, as of the [initial] cutoff date. The servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuer for various expenses. The servicer will allocate obligor payments to scheduled payments, late fees and other charges, and principal and interest in accordance with the servicer's normal practices and procedures.

     The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive loans as an agent for their beneficial owner.

     These servicer functions include:

     o    collecting and posting all payments;

     o    responding to obligor inquiries on the automobile loans;

     o    investigating delinquencies;

     o    paying the disposition costs of defaulted accounts;

     o    policing the collateral;

     o    accounting for collections;

     o    furnishing monthly and annual statements to the issuer and the insurer with respect to distributions; and

     o    generating federal income tax information.

     The basic servicing fee will also be applied by the servicer to reimburse the servicer for:

     o    taxes;

     o    accounting fees;

                                      S-46

     o    outside auditor fees;

     o    data processing costs; and

     o    other costs incurred with administering the automobile loans.

     On each distribution date, the trustee will receive a fee, in an amount agreed upon by the trustee and the servicer, for its services as trustee and back-up servicer during the prior calendar month. On each distribution date, the custodian will receive a fee, in an amount agreed upon by the custodian and the servicer, for its services as custodian during the prior calendar month. The issuer will pay all these fees from amounts held in the collection account.

CERTAIN ALLOCATIONS

     On each determination date, the servicer will deliver the servicer's certificate to the trustee, the transferor, each rating agency, the issuer, the back-up servicer [and the insurer] specifying, among other things:

     o    the amount of aggregate collections on the automobile loans, and

     o    the aggregate purchase amount of automobile loans to be purchased by the transferor and the company, in the preceding collection period.

     [Based solely on the information contained in the servicer's certificate, on each determination date when there is a deficiency claim amount, the trustee will deliver to the collateral agent and the insurer a deficiency notice specifying the deficiency claim amount, for the related distribution date. The deficiency notice will direct the trustee to remit the deficiency claim amount to the collection account from amounts on deposit in collateral accounts maintained for the insurer's benefit. The deficiency notice will consist of a written notice delivered by the trustee to the insurer and any other person required under the insurance agreement, specifying the deficiency claim amount for the related distribution date.]

     The determination date for any calendar month is the fourth business day preceding the distribution date.

DISTRIBUTIONS

     Distribution Date Calculations and Payments.

     On each distribution date, the trustee based on the monthly servicer's certificate prepared by the servicer, will make the following payments from
Available Funds in the following order of priority:

     1.   to the company, any participation fees due to dealers with respect to the automobile loans during the related calendar month or any such fees which remain unpaid from prior calendar months;

                                      S-47

     2.   to the servicer, the servicing fee for the related calendar month and any unpaid fees from prior calendar months, and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds;

     3.   to the trustee, the back-up servicer and the custodian, pro rata, any accrued and unpaid trustee fees, back-up servicer fees and custodian fees, respectively;

     4.   to the certificateholders, the Interest Distributable Amount;

     5.   to the certificateholders, the Certificateholders' Principal
          Distributable Amount;

     6.   [to the insurer, any unpaid amounts owed to the insurer under the insurance agreement;]

     7.   to the trustee, the backup servicer and the custodian, all reasonable out-of-pocket expenses incurred and not previously reimbursed subject to a maximum annual limit;

     8.   to the backup servicer, system conversions expenses incurred by the backup servicer in the event that the backup servicer assumes the obligations of the servicer, to the extent not paid by the servicer and subject to a maximum limit; and

     9.   to the [spread account], [certificateholder] or as otherwise specified in the trust documents, any remaining funds.

     [After considering all distributions made on the distribution date, amounts in the spread account on any distribution date exceeding the required balance for the distribution date, may be released to the residual certificateholder without the other certificateholders' consent.]

     [Policy Payment Date Calculations and Payments

     In the event that any servicer's certificate delivered by the servicer indicates that Available Funds for a distribution date are insufficient to fully fund the amounts described in clauses 1 through 6 above, the trustee shall request the deficiency claim amount for the spread account.

     Further, in the event that any servicer's certificate delivered by the servicer indicates that the sum of:

     o    Available Funds with respect to a distribution date; plus

                                      S-48

     o    the amount on deposit in the spread account is insufficient to fully fund the amount described in clauses 1 through 5 above, the trustee shall furnish to the insurer no later than 12:00 noon New York City time on the third business day prior to the distribution date a completed notice of claim for the policy claim amount. The insurer will deposit the amounts it will pay under the notice into the policy payment account for distribution on the related distribution date.]

Statements to Certificateholders

     On or prior to each distribution date, the trustee will make available to the certificateholders [and the insurer] a statement detailing information required under the trust documents. These statements will be based solely on the information in the related servicer's certificate. Each statement that the trustee delivers to the certificateholders will include at least the following information regarding the certificates on the related distribution date:

     (a)  the amount of the payment (s) allocable to interest;

     (b)  the amount of the payment (s) allocable to principal;

     (c)  [the amount of the payment, if any, distributable under the policy];

     (d)  the aggregate outstanding principal amount of the certificates, after considering all payments reported under (b) above on that date;

     (e)  the shortfall in any interest distribution or principal distribution due to the certificateholders, if any, and the change in those amounts from the preceding statement;

     (f)  the dealer participation fees, the servicing fees and the backup servicer fees paid for the related calendar month;

     (g)  [the amount on deposit in the spread account];

     (h)  [the amount paid to the insurer for the related calendar month];

     (i)  [during the funding period, the remaining pre-funded amount, the amount in the pre-funding account and the amount remaining in the capitalized interest account;] and

     (j)  the amount of losses and delinquencies with respect to the automobile loans.

     Each amount described in subclauses (a), (b), (d) and (e) for the certificates will be expressed as a dollar amount per $1,000 of the certificates' initial principal amount.

     See "General" above and "Reports to Securityholders" and "Description of the Securities" in the accompanying prospectus.

                                      S-49

     After the end of each calendar year, within the required time period, the trustee will furnish to each person who at any time during the calendar year was a certificateholder and received any distribution thereon:

     o    a statement as to the aggregate amounts of interest and principal distributed to the certificateholder; and

     o    other information is deemed necessary or as may be required by law to enable the certificateholder to prepare its tax returns.

CREDIT SUPPORT

     [The insurer will require the issuer to increase and maintain credit support at a level it establishes. This level changes over time, and may take two forms:

     o    the spread account, which is a funded cash reserve account; and

     o    overcollateralization.

     The insurer may permit the required credit support level to reduce, or
"step down," over time.]

     [Spread Account

     On the closing date, the issuer will fund the spread account with an initial cash deposit. On each subsequent distribution date, the trustee will deposit additional amounts into the spread account from the automobile loan payments as described under "--Distributions" above to the extent that the funds in the spread account are below the required level. Amounts, if any, on deposit in the spread account on a distribution date will be available to fund any shortfall in Available Funds necessary to make required distributions on the distribution date, to the extent provided in the spread account agreement.
Amounts on deposit in the spread account on any distribution date, after giving effect to all distributionss made on the distribution date, in excess of the required balance for the distribution date will be released to the seller without the certificateholders' consent.

     In addition, the transferor, the insurer and the trustee may amend the spread account agreement - and any provisions in the insurance agreement relating to the spread account - in any respect, including, without limitation:

     o    reducing or eliminating the required balance;

     o    reducing or eliminating the spread account funding requirements;
          and/or

     o    permitting those funds to be used for the benefit of persons other than certificateholders without the consent of, or notice to, the trustee or the certificateholders.

                                      S-50

     Notwithstanding any reduction in or elimination of the spread account funding requirements or the spread account's depletion, on each distribution date the insurer must fund the full amount of each scheduled interest distribution required to be distributed on the distribution date and on the final scheduled distribution date the insurer must fund the outstanding principal balance of the certificates, in each case, which would not be distributed in the absence of a policy payment. If the insurer breaches its obligations, the certificateholders will bear any losses on the automobile loans.]

     [Overcollateralization

     Overcollateralization is created by applying excess interest to the payment of principal on the certificates. The excess interest is interest which is collected on the automobile loans in excess of the amount of interest that is paid on the certificates, used to pay fees, or, under certain circumstances, deposited to the spread account. Applying excess interest causes the outstanding principal balance to pay down more quickly than the pool balance.

     If the insurer permits the required overcollateralization level to step down, principal collections which would otherwise be paid through to the certificateholders as part of the Principal Distributable Amount may be released to the seller instead.]

SERVICER TERMINATION EVENT

     A servicer termination event under the pooling and servicing agreement will consist of the occurrence and continuance of any of the following:

     o    the servicer's, or for so long as the company is the servicer, the transferor's failure to deliver any required payment to the trustee for distribution to the certificateholders, which failure continues unremedied for two business days;

     o    the servicer's failure to deliver the servicer's certificate within one business day prior of the date such certificate is required to be delivered; or failure to deliver the annual compliance report or the annual accountant's report within five days after the due date for those reports;

     o    the servicer's failure to observe the restrictive covenants regarding mergers, consolidations and transfers of assets set forth in the pooling and servicing agreement or, for so long as the company is the servicer, the transferor's failure to observe the restrictive covenants regarding mergers, consolidations and transfers of assets set forth in the pooling and servicing agreement; the servicor's or, for so long as the company is the servicer, the transferor's failure to observe or perform in any material respect any other covenant or agreement under the pooling and servicing agreement or the purchase agreement or the certificates which failure continues unremedied for
          [30] days after the trustee [or the insurer] gives the servicer written notice of such failure, [or if an insurer default has occurred and is continuing, 30 days after 25% of the certificateholders give the servicer written notice];

                                      S-51

     o    events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, for so long as the company is the servicer, the transferor, or actions by the servicer or, for so long as the company is the servicer, the transferor, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

     o    any servicer or, for so long as the company is the servicer, any transferor, representation, warranty or statement that is proved incorrect and which has a material adverse effect on the trust property, and the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured within [30 days after the trustee or the insurer gives the servicer written notice of such breach, or if an insurer default has occurred and is continuing], 30 days after the certificateholders evidencing not less than 25% of the principal amount of the certificates give the servicer written notice;

     o    [so long as a default by the insurer under the policy has not occurred or is not continuing, the insurer has not delivered an extension notice extending the servicer's term];

     o    [so long as a default by the insurer under the policy has not occurred or is not continuing, an event of default under the insurance agreement under which the policy was issued shall have occurred]; or

     o    [a claim is made under the policy.]

     [Insurance Agreement Cross Defaults consist of:

     o    a demand for payment under the policy;

     o    events of bankruptcy, insolvency, receivership or liquidation of the issuer;

     o    on any distribution date, after taking into account the application of the sum of Available Funds for the collection period plus the amounts available in the spread account for the distribution date, any amounts listed in clauses 1, 2, 3, 4, 5 and 6 under "Description of the
          Purchase Agreements and the Trust Documents -- Distributions" in this prospectus supplement has not been distributed in full within 30 days of the distribution date or 10 days after the issuer and the company has received written notice from the insurer;

     o    the issuer becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; and

     o    any failure to observe or perform in any material respect any other covenants or agreements in the pooling and servicing agreement, or any representation or warranty of the issuer made in the pooling and servicing agreement or in any

                                      S-52

          certificate or other writing delivered under or in connection with the pooling and servicing agreement proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition for which the representation or warranty was incorrect not having been eliminated or otherwise cured, for [30] days after the giving of written notice of the failure or incorrect representation or warranty to the issuer and the trustee by the insurer.

     [A default by the insurer under the policy includes the occurrence and continuance of any of the following events:

     (a)  the insurer fails to make a required policy payment;

     (b)  the insurer:

          o    files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

          o    makes a general assignment for the benefit of its creditors; or

          o    has an order for relief entered against it under the United
               States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

     (c)  enters a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority:

          o    appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property; or

          o    authorizing the taking of possession by a custodian, trustee, agent or receiver of the insurer (or the taking of possession all or any material portion of the property of the insurer).]

RIGHTS UPON SERVICER TERMINATION EVENT

     As long as a servicer termination event remains unremedied:

     o    [provided no insurer default has occurred and is continuing, the insurer in its sole and absolute discretion may terminate all of the servicer's rights and obligations under the pooling and servicing agreement]; or

                                      S-53

     o    [if an insurer default has occurred and is continuing, then] the majority of the certificateholders may terminate all of the servicer's rights and obligations under the pooling and servicing agreement and

     o    following the servicer's termination, the trustee [or any other successor servicer that the [insurer (so long as no insurer default has occurred and is continuing)] [majority of the certificateholders]
          appoints will succeed to all the responsibilities, duties and liabilities of the servicer.

     Any successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer's duties. See "Risk Factors--Transfer of servicing may reduce or delay payments to you" in the accompanying prospectus.

[WAIVER OF PAST DEFAULTS

     Notwithstanding anything to the contrary described under "Description of the Trust Agreements -- Waiver of Past Defaults" in the accompanying prospectus, the insurer may (provided no insurer default has occurred and is continuing), on behalf of all certificateholders, waive any default by the servicer under the pooling and servicing agreement and its consequences. No waiver will impair the insurer's or the certificateholders' rights with respect to subsequent defaults.]

AMENDMENT

     Notwithstanding anything to the contrary described under "Description of the Trust Agreements -- Amendment" in the accompanying prospectus, the transferor, the servicer, and the trustee [and with the insurer's consent, so long as no insurer default has occurred and is continuing,] but without the consent of the certificateholders, may amend the pooling and servicing agreement. The pooling and servicing agreement may be amended in this manner to cure any ambiguity, or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. However, the amendment shall not in any material respect adversely affect the interests of any certificateholder. The seller, the servicer and the trustee may also amend the pooling and servicing agreement with the [insurer's], [the holders of a majority of the principal amount of the certificates' outstanding] consent to add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the certificateholders; provided that the action will not, without the consent of each affected certificateholder:

     o    increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on automobile loans or distributions that are required to be made for the benefit of the certificateholders; or

                                      S-54

     o    reduce the percentage of the certificateholders required to consent to any amendment.

                                  [THE POLICY]

     The following statements summarize the material terms of the policy. This summary does not purport to be complete and is qualified in its entirety by reference to the policy.

     [IF INSURANCE IS PROVIDED, INFORMATION WILL BE PROVIDED BY THE INSURER]

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the certificates only in connection with "Material Federal Income Tax
Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change.
The discussion in this prospectus supplement and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors. Some holders, including: insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the certificates as part of a hedge, straddle, constructive sale or conversion transaction, and holders that will hold the certificates as other than capital assets may be subject to special rules that are not discussed below or in the accompanying prospectus.

     You should consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the certificates.

TAX CHARACTERIZATION OF THE TRUST

     Dewey Ballantine LLP is our tax counsel and is of the opinion that, assuming the parties comply with the terms of the governing agreements, the trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Certificateholders will be treated as the owners of the trust, except as described below.

TAX CONSEQUENCES TO THE HOLDERS OF THE CERTIFICATES

     Owners of beneficial interests in the certificates will report their pro rata share of all income earned on the auto loans, other than amounts, if any, treated as a grantor trust strip security. Subject to certain limitations in the case of such owners who are

                                      S-55

individuals, trusts or estates, beneficial owners may deduct their pro rata share of reasonable servicing and other fees. See "Material Federal Income Tax
Consequences -- Grantor Trust Securities" in the accompanying prospectus.

DISCOUNT AND PREMIUM.

     Grantor trust strip securities and certain grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. See "Material Federal
Income Tax Consequences -- Grantor Trust Securities -- Taxation of Beneficial
Owners of Grantor Trust Securities" and "--Discount and Premium -- Original
Issue Discount" in the accompanying prospectus. In addition, a subsequent purchaser who buys a certificate for less than its principal amount maybe subject to the "market discount" rules of the Code. See "Material Federal Income
Tax Consequences -- Discount and Premium -- Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a certificate for more than its principal amount may be subject to the "market premium" rules of the Code. See
"Material Federal Income Tax Consequences -- Discount and Premium -- Premium" in
the accompanying prospectus.

SALE OF CERTIFICATES.

     If a certificate is sold or retired, the transferor will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in each of them. See "Material Federal Income Tax
Consequences - Grantor Trust Securities - Sales of Grantor Trust Securities" in
the accompanying prospectus.

OTHER MATTERS.

     For a discussion of backup withholding and taxation of foreign investors in the certificates, see "Material Federal Income Tax Consequences -- Backup
Withholding and Information Reporting" and "-- Foreign Investors -- Grantor
Trust Securities, Debt Securities and FASIT Regular Securities" in the
accompanying prospectus.

                        STATE AND LOCAL TAX CONSEQUENCES

     You should consider the state and local income tax consequences of the purchase, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors as to the various state and local tax consequences of investment in the certificates.

                                      S-56

                              ERISA CONSIDERATIONS

     The certificates may be purchased by ERISA plans as described in the accompanying prospectus under "ERISA Considerations - ERISA Considerations regarding Securities which are Certificates."

     The Department of Labor has issued to the underwriters individual prohibited transaction exemptions which, as described in the accompanying prospectus, generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of certificates representing beneficial ownership interests in a trust which holds secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the exemption. The loans covered by the underwriter exemptions include loans such as the automobile loans.

     As of the initial cut-off date, there is no single automobile loan included in the trust that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the trust. Before purchasing a certificate based on the underwriter exemptions, a fiduciary of a plan should itself confirm (1) that such certificate constitutes a certificate for purposes of the exemption and (2) that the conditions and other requirements set forth in the underwriter exemptions would be satisfied.

     Any plan fiduciary considering the purchase of a certificate may wish to consult with its counsel as to the potential applicability of ERISA, the Code and the underwriter exemptions, including the prohibitions against fiduciary conflicts of interest, prior to making an investment in the certificates.
Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

     The sale of the certificates to a plan is not a representation by the company or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or by any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                     RATINGS

     It is a condition to the certificates' issuance that the certificates have been assigned the following ratings: ___________________. [The certificates'
ratings will be substantially based on the insurance policy.]

     We cannot assure you that the rating agencies will not lower or withdraw the ratings.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the certificates

                                      S-57

address the likelihood of the receipt by the certificateholders of all distributions to which the certificateholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that certificateholders might suffer a lower than anticipated yield.

                                  UNDERWRITING

     Subject to the terms and conditions contained in an underwriting agreement, the transferor has agreed to sell to each of the underwriters named below the certificates. Each of the underwriters has severally agreed to purchase from the transferor, the principal balances of the certificates set forth below opposite their respective names:

                                                                PRINCIPAL AMOUNT
                                                                ----------------
[Underwriter] ................................................      $
[Underwriter] ................................................
[Underwriter] ................................................
[Underwriter] ................................................
      Total ..................................................      $

     The underwriters have advised the transferor that they propose to initially offer the certificates to the public at the prices set forth on the cover page of this prospectus supplement. After the initial public offering of the certificates, the public offering prices may be changed.

     Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from any underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, such underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.

     The transferor and the company have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

     The transferor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the automobile loans - prior to their sale to the issuer. One or more of the underwriters, or their respective affiliates, may have acted as a
"warehouse lender" to its affiliates, and may receive a portion of the proceeds as a repayment of the "warehouse" debt.

     IN CONNECTION WITH THIS OFFERING THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT
TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES
AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH
STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                      S-58

                                     EXPERTS

     [The consolidated balance sheets of [name of insurer] and its subsidiaries as of __________ and _____ and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity and cash flows for each of the three years in the period ended __________, incorporated by reference in this prospectus supplement, are incorporated herein in reliance on the report of [ ], independent accountants, given on the authority of that firm as experts in accounting and auditing.]

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the accompanying prospectus, certain federal income tax and other matters have been passed upon for the company, the transferror and the issuer by Dewey Ballantine LLP. Certain legal matters relating to the certificates have been passed upon for the underwriters by ______________________. [Certain legal matters have been passed upon for the
insurer by                           .]
          ---------------------------

                                      S-59

                                    GLOSSARY

     "Available Funds" means, for any calendar month, the sum, without duplication, of:

     o    the Collected Funds for the calendar month;

     o    the Liquidation Proceeds collected during the calendar month;

     o    the proceeds from recoveries on liquidated automobile loans collected during the calendar month;

     o    all purchase amounts deposited in the collection account during the calendar month;

     o    income on investments held in the collection account; and

     o    [any amount transferred from the capitalized interest account to the collection account.]

     "Certificateholders' Principal Distributable Amount" means, for any distribution date, other than the final scheduled distribution date, the sum of the Principal Distributable Amount for the distribution date and the Principal
Carryover Amount, if any, as of the distribution date.

     The Certificateholders' Principal Distributable Amount on the final scheduled distribution date will equal the outstanding principal amount of the certificates, if any.

     "Collected Funds" means, for any calendar month, the amount of funds in the collection account representing automobile loan collections during the calendar month.

     "Cram Down Loss" means, for any automobile loan, other than a liquidated automobile loan, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan, an amount equal to:

     o    the excess of the automobile loan's principal balance immediately prior to the automobile loan order over the automobile loan's principal balance as reduced; and/or

     o    if the court issued an order reducing the effective interest rate on the automobile loan, the excess of the automobile loan principal balance immediately prior to the order over the automobile loan's net present value - using as the discount rate the higher of the APR on the automobile loan or the rate of interest, if any, specified by the court in the order - of the scheduled payments as so modified or restructured.

                                      S-60

     A Cram Down Loss shall be deemed to have occurred on the order's issuance date.

     "Interest Carryover Amount" means, for any determination date, all or any portion of the Interest Distributable Amount for the immediately preceding distribution date, which remains unpaid plus, to the extent permitted by law, interest on the unpaid amount at the pass-through rate paid on the certificates from the preceding distribution date to but excluding the distribution date.

     "Interest Distributable Amount" means, for any distribution date, the sum of the Monthly Interest Distributable Amount for the distribution date and the
Interest Carryover Amount, if any, calculated as of the distribution date.

     "Liquidation Proceeds" means, for liquidated automobile loans:

     o    proceeds received by the servicer from whatever source for a liquidated automobile loan; minus

     o    the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts the obligor is required to remit by law.

     "Monthly Interest Distributable Amount" means, for any distribution date, the interest accrued during the applicable interest period on the principal amount of the certificates outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date calculated [on the basis of a [360]-day year and the actual number of days elapsed or on the basis of a 360-day year consisting of twelve 30-day months.]

     "Principal Carryover Amount" means, as of any determination date, all or any portion of the Principal Distributable Amount from the preceding distribution date which remains unpaid.

     "Principal Distributable Amount" means, for any distribution date, the amount equal to the sum of the following amounts for the related calendar month, computed according to the simple interest method:

     o    collections received on automobile loans, other than liquidated and purchased automobile loans, allocable to principal, including full and partial principal prepayments;

     o    the principal balance of all automobile loans, other than purchased automobile loans, that became liquidated automobile loans during the related collection period;

     o    the portion of the purchase amount allocable to principal of all automobile loans that became purchased automobile loans during the related collection period;

                                      S-61

     o    at the option of the insurer, the outstanding principal balance of those automobile loans that the transferor or the company was required to repurchase during the related collection period but were not repurchased; and

     o    the aggregate amount of Cram Down Losses with respect to the automobile loans that have occurred during the related collection period.

                                      S-62

                                     ANNEX A

             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS
SUPPLEMENT TO WHICH IT IS ATTACHED.

     Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream, Luxembourg or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of
Clearstream, Luxembourg and Euroclear and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate
U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All securities will be held in book-entry form by DTC in the name of Cede &
Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                      A-1

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants

     Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

     Trading between Clearstream, Luxembourg or Euroclear Participants

     Secondary market trading between Clearstream, Luxembourg participants or
Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Transferor and Clearstream, Luxembourg or Euroclear
Participants

     When securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or
Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or
Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days [on the basis of twelve 30-day months]. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream,
Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New
York. If settlement is not completed on the intended value date and the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this

                                      A-2

approach, they may take on credit exposure to Clearstream, Luxembourg or
Euroclear until the securities are credited to their account one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC transferor on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear Transferor and DTC
Purchaser

     Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The transferor will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or
Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. The payment will then be reflected in the account of Clearstream, Luxembourg participant or
Euroclear participant the following day, and receipt of the cash proceeds in the
Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream, Luxembourg participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the
Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream,

                                      A-3

Luxembourg participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o    borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream,
     Luxembourg or Euroclear accounts in accordance with the clearing system's customary procedures;
o    borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or
o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of securities holding securities through Clearstream,
Luxembourg or Euroclear, or through DTC if the holder has an address outside the
U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

          (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S.
     entity required to withhold tax complies with applicable certification requirements and

          (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult with your own tax advisors for specific tax advice concerning your holding and disposing of the securities.

          Exemption for Non-U.S. Persons-Form W-8BEN

          Beneficial owners of global securities that are non-U.S. persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial
Owner for United States Withholding). Generally, the Form W-8BEN provided without a U.S. taxpayer identification number (a "TIN") is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstance renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

                                      A-4

          Exemption for Non-U.S. Persons with Effectively Connected Income-Form
W-8ECI

          A non-U.S. person, as defined below, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively
Connected with the Conduct of a Trade or Business in the United States. The Form
W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

          Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty
Countries-Form W-8BEN.

          A non-U.S. person may claim treaty benefits by filing Form W-8BEN,
Certificate of Foreign Status of Beneficial Owner for United States Tax
Withholding. Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (a "TIN") is valid for a period of three years beginning on the date that the form is signed. If the information shown on the Form W-8BEN changes a new Form W-BEN must be filed within 30 days of the change. A Form
W-8BEN provided with a U.S. Tin is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

          Exemption for U.S. Persons-Form W-9

          U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 "Request for Taxpayer Identification Number and
Certification."

     A U.S. person is:

          (1) a citizen or resident of the United States;

          (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

          (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

          (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

          A non-U.S. person is any person who is not a U.S. person.

                                      A-5

================================================================================
You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document speaks only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               ___________________

                                TABLE OF CONTENTS                           PAGE
                              PROSPECTUS SUPPLEMENT                         ----

Summary ...................................................................S-[ ]
Risk Factors ..............................................................S-[ ]
Use of Proceeds ...........................................................S-[ ]
The Company/Servicer ......................................................S-[ ]
The Transferor ............................................................S-[ ]
The Issuer ................................................................S-[ ]
The Trustee ...............................................................S-[ ]
The Trust Property ........................................................S-[ ]
The Automobile Loans ......................................................S-[ ]
Yield and Prepayment Considerations .......................................S-[ ]
[The Insurer] .............................................................S-[ ]
Description of the Certificates ...........................................S-[ ]
Description of the Purchase Agreements and the Trust Documents ............S-[ ]
[The Policy] ..............................................................S-[ ]
Material Federal Income Tax Consequences ..................................S-[ ]
State and Local Tax Consequences ..........................................S-[ ]
ERISA Considerations ......................................................S-[ ]
Ratings ...................................................................S-[ ]
Underwriting ..............................................................S-[ ]
Experts ...................................................................S-[ ]
Legal Opinions ............................................................S-[ ]
Glossary ..................................................................S-[ ]
Clearance, Settlement and Tax Documentation Procedures ..................Annex A

                                   PROSPECTUS
Summary of Prospectus .......................................................[ ]
Risk Factors ................................................................[ ]
The Company and the Servicer ................................................[ ]
The Trustee .................................................................[ ]
The Issuer ..................................................................[ ]
The Trust Property ..........................................................[ ]
The Automobile Loans ........................................................[ ]
The Company's Automobile Financing Program ..................................[ ]
Pool Factors ................................................................[ ]
Use of Proceeds .............................................................[ ]
Description of the Securities ...............................................[ ]
Description of the Trust Agreements .........................................[ ]
Material Legal Aspects of the Automobile Loans ..............................[ ]
Material Federal Income Tax Consequences ....................................[ ]
State and Local Tax Consequences ............................................[ ]
ERISA Considerations ........................................................[ ]
Methods of Distribution .....................................................[ ]
Legal Opinions ..............................................................[ ]
Incorporation by Reference ..................................................[ ]
Financial Information .......................................................[ ]

Until [90] days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the prospectus to which it relates. This is in addition to the dealers' obligation to deliver a prospectus supplement and the related prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   $__________

                    LONG BEACH AUTO RECEIVABLES TRUST 20_-__

                           $__________ CLASS A _____%
                            ASSET BACKED CERTIFICATES

                              [NAME OF TRANSFEROR]
                                   Transferor

                                   LONG BEACH
                                ACCEPTANCE CORP.
                                Company/Servicer

                                [LBA CORP LOGO]

                              PROSPECTUS SUPPLEMENT

                                 [UNDERWRITERS]

================================================================================

Prospectus
--------------------------------------------------------------------------------

LONG BEACH ACCEPTANCE CORP.  [LBA CORP LOGO]  AUTOMOBILE RECEIVABLE ASSET-BACKED
Company/Servicer                                  SECURITIES, ISSUABLE IN SERIES

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
WE SUGGEST THAT YOU READ THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6
OF THIS PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST
IN THESE SECURITIES.

These securities are automobile loan asset-backed securities which represent interests in or obligations of the issuer issuing that series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the automobile loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.
--------------------------------------------------------------------------------

THE SECURITIES --

o    will be issued from time to time in series;

o    will be backed primarily by one or more pools of "non-prime" automobile installment sale contracts, referred to in this prospectus as the automobile loans, transferred directly or indirectly by Long Beach
     Acceptance Corp. to the issuer;

o    will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

o    may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

THE ASSETS --

The assets of each issuer will primarily consist of a pool of "non-prime"
automobile loans, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the related prospectus supplement.
"Non-prime" automobile loans are automobile loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS FEBRUARY [__], 2005

    IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities; and (2) the prospectus supplement, which describes the specific terms of your series of securities.

     This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, the accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the
Securities Exchange Act, referred to herein as the Exchange Act, of 1934, as amended. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management.
Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," plans,"
"estimates" or similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions.
Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

                                       ii

                                                                                                                PAGE
                                                                                                                ----

                                      iii

                                       iv

                                       v

                              SUMMARY OF PROSPECTUS

o This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

o This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding of the securities and is qualified by the full description of these structural elements, calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

o There are material risks associated with an investment in the securities. You should read the section entitled "Risk Factors" beginning on page 6 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

ISSUER

The issuer for a particular series of securities may be either a special-purpose finance subsidiary of the company or a trust formed by the company.

COMPANY

Long Beach Acceptance Corp., a Delaware corporation. The company's principal offices are located at One Mack Centre Drive, Paramus, New Jersey 07652 and its
telephone number is (201) 262-5222.

SERVICER

Unless otherwise specified in the related prospectus supplement, Long Beach
Acceptance Corp.

CUSTODIAN

Unless otherwise specified in the related prospectus supplement, Long Beach
Acceptance Corp.

TRUSTEE

For any series of securities, the trustee named in the related prospectus supplement.

In addition, if the issuer is a trust, it may separately enter into and issue notes pursuant to a separate indenture. In that case, the trust and the indenture will be administered by separate independent trustees.

The term trustee means, except as otherwise specified, the trustee with respect to any series of certificates, or the indenture trustee with respect to any series of notes, each as named in the related prospectus supplement.

THE SECURITIES

Each class of securities will be either:

o    certificates evidencing beneficial ownership in the trust property; or

o    notes representing indebtedness of the issuer.

Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series may include one or more classes which:

o    are entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

o    are entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

o    have different terms including different interest rates and different timing of payments, whether by sequential order or proportional distribution of payments of principal or interest or both;

o    will not distribute accrued interest but rather will add the accrued interest to the principal balance, or notional balance, in the manner described in the related prospectus supplement;

o    are senior or subordinate to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on automobile loans; or

o    has a lockout feature, under which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period.

A series of securities may provide that distributions of principal or interest or both on any class may be made:

o    upon the occurrence of specified events;

o    in accordance with a schedule or formula; or

o    on the basis of collections from designated portions of the related pool of automobile loans.

TRUST PROPERTY

As specified in the related prospectus supplement, the trust property may consist of:

o    a pool consisting primarily of "non-prime" automobile loans between manufacturers, dealers, or other originators and retail purchasers together with all monies relating to the automobile loans received after the cut-off date specified in the related prospectus supplement;

o    a security interest in the underlying automobiles, sport utility vehicles, light duty trucks and vans;

o    proceeds from the disposition of the underlying automobiles, sport utility vehicles, light duty trucks and vans and property relating to the automobiles, sport utility vehicles, light duty trucks and vans;

o    Rule of 78s loans under which the obligor pays, in monthly installments, a specified total representing the principal amount financed and finance charges, which finance charges are calculated so that the interest portion of each payment is greater during the early months of the contract term and lower during later months;

o    fixed value loans which provide for monthly payments with a final fixed payment that is greater than the scheduled monthly payments;

o    simple interest loans which provide for amortization of the amount financed through a series of fixed level monthly payments;

o    amounts held in any collection, reserve, pre-funding or other accounts established pursuant to the transaction documents;

o    credit enhancement for the trust property or any class of securities; and

o    interest on short-term investments.

If the related prospectus supplement specifies, the trustee may acquire additional automobile loans during a specified pre-funding period from monies in a pre-funding account. In no event will a pre-funding period exceed one year or will the amount deposited in a pre-funding account exceed 50% of the amount of the securities being offered pursuant to the related prospectus supplement.

For purposes of this prospectus, if the issuer is a trust, the term trust property refers to the property of such trust, and if the issuer is a special-purpose finance subsidiary of the company, the term trust property refers to the property pledged by such special-purpose finance subsidiary to the trustee for the benefit of the holders of the related securities.

"Non-prime" automobile loans, the principal component of the trust property, is a common term used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

PAYMENT DATE

As described in the related prospectus supplement, the securities will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly or semi-annually.

RECORD DATE

The related prospectus supplement will describe a date preceding the payment date, as of which the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

COLLECTION PERIOD

A period preceding each payment date - for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. As the related prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trustee prior to the related payment date.

CREDIT ENHANCEMENT

As described in the related prospectus supplement, credit enhancement for the trust property or any class of securities may include any one or more of the following:

o    a policy issued by an insurer specified in the related prospectus supplement;

o    a reserve account;

o    letters of credit;

o    credit or liquidity facilities;

o    third party payments, guarantees or other support;

o    cash deposits or other arrangements;

o    swaps (including currency swaps) and other derivative instruments and interest rate protection agreements; and

o    subordination, cross-collateralization and over-collateralization.

CROSS-COLLATERALIZATION

As described in the related prospectus supplement, a series or class of securities may include the right to receive monies from a common pool of credit enhancement which may be available for more than one series of securities.

The common pool of credit enhancement may consist of one or more of the following:

o    a master reserve account;

o    a master excess spread account;

o    a master insurance policy;

o    a master collateral pool; or

o    an overcollateralization account.

Payments received by an issuer on automobile loans may not be used to pay principal or interest on securities issued by any other issuer, except to the limited extent that collections in excess of amounts needed to pay an issuer's securities may be deposited in a common master reserve account, a common master excess spread account or an overcollateralization account that provides credit enhancement for more than one series of securities.

REGISTRATION OF SECURITIES

The issuer may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In that case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the related prospectus supplement.

OPTIONAL TERMINATION

As described in this prospectus and the related prospectus supplement, the servicer, the company, or if the related prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of securities.

MANDATORY TERMINATION

As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. An indenture may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

SALE OF AUTOMOBILE LOANS

As described in this prospectus and the related prospectus supplement, the servicer may, in accordance with the terms of the sale and servicing agreement for that particular series, direct the issuer to sell delinquent automobile loans to a third party that is unaffiliated with the company, the seller and the issuer.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The securities of each series will, for federal income tax purposes, constitute one of the following:

o    interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

o    debt issued by a trust or by the company secured by the underlying automobile loans; or

o    interests in a trust which is treated as a partnership.

In addition to reviewing Material Federal Income Tax Consequences in this prospectus and the related prospectus supplement, you should consult your tax advisors.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the
Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" beginning on page 65 in this prospectus and in the related prospectus supplement.

RATINGS

Each class of securities offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the automobile loans or the effect on the rate of prepayments on the return of principal to securityholders.

                                  RISK FACTORS

     This section and the section under the caption "Risk Factors" in the accompanying prospectus supplement describe the principal risk factors associated with an investment in any class of securities. You should consider these risk factors prior to any purchase of any class of securities.

YOU MAY NOT BE ABLE TO SELL YOUR     A secondary market for these securities is
SECURITIES, AND MAY HAVE TO HOLD     unlikely to develop. If it does develop, it
YOUR SECURITIES TO MATURITY EVEN     may not provide you with sufficient
THOUGH YOU MAY WANT TO SELL.         liquidity of investment or continue for the
                                     life of these securities. The underwriters
                                     may establish a secondary market in the
                                     securities, although no underwriter will be
                                     obligated to do so. The securities are not
                                     expected to be listed on any securities
                                     exchange or quoted in the automated
                                     quotation system of a registered securities
                                     association.

                                     Issuance of the securities in book-entry
                                     form may also reduce the liquidity in the
                                     secondary trading market, since some
                                     investors may be unwilling to purchase
                                     securities for which they cannot obtain
                                     definitive physical securities.

PREPAYMENTS ON THE AUTOMOBILE LOANS  The yield to maturity of the securities may
COULD CAUSE YOU TO BE PAID EARLIER   be adversely affected by a higher or lower
THAN YOU EXPECT, WHICH MAY           than anticipated rate of prepayments on the
ADVERSELY AFFECT YOUR YIELD TO       automobile loans. If you purchase a
MATURITY.                            security at a premium based on your
                                     expectations as to its maturity or weighted
                                     average life, and the security pays
                                     principal more quickly than you expected,
                                     your yield will be lower than you
                                     anticipated and you may not recover the
                                     premium you paid. Similarly, if you
                                     purchase a security at a discount based on
                                     your expectations as to its maturity or
                                     weighted average life, and the security
                                     pays principal more slowly than you
                                     expected, your yield will be lower than you
                                     anticipated.

                                     The yield to maturity on interest only
                                     securities will be extremely sensitive to
                                     the rate of prepayments on the automobile
                                     loans. If the automobile loans prepay very
                                     quickly the yield on an interest only
                                     security could be dramatically reduced and
                                     an investor may not

                                     recover its initial investment.

                                     The automobile loans may be prepaid in full
                                     or in part at any time.

                                     We cannot predict the rate of prepayments
                                     of the automobile loans, which is
                                     influenced by a wide variety of economic,
                                     social and other factors, including among
                                     others, obsolescence, the prevailing
                                     interest rates, availability of alternative
                                     financing, local and regional economic
                                     conditions and natural disasters.
                                     Therefore, we can give no assurance as to
                                     the level of prepayments that a trust will
                                     experience.

                                     Your securities could be subject to
                                     optional or mandatory redemption features,
                                     exposing you to investment risk.

                                     One or more classes of securities of any
                                     series may be subject to optional or
                                     mandatory redemption in whole or in part,
                                     on or after a specified date, or on or
                                     after the time when the aggregate
                                     outstanding principal amount of the
                                     automobile loans or the securities is less
                                     than a specified amount or percentage.

                                     Since prevailing interest rates may
                                     fluctuate, we cannot assure you that you
                                     will be able to reinvest unscheduled
                                     payments resulting from a redemption at a
                                     yield equaling or exceeding the yield on
                                     your securities. You will bear the risk of
                                     reinvesting these amounts.

THE TRUST ASSETS CONSIST MAINLY OF   The trust assets will consist primarily of
LOANS MADE TO "NON-PRIME"            "non-prime" automobile loans originated
BORROWERS.                           under lending programs of the company
                                     designed to serve consumers who have
                                     limited access to traditional automobile
                                     financing. There is a high degree of risk
                                     associated with non-prime borrowers. The
                                     typical non-prime borrower has a limited
                                     credit history or a modest income or has
                                     experienced prior credit difficulties.
                                     Because the company serves consumers who
                                     are unable to meet the credit standards
                                     imposed

                                     by most traditional automobile financing
                                     sources, its finance charges are at higher
                                     rates than those charged by many
                                     traditional financing sources. "Non-prime"
                                     automobile loans such as those included in
                                     trust assets therefore entail relatively
                                     higher risk and may be expected to
                                     experience higher levels of delinquencies
                                     and losses than automobile loans originated
                                     by traditional automobile financing
                                     sources.

CREDIT ENHANCEMENT, IF PROVIDED,     Credit enhancement for your securities may
MAY BE LIMITED IN BOTH AMOUNT AND    be provided in limited amounts to cover
SCOPE OF COVERAGE, AND MAY NOT BE    some, but not all, types of losses on the
SUFFICIENT TO COVER ALL LOSSES OR    automobile loans and may reduce over time
RISKS ON YOUR INVESTMENT.            in accordance with a schedule or formula.
                                     Furthermore, credit enhancement may provide
                                     only very limited coverage as to some types
                                     of losses, and may provide no coverage as
                                     to other types of losses. Credit
                                     enhancement does not directly or indirectly
                                     guarantee to the investors any specified
                                     rate of prepayments, which is one of the
                                     principal risks of your investment. The
                                     amount and types of credit enhancement
                                     coverage, the identification of any entity
                                     providing the credit enhancement, the terms
                                     of any subordination and other information
                                     relating thereto will be described in the
                                     accompanying prospectus supplement.

POSSESSION OF THE AUTOMOBILE LOANS   Any insolvency by the company, the
BY THE COMPANY COMBINED WITH THE     servicer, the custodian or a third party
INSOLVENCY OF THE COMPANY, THE       while in possession of the automobile loans
SERVICER, THE CUSTODIAN OR OTHER     may result in competing claims to ownership
PARTY, MAY CAUSE YOUR PAYMENTS TO    or security interests in the automobile
BE REDUCED OR DELAYED.               loans which could result in delays in
                                     payments on the securities, losses to
                                     securityholders or the repayment of the
                                     securities.

                                     In addition, if the company, the servicer,
                                     or a third party while in possession of the
                                     automobile loans, sells or pledges and
                                     delivers them to another party, that party
                                     could acquire an interest in the automobile
                                     loans with priority over the trustee's
                                     interest. This could result in delays in
                                     payments on the securities or losses

                                     to you on the repayment of the securities.

FEDERAL AND STATE CONSUMER           Federal and state consumer protection laws
PROTECTION LAWS AND OTHER FACTORS    may prohibit, limit, or delay repossession
MAY LIMIT THE COLLECTION OF          and sale of the vehicles to recover losses
PAYMENTS ON THE AUTOMOBILE LOANS     on defaulted automobile loans. As a result,
AND REPOSSESSION OF THE VEHICLES.    you may experience delays in receiving
                                     payments and suffer losses.

                                     Additional factors that may affect the
                                     issuer's ability to recoup the full amount
                                     due on an automobile loan include:

                                     o  the company's failure to file amendments
                                        to certificates of title relating to the
                                        vehicles;

                                     o  the company's failure to file financing
                                        statements to perfect its security
                                        interest in the vehicle;

                                     o  depreciation;

                                     o  obsolescence;

                                     o  damage or loss of any vehicle; and

                                     o  the application of Federal and state
                                        bankruptcy and insolvency laws.

INSOLVENCY OF THE COMPANY MAY CAUSE  In some circumstances, a bankruptcy of the
YOUR PAYMENTS TO BE REDUCED OR       company may reduce payments to you. The
DELAYED.                             company will structure the transactions
                                     contemplated by this prospectus and the
                                     accompanying prospectus supplement to guard
                                     against the trust property becoming
                                     property of the bankruptcy estate of the
                                     company. These steps include the creation
                                     of one or more separate limited-purpose
                                     subsidiaries, which contain restrictions on
                                     the nature of their businesses and their
                                     ability to commence a voluntary bankruptcy
                                     case or proceeding. The company believes
                                     that the transfer of the automobile loans
                                     to a limited-purpose subsidiary should be
                                     treated as an absolute and unconditional
                                     assignment and transfer.

                                     However, in the event of an insolvency of
                                     the company a court or bankruptcy trustee
                                     could attempt to:

                                     o  recharacterize the transfer of the
                                        automobile loans by the company to the
                                        subsidiary as a borrowing by the company
                                        from the subsidiary or the related
                                        securityholders secured by a pledge of
                                        the automobile loans; or

                                     o  consolidate the assets of the subsidiary
                                        with those of the company because the
                                        company will own the equity interests of
                                        the subsidiary.

                                     If a recharacterization attempt is
                                     successful, a court could elect to
                                     accelerate payment of the securities and
                                     liquidate the automobile loans. Then you
                                     may only be entitled to the outstanding
                                     principal amount and interest on the
                                     securities at the interest rate on the date
                                     of payment. A recharacterization attempt,
                                     even if unsuccessful, could result in
                                     delays in payments to you.

                                     If either attempt is successful, the
                                     securities may be accelerated and the
                                     trustee's recovery on your behalf could be
                                     limited to the then current value of the
                                     automobile loans. Consequently, you could
                                     lose the right to future payments and you
                                     may not receive your anticipated interest
                                     and principal on the securities.

COMMINGLING OF FUNDS WITH THE        While the company is the servicer, cash
COMPANY'S FUNDS MAY RESULT IN        collections which are not remitted to a
REDUCED OR DELAYED PAYMENTS TO YOU.  lockbox account and instead are remitted directly to the servicer may be commingled
                                     with the company's other funds prior to
                                     depositing such cash collections into the
                                     proper trust account in accordance with the
                                     related servicing agreement.

                                     If bankruptcy proceedings are commenced
                                     with respect to the company while acting as

                                       10

                                     servicer, the company (if not the
                                     servicer), the issuer, or the trustee, may
                                     not have a perfected security interest and
                                     any funds then held by the servicer may be
                                     unavailable to securityholders.

THE COMPANY'S LOSS OF THIRD PARTY    The company is dependent upon the continued
FINANCING MAY DELAY PAYMENTS TO      receipt of funding from third party
YOU.                                 sources. In the event that such funding is
                                     discontinued, the company may not be able
                                     to perform its obligations with respect to
                                     the securities, including its obligation to
                                     service the automobile loans and repurchase
                                     automobile loans which breach specified
                                     representations and warranties. As a
                                     result, you may experience delays in
                                     receiving payments and suffer losses.

LOSSES AND DELINQUENCIES ON THE      We cannot guarantee that the delinquency
AUTOMOBILE LOANS MAY DIFFER FROM     and loss levels of the automobile loans in
THE COMPANY'S HISTORICAL LOSS AND    the related pool will correspond to the
DELINQUENCY LEVELS.                  historical levels the company experienced
                                     on its loan and vehicle portfolio. There is
                                     a risk that delinquencies and losses could
                                     increase or decline significantly for
                                     various reasons including:

                                     o  changes in the federal income tax laws;
                                        or

                                     o  changes in the local, regional or
                                        national economies.

SECURITYHOLDERS HAVE NO RECOURSE     There is no recourse against the company
AGAINST THE COMPANY FOR LOSSES.      other than for breaches of certain
                                     representations and warranties with respect
                                     to the automobile loans, and, while the
                                     company is acting as servicer, for certain
                                     breaches of the servicer's obligations
                                     under the servicing agreement. The
                                     securities represent obligations solely of
                                     the trust or debt secured by the trust
                                     property. No securities will be guaranteed
                                     by the company, the servicer, or the
                                     applicable trustee. Consequently, if
                                     payments on the automobile loans, and to
                                     the extent available, any credit
                                     enhancement, are insufficient to pay the
                                     securities in full, you have no rights to
                                     obtain payment from the company.

                                       11

USED VEHICLES INCLUDED IN THE        Some or all of the assets of a trust may
AUTOMOBILE LOAN POOL MAY INCUR       consist of loans to finance the purchase of
HIGHER LOSSES THAN NEW AUTOMOBILES.  used vehicles. Because the value of a used vehicle is more difficult to determine,
                                     upon sale of a repossessed vehicle, a
                                     greater loss may be incurred.

DEFAULTED AUTOMOBILE LOANS MAY       In the event that the company or the
RESULT IN A DELAY IN PAYMENTS TO     servicer must repossess and dispose of
SECURITYHOLDERS AND A LOSS ON YOUR   vehicles to recover scheduled payments due
INVESTMENT.                          on defaulted automobile loans, the
                                     securityholders may not realize the full
                                     amount due on an automobile loan, or may
                                     not realize the full amount on a timely
                                     basis. Other factors that may affect the
                                     ability of the securityholders to realize
                                     the full amount due on an automobile loan
                                     include whether endorsements or amendments
                                     to certificates of title relating to the
                                     vehicles had been filed or such
                                     certificates have been delivered to the
                                     trustee, whether financing statements to
                                     perfect the security interest in the
                                     automobile loans had been filed,
                                     depreciation, obsolescence, damage or loss
                                     of any vehicle, and the application of
                                     federal and state bankruptcy and insolvency
                                     laws. As a result, you may be subject to
                                     delays in receiving payments and suffer
                                     loss on your investment in the securities
                                     to the extent such losses are not covered
                                     by applicable credit enhancement.

TRANSFER OF SERVICING MAY REDUCE OR  If the company were to cease servicing the
DELAY PAYMENTS TO YOU.               automobile loans, delays in processing
                                     payments on the automobile loans and
                                     information regarding automobile loan
                                     payments could occur. A transfer in
                                     servicing of the automobile loans could
                                     reduce or delay payments to you. In
                                     addition, if the company were to cease
                                     servicing the automobile loans, there is no
                                     guarantee that a replacement servicer would
                                     be able to service the automobile loans to
                                     the same capability and degree of skill as
                                     the company.

                                       12

INABILITY OF THE COMPANY TO          The transaction documents require the
REACQUIRE AUTOMOBILE LOANS WHICH     company to acquire automobile loans from
BREACH A REPRESENTATION OR WARRANTY  the trust property if representations and
MAY CAUSE YOUR PAYMENTS TO BE        warranties concerning the loans'
REDUCED OR DELAYED.                  eligibility or certain covenants made by
                                     the company, as servicer, have been
                                     breached. If the company is unable to
                                     reacquire the automobile loans and no other
                                     party is obligated to perform or satisfy
                                     these obligations, you may experience
                                     delays in receiving payments and losses on
                                     your investment in the securities to the
                                     extent such losses are not covered by
                                     applicable credit enhancement.

FAILURE TO AMEND OR REISSUE THE      None of the company, the issuer or the
CERTIFICATES OF TITLE TO THE         trustee will amend or reissue the
FINANCED VEHICLES MAY CAUSE YOU TO   certificates of title to the financed
EXPERIENCE DELAYS IN PAYMENTS OR     vehicles to note their sale to the issuer
LOSSES.                              or the grant of a security interest in the
                                     vehicles to the trustee by the issuer.
                                     Because the certificates of title will not
                                     be amended or reissued, the issuer may not
                                     have a perfected security interest in the
                                     financed vehicles securing automobile loans
                                     originated in some states. In the event
                                     that an automobile loan originated in any
                                     such state goes into default, you may
                                     experience delays in receiving payments and
                                     losses on your investment in the securities
                                     to the extent such losses are not covered
                                     by applicable credit enhancement.

INADEQUATE INSURANCE ON VEHICLES     Each automobile loan requires the obligor
MAY CAUSE YOU LOSSES ON YOUR         to maintain insurance covering physical
INVESTMENT.                          damage to the vehicle in an amount not less
                                     than the unpaid principal balance of the
                                     automobile loan with the company named as a
                                     loss payee. Since the obligors select their
                                     own insurers to provide the required
                                     coverage, the specific terms and conditions
                                     of their policies vary.

                                     In addition, although most automobile loans
                                     generally give the company the right to
                                     force place insurance coverage in the event
                                     the required physical damage insurance on a
                                     vehicle is not maintained by an obligor,
                                     neither the company nor the servicer is
                                     obligated to force place coverage. In the
                                     event insurance coverage is not maintained
                                     by obligors and coverage is not force
                                     placed, then insurance

                                       13

                                     recoveries may be limited in the event of
                                     losses or casualties to vehicles included
                                     in the trust property, and you could suffer
                                     a loss on your investment.

LIMITATIONS ON INTEREST PAYMENTS     Generally, under the terms of the
AND REPOSSESSIONS MAY CAUSE LOSSES   Servicemembers Civil Relief Act, or similar
ON YOUR INVESTMENT.                  state legislation, a lender may not charge
                                     an obligor who commences active military
                                     duty after the origination of the
                                     automobile loan interest, including fees
                                     and charges, above an annual rate of 6%
                                     during the period of the obligor's active
                                     duty status, unless a court orders
                                     otherwise upon application of the lender.
                                     It is possible that this action could
                                     affect the servicer's ability to collect
                                     full amounts of finance charges on some of
                                     the automobile loans. In addition, the
                                     relief act imposes limitations that would
                                     impair the servicer's ability to repossess
                                     on an affected automobile loan during the
                                     obligor's period of active duty status.
                                     Thus, in the event that these automobile
                                     loans go into default, there may be delays
                                     and losses on your investment in the
                                     securities to the extent such losses are
                                     not covered by applicable credit
                                     enhancement.

THE RATINGS ASSIGNED TO YOUR         The ratings assigned to the securities will
SECURITIES AND/OR TO ANY CREDIT      be based on, among other things, the
ENHANCEMENT PROVIDER BY THE RATING   adequacy of the trust property and the
AGENCIES MAY BE LOWERED OR           creditworthiness of any credit enhancement
WITHDRAWN AT ANY TIME, WHICH MAY     for any series of securities. Any rating
AFFECT YOUR ABILITY TO SELL YOUR     which is assigned to the securities may not
SECURITIES.                          remain in effect for any given period of
                                     time or may be lowered or withdrawn
                                     entirely by the rating agencies, if, in
                                     their judgment, circumstances in the future
                                     so warrant.

                                     The ratings of securities enhanced by a
                                     credit enhancement provider may be lowered
                                     or withdrawn solely because of an adverse
                                     change in the financial or other condition
                                     of a credit enhancement provider or a
                                     change in the applicable rating of a credit
                                     enhancement provider at any time. There is
                                     also a risk that a reduction in the rating
                                     of a credit enhancement

                                       14

                                     provider could result in a reduction of the
                                     ratings on the securities.

                                     All of the above may affect your ability to
                                     sell your securities.

BOOK-ENTRY REGISTRATION MAY AFFECT   We expect that the offered securities of
YOUR ABILITY TO EXERCISE YOUR        each series will be issued in
RIGHTS AS A SECURITYHOLDER.          uncertificated book-entry form, and will be
                                     registered in the name of Cede, the nominee
                                     of the Depository Trust Company, commonly
                                     known as DTC. Unless and until physical
                                     securities are issued, you will only be
                                     permitted to exercise your rights as a
                                     securityholder indirectly, through DTC or
                                     through its participants.

                                       15

                          THE COMPANY AND THE SERVICER

     The company was incorporated in Delaware on April 28, 1995. The company purchases, originates and services automobile loans. The company's executive offices are located at One Mack Centre Drive, Paramus, New Jersey 07652;
telephone (201) 262-5222.

                                   THE TRUSTEE

     The trustee for each series of securities will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee detailed in the trust agreement. The term trustee means, except as otherwise specified, the trustee with respect to any series of certificates, or the indenture trustee with respect to any series of notes, each as named in the related prospectus supplement. The term trust agreement means, except as otherwise specified, any and all agreements relating to the establishment of the trust, if any, the servicing of the automobile loans and the issuance of the securities, including, if applicable, an indenture or similar agreement.

     The related prospectus supplement will specify procedures for the trustee's and for a successor trustee's appointment, resignation or removal.

                                   THE ISSUER

     The company will either form a special-purpose finance subsidiary that will issue the securities or cause such special-purpose finance subsidiary to establish a separate trust that will issue the securities.

                               THE TRUST PROPERTY

     As specified in the related prospectus supplement, the trust property will include:

     o    a pool of primarily "non-prime" automobile loans;

     o    all monies, including accrued interest, due on the automobile loans on or after the cut-off date specified in the accompanying prospectus supplement;

     o    amounts that the servicer may hold in one or more accounts;

     o    the security interests, if any, in the vehicles relating to the pool of automobile loans;

     o    the right to proceeds from claims on, and unearned premiums from, physical, credit life and credit accident and health insurance damage policies covering the vehicles or the obligors;

     o    the proceeds of any repossessed vehicles related to the pool of automobile loans;

                                       16

     o    the rights of the company under the related automobile loan acquisition agreement, if any;

     o    refunds for the costs of extended service contracts for the financed vehicles;

     o    the proceeds from recourse claims against the dealers from which the company purchased the automobile loans, if any;

     o    the documents and files maintained by the company related to the automobile loans; and

     o    interest earned on short-term investments held in the trust property, unless the related prospectus supplement specifies that the interest may be paid to the servicer or the company.

     If specified in the related prospectus supplement, the trust property will also include monies on deposit in a pre-funding account, which the trustee will use to acquire or receive a security interest in additional automobile loans during a pre-funding period. In addition, some combination of credit enhancement may be issued to or held by the trustee for the benefit of the securityholders.

     For purposes of this prospectus, if the issuer is a trust, the term trust property refers to the property of such trust, and if the issuer is a special-purpose finance subsidiary of the company, the term trust property refers to the property pledged by such special-purpose finance subsidiary to the trustee for the benefit of the holders of the related securities.

     "Non-prime" automobile loans, the principal component of the trust property, are common terms used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

     The automobile loans comprising the trust property will be either:

     o    originated by the company;

     o    originated by manufacturers and acquired by the company;

     o    originated by dealers and acquired by the company;

     o    originated by other lenders and acquired by the company; or

     o    acquired by the company from originators or owners of automobile loans.

     The trust property will include automobile loans for which the related vehicle is subject to state registration or titling requirements.

                                       17

                              THE AUTOMOBILE LOANS

AUTOMOBILE LOAN POOLS

     To the extent appropriate, the related prospectus supplement will describe the composition of the automobile loans and the distribution of the automobile loans by:

     o    geographic concentration;

     o    payment frequency; and

     o    current principal balance.

THE AUTOMOBILE LOANS

     The automobile loans may consist of any combination of:

     o    rule of 78s automobile loans;

     o    fixed value automobile loans; or

     o    simple interest automobile loans.

Rule of 78s Automobile Loans

     Rule of 78s automobile loans provide for fixed level monthly payments which will amortize the full amount of the automobile loan over its term. The rule of
78s automobile loans provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method -- the rule of 78s. Each rule of 78s automobile loan requires the obligor to pay a specified total amount of payments, in monthly installments, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the automobile loan. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Nevertheless, all payments received by the servicer on or in respect of the rule of 78s automobile loans may be allocated on an actuarial or simple interest basis.

Fixed Value Automobile Loans

     Fixed value automobile loans provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A fixed value automobile loan provides for amortization of the loan over a series of fixed level payment monthly installments. The final fixed value payment in fixed value automobile loan may be satisfied by:

     o    payment in full in cash of the fixed value amount;

                                       18

     o    transfer of the vehicle to the company, provided various conditions are satisfied; or

     o    refinancing the fixed value payment in accordance with various conditions.

     For fixed value automobile loans, only the principal and interest payments due prior to the final payment and not the final payment may be included initially in the trust property.

Simple Interest Automobile Loans

     Simple interest automobile loans provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the rule of 78s automobile loans, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the automobile loan multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest automobile loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.
Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     If an obligor elects to prepay a rule of 78s automobile loan in full, the obligor is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest contract is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of 78s automobile loan generally will be less than the remaining scheduled payments of interest that would be due under a simple interest automobile loan for which all payments were made on schedule. Distributions to securityholders may not be affected by rule of 78s rebates because under the transaction documents described in the related prospectus supplement the amounts payable to securityholders may be determined using the actuarial or simple interest method.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSS INFORMATION ON THE AUTOMOBILE LOANS

     The related prospectus supplement will describe the company's delinquency, repossession and net loss experience with respect to automobile loans it has originated or acquired which the company continues to service or for which the company was the servicer at the time of repossession or loss. This information may include, among other things, the experience with

                                       19

respect to all automobile loans in the company's portfolio during specified periods. There can be no assurance that the delinquency, repossession and net loss experience on any trust property will be comparable to the company's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS ON THE AUTOMOBILE LOANS

     The weighted average life of the securities of any series will be influenced by the rate at which the principal of the automobile loans backing those securities are paid. If an automobile loan permits a prepayment, the payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of those securities. The rate of prepayments on the automobile loans may be influenced by a variety of economic, financial and other factors. In addition, the transaction agreements will require the company, under specific circumstances, to acquire automobile loans from the related trust property as a result of breaches of representations, warranties and covenants. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

     Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular pool of automobile loans and series of securities, together with a description of any prepayment penalties.

                   THE COMPANY'S AUTOMOBILE FINANCING PROGRAM

     The company's lending programs are designed to serve consumers who have limited access to traditional automobile financing. The typical borrower may have had previous financial difficulties, but is now attempting to re-establish credit, or may not yet have sufficient credit history. Because the company serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, its finance charges are at higher rates than those charged by many traditional automobile financing sources. As the company provides financing in a relatively high risk market, it expects to experience a higher level of delinquencies and credit losses than that experienced by traditional automobile financing sources.

     Automobile loans are generally originated by the company by purchasing loans from automobile dealers. The company provides funding for franchised and independent automobile dealers to finance their customers' purchase of new and used automobiles, sport utility vehicles, light duty trucks and vans. The company has established relationships with a variety of dealers located in the markets where the company has branch offices or marketing representatives.
Automobile loans originated by dealers which conform to the company's credit policies are purchased by the company generally without recourse to dealers. In addition, the company may, from time to time, offer automobile loans to existing customers that qualify under the company's credit policies.

     See "The Company/Servicer" in each prospectus supplement for a description of the company's current contract acquisition, servicing and collection practices.

                                       20

                                  POOL FACTORS

     The pool factor for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class.

     A securityholder's portion of the aggregate outstanding principal balance of the related class is the product of:

     o    the original aggregate principal balance of the securityholder's securities; and

     o    the applicable pool factor.

     The securityholders of record will receive reports on or about each payment date concerning:

     o    the payments received on the automobile loans;

     o    the pool balance (as defined in the related prospectus supplement);

     o    each pool factor; and

     o    other items of information.

     In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 USE OF PROCEEDS

     The proceeds from the sale of the securities of a given series will be used by the company for the acquisition of the automobile loans, and/or for general corporate purposes, including:

     o    the origination or acquisition of additional automobile loans;

     o    repayment of indebtedness; and

     o    general working capital purposes.

     As set forth in the related prospectus supplement, the company may make additional transfers of automobile loans to be included in the trust property from time to time, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

     o    the volume of automobile loans the company originates or acquires;

                                       21

     o    prevailing interest rates;

     o    availability of funds; and

     o    general market conditions.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The securities will be issued in series. The following statements summarize the material terms and provisions common to the securities. A more detailed description of the securities of each series will appear in the related prospectus supplement. These summaries are subject to all of the provisions of the trust agreement for the related securities and the related prospectus supplement.

     Each series of securities -- or in some instances, two or more series of securities -- will be issued under a trust agreement.

     All of the offered securities will be rated in one of the four highest rating categories by one or more rating agencies.

     The securities may be offered in the form of certificates representing beneficial ownership interests in the automobile loans held by the trust or in the form of notes representing debt of the issuer secured by the automobile loans.

     Each series or class of securities may have a different interest rate, which may be fixed or adjustable. The related prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

     A series may include one or more classes of strip securities which are:

     o    stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

     o    stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

     In addition, a series of securities may include two or more classes of securities that differ as to:

     o    timing;

     o    sequential order;

     o    priority of payment;

                                       22

     o    interest rate; or

     o    amount of principal or interest distribution or both.

     Distributions of principal or interest or both on any class of securities may be made upon:

     o    the occurrence of specified events;

     o    in accordance with a schedule or formula; or

     o    on the basis of collections from designated portions of the related pool of automobile loans.

     A series may include one or more classes of accrual securities, which will not distribute accrued interest but rather will add the accrued interest to the principal balance, or notional balance, in the case of accrual securities which are also strip securities, on each payment date, or in the manner described in the related prospectus supplement.

     A series may include one or more other classes of securities that are senior or subordinate to one or more other classes of securities in respect of distributions of principal and/or interest and/or allocations of losses on automobile loans.

     A series or class of securities may have a balance that may decrease based on the amortization of automobile loans or increase based on principal collections used to purchase additional automobile loans.

     A series or class of securities may also include a derivative arrangement.
A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar agreement or arrangement.

     In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities in respect of distributions of principal and/or interest and/or allocation of losses.

                       GENERAL PAYMENT TERMS OF SECURITIES

     Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly, semi-annually or as described in the related prospectus supplement.

     The related prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The related prospectus supplement and the agreements will describe a period, known as the collection period, prior to each payment date. Interest and principal collected on the automobile loans during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

                                       23

     None of the securities or the automobile loans will be guaranteed or insured by any governmental agency or instrumentality, the servicer, the trustee or any of their respective affiliates.

PAYMENT DATES

     On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class.
Distributions will be made in immediately available funds, by wire transfer or otherwise as described in the related prospectus supplement, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

DETERMINATION OF PRINCIPAL AND INTEREST ON THE SECURITIES

     The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the related prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as specified in the related prospectus supplement.

     On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the holder multiplied by the total amount to be distributed on that payment date on account of that class.

     For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the related prospectus supplement.

     Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that class or series providing credit enhancement for this type of deficiency. The credit enhancement provider, in this case, will generally then be required to fund the deficiency with respect to any applicable class.

                                       24

SOFT BULLETS

     Since the automobile loan pools which will back the securities will generate principal collections in each period, and will have unpredictable amortization rates, the securities will generally not be structured as "bullet"
maturities similar to corporate debt, meaning a debt security which pays interest in all periods but principal only in a single payment at maturity.

     However, a trust may enter into forward purchase or liquidity arrangements which result in a security not unlike "bullet maturity" corporate debt. These securities, commonly known as soft bullets, typically have interest payments due in all periods and a single principal payment due on a date certain, but the payment of that principal on that date certain may be dependent on the trust's ability at the time to issue refunding debt, or to access the liquidity lines.
If the refunding debt cannot be issued, or if the liquidity lines cannot be accessed, the securities will then begin to amortize in each period until final maturity.

FIXED RATE SECURITIES

     Each class of securities may bear interest at an annual fixed rate or at a variable or adjustable rate per annum, as more fully described below and in the related prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the related prospectus supplement.

FLOATING RATE SECURITIES

     Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the base rate, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the related prospectus supplement. The spread is the percentage above or below the base rate at which interest will be calculated that may be specified in the related prospectus supplement as being applicable to such class, and the spread multiplier is the percentage that may be specified in the related prospectus supplement as being applicable to such class.

     The related prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate (commonly called LIBOR), eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in the related prospectus supplement.

     As specified in the related prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

     Each issuer of a class of floating rate securities may appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The related prospectus supplement will set forth the identity of any such calculation agent for each

                                       25

such class of floating rate securities which may be the trustee for the series.
All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

     Each issuer may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar agreement or arrangement.

INDEXED SECURITIES

     Any class of securities may consist of securities in which the indexed principal amount, the principal amount payable at the final scheduled payment date, is determined by reference to a measure commonly known as an index, which will be related to one or more of the following:

     o    the difference in the rate of exchange between United States dollars and a currency or composite currency;

     o    the difference in the price of a specified commodity on specified dates;

     o    the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks, on specified dates; or

     o    other objective price or economic measures as are described in the related prospectus supplement.

     The related prospectus supplement will describe the manner of determining the indexed principal amount of an indexed security and historical and other information concerning the applicable index, together with information concerning tax consequences to the holders of indexed securities.

     If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and the third party either suspends the calculation or announcement of the index or changes the basis upon which the index is calculated -- other than changes consistent with policies in effect at the time the indexed security was issued and permitted changes described in the related prospectus supplement -- then the index will be calculated for purposes of that indexed security by an independent calculation agent on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of the indexed security shall be calculated in the manner described in the related prospectus supplement. In the absence of manifest error, any determination of the independent calculation agent will bind all parties.

     The indexed security will pay interest based on an amount designated in the related prospectus supplement. The related prospectus supplement will describe how the principal amount of the indexed security, if any, will be payable upon redemption or repayment prior to the applicable final scheduled distribution date.

                                       26

SCHEDULED AMORTIZATION SECURITIES; COMPANION SECURITIES

     The securities may include one or more classes of scheduled amortization securities and companion securities. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities which receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on that payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the automobile loans in the related pool than will the scheduled amortization securities of that series.

BOOK-ENTRY REGISTRATION

     We expect that the offered securities of each series will be issued in uncertificated book-entry form, and will be registered in the name of Cede, the nominee of the Depository Trust Company, commonly known as DTC, in the United
States, or Clearstream Banking, societe anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe.
Clearstream, Luxembourg and Euroclear will hold omnibus positions for
Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and
Euroclear's names on the books of their respective depositaries. The depositaries will hold these positions in customers' security accounts in the depositaries names on DTC's books. The related prospectus supplement will state if the securities will be in physical rather than book-entry form.

     DTC is a limited purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.
Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Transfers between DTC participants will occur according to DTC rules.
Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its

                                       27

established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream,
Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant
Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A.
subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. Dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in
Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,
Luxembourg. Clearstream, Luxembourg has established an electronic bridge with
Morgan Guaranty Trust Company of New York as the operator of the Euroclear
System in Brussels to facilitate settlement of trades between Clearstream,
Luxembourg and Euroclear.

                                       28

     Euroclear was created in 1968 to hold securities for participants of
Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New
York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear
Clearance establishes policy for Euroclear on behalf of Euroclear participants.
Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System
and the New York State Banking Department, as well as the Belgian Banking
Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related operating procedures of the Euroclear system and applicable Belgian law.
The Terms and Conditions govern transfers of securities and cash within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the
Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants.
Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the agreements. Securityholders which are not DTC participants will only be permitted to exercise their rights under the agreements through DTC or through its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required

                                       29

to receive and transmit payments of principal of and interest on the securities.
DTC's participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

     Unless and until physical securities are issued, securityholders who are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities, through
DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at
DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

     Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities may be limited due to the lack of a physical certificate for the securities.

     DTC advises that it will take any action permitted to be taken by a securityholder under the agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the agreements.
DTC may take conflicting actions if directed by its participants.

     Any securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified under the heading "-- Definitive Securities" in this prospectus. Upon the occurrence of any of the events specified in Definitive Securities in this prospectus or in the agreements and the related prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for reregistration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the agreements. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

     None of the company, any finance subsidiary, the originators, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

                                       30

DEFINITIVE SECURITIES

     The offered securities will be issued in fully registered, certificated form, commonly called definitive securities, to the securityholders or their nominees, rather than to DTC or its nominee, only if:

     o    the trustee advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the trustee is unable to locate a qualified successor;

     o    the trustee, at its option, elects to terminate the book-entry-system through DTC; or

     o    after the occurrence of an event of default under the indenture or a default by the servicer under the trust agreements, securityholders representing at least a majority of the outstanding principal amount of the securities advise the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the securityholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected securityholders through participants of the availability of definitive securities. Upon surrender by DTC of its securities and receipt of instructions for re-registration, the trustee will reissue the securities as definitive securities.

     Distributions of principal of, and interest on, the securities will then be made by the trustee in accordance with the procedures in the indenture or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution.

     Definitive securities will be transferable and exchangeable at the offices of the trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     On or prior to each payment date, the servicer or the trustee will forward or cause to be forwarded to each holder of record a statement or statements with respect to the trust property and the securities generally describing at least the following information:

     (1)  the amount of the distribution allocable to principal with respect to each class;

     (2)  the amount of the distribution allocable to interest with respect to each class;

                                       31

     (3)  the pool balance, if applicable, as of the close of business on the last day of the related collection period;

     (4)  the aggregate outstanding principal balance and the pool factor for each class after giving effect to all payments reported under (1)
          above on the payment date;

     (5)  the amounts paid to the servicer and any back-up servicer, if any, with respect to the related collection period;

     (6)  with respect to each class, the amounts of interest and principal from prior payment dates which remain unpaid and the change in such amounts from the prior payment date;

     (7)  the amount of the aggregate purchase amounts for automobile loans that have been reacquired, if any, for the related collection period;

     (8)  the amount of coverage and amounts paid under any form of credit enhancement covering default risk as of the close of business on the payment date and a description of any substitute credit enhancement and any appropriate terms thereunder;

     (9)  the loss and delinquency data with respect to the automobile loans in the pool; and

     (10) the balances in each of the accounts established under the transactions documents for such securities.

     Each amount described under subclauses (1), (2) and (4) will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable. The actual information to be described in statements to securityholders will be detailed in the related prospectus supplement.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will provide the securityholders a statement containing the amounts described in (1) and (2) above for that calendar year and any other information required by applicable tax laws.

FORWARD COMMITMENTS; PRE-FUNDING

     The issuer may enter into a forward purchase agreement directly or indirectly with the company where the company will agree to transfer additional automobile loans to be included in the trust property following the date on which the securities are issued. The issuer may enter into forward purchase agreements to acquire additional automobile loans that could not be delivered by the company or have not formally completed the origination process, prior to the closing date. Any forward purchase agreement will require that any automobile loans to be included in the trust property conform to specified requirements.

     If a forward purchase agreement is utilized, and unless otherwise specified in the related prospectus supplement, the trustee will be required to deposit in a pre-funding account up to 50%

                                       32

of the net proceeds received by the trustee in connection with the sale of one or more classes of securities. The additional automobile loans will be included in the trust property in exchange for money released to the company from the pre-funding account. Each forward purchase agreement will set a specified funding period during which any transfers must occur. For a trust which elects federal income treatment as a grantor trust, the funding period will be limited to three months from the date the trust is established; for a trust which is treated as a mere security device for federal income tax purposes, the funding period will be limited to one year from the date the trust is established. The forward purchase agreement or the trust agreement will require that any monies originally deposited in the pre-funding account and not used by the end of the funding period be applied as a mandatory prepayment of the related class or classes of securities.

     During the funding period the monies deposited to the pre-funding account will either:

     o    be held uninvested; or

     o    be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

     The invested monies will either mature prior to the end of the funding period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the trust as an
"investment company" under the Investment Company Act of 1940, as amended.

                       DESCRIPTION OF THE TRUST AGREEMENTS

     Each series of securities will be issued under one or more trust agreements which will establish the trust, if any, transfer the automobile loans and issue the securities. The following paragraphs describe the material provisions common to the agreements. A more detailed discussion of the trust agreements governing your specific series will appear in the related prospectus supplement. The term trust agreement means, except as otherwise specified, any and all agreements relating to the establishment of the trust, if any, the servicing of the automobile loans and the issuance of the securities, including, if applicable, an indenture or similar agreement.

SALE AND ASSIGNMENT OF THE AUTOMOBILE LOANS

     On the closing date, the company or a finance subsidiary will transfer automobile loans originated by the company either to a trust, or will pledge the company's or the finance subsidiary's right, title and interests in and to the automobile loans to a trustee on behalf of the securityholders.

     The company will be obligated to acquire from the related trust property any automobile loan transferred to a trust or pledged to a trustee if the interest of the securityholders is materially adversely affected by a breach of any representation or warranty made by the company with respect to the automobile loan, which breach has not been cured or waived following the discovery by or notice to the company. In addition, the company may from time to time

                                       33

reacquire automobile loans or substitute other automobile loans for automobile loans under conditions described in the trust agreement.

ACCOUNTS

     For each series of securities, the servicer will establish and maintain with a trustee one or more collection accounts, in the trustee's name on behalf of the securityholders and any applicable credit enhancement provider in which the servicer will deposit all payments made on or with respect to the automobile loans. The servicer will also establish and maintain with the trustee separate distribution accounts, in the trustee's name on behalf of the securityholders, in which amounts released from the collection account, any reserve account or other credit enhancement will be deposited and from which distributions to securityholders will be made.

     The related prospectus supplement will describe any other accounts to be established with respect to a series of securities.

     For any series of securities, funds in the collection account, the distribution account, any reserve account and other accounts (collectively, the trust accounts) will be invested in eligible investments. Eligible investments are limited to investments acceptable to the rating agencies as being consistent with the rating of the securities and acceptable to any credit enhancement provider. If so stated in the related prospectus supplement, eligible investments may include securities issued by the company, the servicer or their respective affiliates or other trusts created by the company or its affiliates.
Except as described below or in the related prospectus supplement, eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding a payment date. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result. This could, in turn, increase the average life of the securities. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable trust account on each payment date. The investment earnings will be treated as collections of interest on the automobile loans.

     The trust accounts will be maintained as eligible accounts. An eligible account is an account that is either (i) a segregated trust account that is maintained with a depository institution acceptable to any applicable insurer or the trustee, at the direction of noteholders evidencing at least a majority of the voting rights of the then outstanding securities, or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" by Standard &
Poor's and "P-1" by Moody's.

     The depository institution or its parent corporation must have either:

     o    a long-term unsecured debt rating acceptable to the rating agencies and any credit enhancement provider; or

                                       34

     o    a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and any credit enhancement provider.

     In addition, the depository institution's deposits must be insured by the
FDIC.

THE SERVICER

     The servicer under each trust agreement will be named in the related prospectus supplement. The servicer may be the company or an affiliate of the company and may have other business relationships with the company or the company's affiliates. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the trust agreements.

     The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the trust agreement. An uncured breach of a representation or warranty that materially and adversely affects the interests of the securityholders will constitute a servicer default.

SERVICING PROCEDURES

     Each trust agreement will provide that the servicer will make reasonable efforts to:

     o    collect all payments due on the automobile loans which are part of the trust fund; and

     o    make collections on the automobile loan using the same collection procedures that it follows with respect to automobile loans that it services for itself and others.

     Consistent with its normal procedures, the servicer may, in its discretion, arrange with an obligor on an automobile loan to extend or modify the payment schedule. The related prospectus supplement will describe the material aspects of any particular servicer's collections and other relevant procedures and set forth any limitations on the servicer's ability to grant extensions or make modifications, including any required third party consents.

PAYMENTS ON AUTOMOBILE LOANS

     The servicer will be required to deposit into the collection account all payments on the related automobile loans, from whatever source, and all proceeds of the automobile loans collected within two business days of receipt. The servicer may not commingle monies deposited in the collection account with funds from other sources.

SERVICING COMPENSATION

     The servicer may be entitled to receive a servicing fee for each collection period at a rate equal to a specified percentage per year of the principal balance of the automobile loans included in the trust property, generally as of the first day of the collection period. Each prospectus supplement and servicing agreement will specify the priority of distributions with respect to the

                                       35

servicing fee -- together with any portion of the servicing fee that remains unpaid from prior payment dates. The servicing fee may be paid prior to any distribution to the securityholders.

     The servicer may also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans. In addition, the servicer will be entitled to reimbursement from each trust for specified liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

     The servicing fee will compensate the servicer for performing the functions of a third party servicer of similar types of automobile loans as an agent for their beneficial owner. These functions include:

     o    collecting and posting all payments;

     o    responding to obligor inquiries on the related automobile loans;

     o    investigating delinquencies;

     o    sending billing statements to obligors;

     o    reporting tax information to obligors;

     o    paying costs of collection and disposition of defaults;

     o    policing the collateral;

     o    administering the automobile loans; and

     o    accounting for collections and furnishing statements to the trustee with respect to distributions.

     The servicing fee also will reimburse the servicer for:

     o    certain taxes;

     o    accounting fees;

     o    outside auditor fees;

     o    data processing costs; and

     o    certain other costs incurred in connection with administering the automobile loans.

                                       36

DISTRIBUTIONS

     Distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities will be made by the indenture trustee to the noteholders and by the trustee to the certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all distributions to each class of certificateholders will be described in the related prospectus supplement.

     On each payment date, the servicer will direct the trustee to transfer collections on the automobile loans from the collection account to the distribution account for distribution to securityholders. Credit enhancement may be available to cover any shortfalls in the amount available for distribution, to the extent specified in the related prospectus supplement. Distributions in respect of principal of a class of securities will be subordinate to distributions in respect of interest on the class, distributions in respect of one or more classes of notes of a series may be subordinate to payments in respect of one or more other classes of notes of that series and the certificates of a series may be subordinate to payments in respect of the notes of a series, in each case to the extent described in the related prospectus supplement.

CREDIT AND CASH FLOW ENHANCEMENTS

     The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, with respect to each class of securities will be described in the related prospectus supplement. Credit enhancement may be in the form of:

     o    an insurance policy;

     o    subordination of one or more classes of securities;

     o    reserve accounts;

     o    overcollateralization;

     o    letters of credit;

     o    credit or liquidity facilities;

     o    third party payments, guarantees or other support;

     o    surety bonds;

     o    derivatives arrangements, including guaranteed rate agreements, maturity liquidity facilities, tax protection agreements, interest rate cap or floor agreements or interest rate or currency swap agreements;

     o    guaranteed cash deposits; or

     o    other arrangements or any combination of two or more of the foregoing.

                                       37

     Credit enhancement for a class may cover one or more other classes of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

     Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of, and interest on, such class or series of securities. If losses occur which exceed the amount covered by any credit enhancement, or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

STATEMENTS TO TRUSTEES

     Prior to each payment date, the servicer will provide to the trustee as of the close of business on the last day of the preceding collection period a statement describing substantially the same information provided in the periodic reports to securityholders. These reports are described under "Description of the Securities -- Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

     The trust agreements will provide for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the trust agreements throughout the preceding calendar year, except as specified in the statement.

     Each year, a firm of independent certified public accountants will furnish a report to the trustee to the effect that the accountants have examined documents and the records relating to servicing of the automobile loans, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer's computer reports, and the examination, has disclosed no items of noncompliance with the provision of the trust agreements or variations in the results of the calculations which, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred to in the report.

     Securityholders may obtain copies of the statements and certificates by securityholders by a request in writing addressed to the trustee.

MATTERS REGARDING THE SERVICER

     The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the trust agreement.

     The servicer will not be liable to the securityholders for taking any action, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the

                                       38

performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

     Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

SERVICER TERMINATION EVENT

     A servicer termination event will include:

     o    any failure by the servicer to deliver to the trustee for deposit any required payment or to direct the trustee to make any required distributions, which failure continues unremedied for more than two business days after written notice from the trustee is received by the servicer or after discovery by the servicer (but in no event later than five business days after the servicer is required to make such delivery);

     o    any failure by the servicer to deliver to the trustee the monthly servicer's report within one business day after such report is required to be delivered;

     o    any failure by the servicer to deliver to the trustee the annual compliance report or the annual accountant's report within five business days after such reports are required to be delivered;

     o    any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the trust agreement which continues unremedied for more than thirty days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and to the trustee by securityholders evidencing not less than 25% of the voting rights of outstanding securities;

     o    any insolvency event which means the financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and other actions by the servicer indicating its insolvency, or inability to pay its obligations;

     o    certain breaches of covenants by the servicer with respect to mergers and consolidations;

     o    any claim being made on an insurance policy issued as credit enhancement; and

     o    any additional event specified in the related prospectus supplement.

                                       39

RIGHTS UPON SERVICER TERMINATION EVENT

     As long as a servicer default remains unremedied, the trustee, any credit enhancement provider or securityholders evidencing more than 50% of the voting rights of the then outstanding securities, as specified in the related prospectus supplement, may terminate all the rights and obligations of the servicer, at which time a successor servicer appointed by the trustee or the trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer default has occurred, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing. In the event the trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer. The trustee may make arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation payable under the related trust agreement.

WAIVER OF PAST DEFAULTS

     With respect to each series of securities, unless otherwise provided in the related prospectus supplement and subject to the approval of any credit enhancement provider, noteholders evidencing at least a majority of the voting rights of the then outstanding securities may, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the trust agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the securityholders' rights with respect to subsequent defaults.

AMENDMENT

     If not materially adversely affecting the securityholders and subject to an opinion of counsel acceptable to the trustee and any credit enhancement provider's approval, the trust agreements may be amended, without the securityholders' consent for the purpose of adding, changing or eliminating any provisions of the trust agreements or of modifying in any manner the rights of the securityholders. The company, the servicer and the trustee with any credit enhancement provider's approval and with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities may amend the trust agreements to add, change in any manner, or eliminate any provisions of the trust agreements or to modify in any manner the rights of the securityholders including provisions that would adversely affect the ratings of the securities; provided, however, that no amendment may:

     o    without the consent of all affected securityholders, increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections on the automobile loans or distributions that are required to be made for the benefit of those securityholders;

     o    without the consent of the securityholders, reduce the percentage of securities which are required to consent to any such amendment; or

                                       40

     o    result in a downgrade or withdrawal of the then current rating of the notes by either of the rating agencies.

INSOLVENCY EVENT

     If an insolvency event occurs with respect to an issuer, the trust property, at the direction of the credit enhancement provider, if any, or the securityholders, may be liquidated and, if the issuer is a trust, that trust may be terminated 90 days after the date of the insolvency event. Promptly after the occurrence of any insolvency event with respect to an issuer, notice is required to be given to the securityholders and/or credit enhancement provider; provided, however, that any failure to give the required notice will not prevent or delay termination of any trust. Upon termination of any trust, the trustee shall direct that the assets of those trusts be promptly sold (other than the related trust accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any sale, disposition or liquidation of those automobile loans will be treated as collections on the automobile loans and deposited in the collection account. If the proceeds from the liquidation of the automobile loans and any amounts on deposit in the reserve account, if any, and the related distribution account are not sufficient to pay the securities in full, and no additional credit enhancement is available, the amount of principal returned to securityholders will be reduced and some or all of the securityholders will incur a loss.

     Each trust agreement will provide that the trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any issuer without the unanimous prior approval of the certificateholder and the transferor.

TERMINATION

     With respect to each trust estate, the obligations of the servicer, the company and the trustee will terminate upon the earlier to occur of:

     o    the maturity or other liquidation of the last automobile loan and the disposition of any amounts received upon liquidation of any remaining automobile loans; and

     o    the final payment in full to all securityholders and any credit enhancement provider.

     If the pool balance of the automobile loans is less than a specified percentage of the initial pool balance in respect of the trust property, in order to avoid excessive administrative expense, the servicer, or if specified in the related prospectus supplement, a credit enhancement provider, will be permitted, at its option, to purchase from the trust property, as of the end of any collection period immediately preceding a payment date, all remaining automobile loans at a price equal to the aggregate of the purchase amounts described as of the end of the collection period, but not less than the outstanding principal balance of the securities plus accrued and unpaid interest thereon.

     If specified in the related prospectus supplement, within ten days following a payment date as of which the pool balance is equal to or less than the percentage of the initial pool

                                       41

balance specified in the related prospectus supplement, the trustee will solicit bids for the purchase of the automobile loans remaining in the trust property.
The related prospectus supplement will describe the manner and terms and conditions for the bidding. If the trustee receives satisfactory bids as described in the related prospectus supplement, then the automobile loans remaining in the trust property will be sold to the highest bidder without any continuing direct or indirect recourse of the trust or the noteholders as sellers of the automobile loans.

     Any outstanding securities of the related series will be repurchased or redeemed concurrently with either of the events specified above. The subsequent distribution to the securityholders of all amounts required to be distributed to them may effect the prepayment of the securities.

                 MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOANS

GENERAL

     The transfer of automobile loans by the company or its finance subsidiary to the issuer, the perfection of the security interests in the automobile loans, and the enforcement of rights to realize on the vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trustee's rights in the automobile loans. If, through inadvertence or otherwise, a third party were to purchase -- including the taking of a security interest in -- an automobile loan for new value in the ordinary course of its business, without actual knowledge of the trustee's interest, and then were to take possession of the automobile loan, the purchaser would acquire an interest in the automobile loan superior to the trustee's interest. No entity will take any action to perfect the trustee's right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the trustee prior to the time the servicer deposits the proceeds into a trust account.

SECURITY INTERESTS IN THE FINANCED VEHICLES

General

     In all of the states in which automobile loans have been originated, the credit sales of automobiles, sport utility vehicles, light duty trucks and vans to consumers are evidenced either by retail installment sales contracts or by promissory notes with a security interest in the vehicle. The installment sales contracts and promissory notes with a security interest are chattel paper under the UCC.

     Perfection of security interests in automobiles, sport utility vehicles, light duty trucks and vans is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party's lien on the vehicle's certificate of title.

Perfection

     The company will sell and assign the automobile loans it has originated or acquired and its security interests in the vehicles to the trustee.
Alternatively, the company may sell and

                                       42

assign the automobile loans and its interest in the vehicles to a finance subsidiary. The finance subsidiary will then sell and assign the automobile loans and related security interests to the trustee. The related prospectus supplement will specify whether, because of the administrative burden and expense, the company, the servicer or the trustee will not amend any certificate of title to identify the trustee as the new secured party on the certificates of title. The related prospectus supplement will specify the UCC financing statements to be filed in order to perfect the transfer of the automobile loans to the finance subsidiary and their subsequent transfer by the finance subsidiary to the trustee. Further, as specified in the related prospectus supplement, either the servicer or a third party custodian will hold the automobile loans and any certificates of title in its possession as custodian for the trustee. This should preclude any other party from claiming a competing security interest in the automobile loans on the basis that its security interest is perfected by possession.

     In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

     o    depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

     o    filing a sworn notice of lien with the related Department of Motor
          Vehicles or analogous state office and noting the lien on the certificate of title; or

     o    if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

     However, under the laws of some states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor
Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the company of its interest in the automobile loans to the trustee effectively conveys the company's security in the automobile loans and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trustee will succeed to the company's rights as secured party.

     Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trustee, the trustee's security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the company's lien on the certificates of title will be sufficient, in some states, to protect the trustee against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle.
The company will represent and warrant that it has taken, or will, within the time period specified, take, all action necessary to obtain, a perfected security interest in each vehicle. If there are any vehicles for which the company failed to obtain a first priority perfected security interest, the company's security interest would be subordinate to, among others, subsequent

                                       43

purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would require the company to repurchase these automobile loans from the trustee.

Continuity of Perfection

     Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially titled or registered and continues until the owner re-titles or re-registers the motor vehicle in the new state. To re-register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor's request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but which do not require possession, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien.
Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection.
Under the trust documents, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the vehicles and will be obligated to purchase the corresponding automobile loan if it fails to do so.

Priority of Certain Liens Arising by Operation of Law

     Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include, among others:

     o    mechanic's, repairmen's and garagemen's liens;

     o    towing and storage liens;

     o    liens arising under various state and federal criminal statutes; and

     o    liens for unpaid taxes.

     Federal tax law also grants certain federal tax liens priority over a secured party's lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities.
Confiscation may result in the loss of the perfected security interest in the vehicle. The company will represent and warrant to the trustee that, as of the closing date, each security interest in a vehicle shall be a valid, subsisting and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the trustee's security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan. No notice will be given to the trustee or any securityholder in the event

                                       44

these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the company's repurchase obligation.

REPOSSESSION

     In the event an obligor defaults, the holder of the related automobile loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party's remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. The servicer uses self-help in most instances of repossession. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan.
Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace -- although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying only the delinquent installments and other amounts due. In all states, the obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

     o    the entire unpaid principal balance of the automobile loan;

     o    accrued interest on the automobile loan; or

     o    the secured party's reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt. In most instances, the remaining principal amount of the indebtedness will exceed the proceeds. Under

                                       45

the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

     In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

     Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. Additionally, courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     The company's policy is to pursue such deficiency balances when appropriate.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

     o    the Truth-in-Lending Act;

     o    the Equal Credit Opportunity Act;

     o    the Federal Trade Commission Act;

     o    the Fair Credit Reporting Act;

                                       46

     o    the Fair Debt Collection Practices Act;

     o    the Magnuson-Moss Warranty Act;

     o    the Federal Reserve Board's Regulations B and Z;

     o    state adaptations of the National Consumer Act and the Uniform
          Consumer Credit Code;

     o    state motor vehicle retail installment sale and loan acts;

     o    state "lemon" laws; and

     o    other similar laws.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.
In some cases, this liability could affect the trustee's ability to enforce consumer finance contracts such as the automobile loans and subject the trust to monetary fines, penalties or other liabilities.

     The Federal Trade Commission's so-called holder-in-due-course rule has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller.
However, liability under the FTC rule is limited to the amounts paid by the obligor under the contract. Because of the FTC Rule the assignee may be unable to collect any balance due from the obligor. The FTC rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the automobile loans will be subject to the requirements of the FTC rule, the trust, as holder of the automobile loans, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan.

     Under most state vehicle dealer licensing laws, sellers of automobiles, sport utility vehicles, light duty trucks and vans must be licensed to sell vehicles at retail sale. In addition, the Federal Trade Commission's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" explaining the warranty coverage for the vehicles. The Federal Magnuson-Moss Warranty Act and state new and used vehicle
"lemon laws" impose further obligations on motor vehicle dealers. Assignees of the automobile loans may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer's guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on an automobile loan were successful in asserting these claims or defenses, the servicer would pursue on behalf of the

                                       47

trust any reasonable remedies against the vehicle seller or manufacturer, subject to certain limitations as to the expense of any such action to be specified in the trust agreement.

     Any loss, to the extent not covered by credit support, could result in losses to securityholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the trust agreement and may create an obligation of the company to repurchase the automobile loan unless the breach were cured.

     The company or the finance subsidiary, if any, will represent and warrant that each automobile loan complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trustee because the company or its finance subsidiary violated any law and the claim materially and adversely affects the trustee's interest in an automobile loan, the violation would create an obligation of the company or the finance subsidiary, if any to repurchase the automobile loan unless the violation were cured.

                         SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, the holder of an automobile loan may not charge an obligor who commences active military duty after such obligor takes out a loan more than a 6% annual rate, including fees and charges, during the obligor's active duty status, unless a court orders otherwise upon application of the lender. The relief act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves,
Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the relief act applies to obligors who commence active military duty after origination of the automobile loan, the company cannot provide information as to the number of loans that may be affected.
Application of the relief act would adversely affect, for an indeterminate period of time, the servicer's ability to collect full amounts of interest on some automobile loans. Any shortfall in interest collections resulting from the application of the relief act or similar legislation or regulations, which would not be recoverable from the related automobile loans, would result in a reduction of the amounts distributable to securityholders, and would not be covered by advances, or some forms of credit enhancement provided in connection with the securities but may be covered to the extent that certain classes of securities are subordinate to other classes of securities as set forth in the related prospectus supplement. In addition, the relief act imposes limitations that would impair the ability of the servicer to repossess an automobile loan during the obligor's period of active duty status, and, in some circumstances, during an additional three month period afterward. Thus, in the event that the relief act or similar legislation or regulations applies to any automobile loan which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the automobile loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the trust, finance subsidiary or the servicer to repossess a vehicle or

                                       48

enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an automobile loan or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support, could result in losses to securityholders.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change with possible retroactive effect. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors.
Some holders, including insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker-dealers, taxpayers subject to the alternative minimum tax, holders that hold their securities as part of a hedge, straddle, constructive sale or conversion transaction, and holders that will hold their securities as other than capital assets may be subject to special rules that are not discussed below or in the related prospectus supplement.

     You should consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the securities.

     Dewey Ballantine LLP, as tax counsel to the seller, has provided its opinion of the federal income tax consequences of an investment in securities offered by this prospectus. With respect to each series of securities, tax counsel will deliver its opinion with respect to federal tax matters for that series prior to the issuance of the securities. Each opinion shall be attached on Form 8-K to be filed with the SEC prior to the sale of that series.

     The following discussion addresses in greater detail securities of four general types:

     o    grantor trust securities, representing interests in a grantor trust;

     o    debt securities, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; and

     o    partnership interests, representing interests in a trust that is intended to be treated as a partnership under the Internal Revenue
          Code of 1986, as amended (the "Code").

GRANTOR TRUST SECURITIES

     In the opinion of Dewey Ballantine LLP:

                                       49

     o    each grantor trust security will be issued by a trust which qualifies as a grantor trust for federal income tax purposes; and

     o    each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the automobile loans included in the grantor trust.

     A grantor trust security representing an undivided equitable ownership interest in the principal of the automobile loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a grantor trust fractional interest security. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the automobile loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a grantor trust strip security.

Taxation of Beneficial Owners of Grantor Trust Securities

     Generally, beneficial owners of grantor trust fractional interest securities will be required to report on their federal income tax returns their respective shares of the income from the automobile loans, including amounts used to pay reasonable servicing fees and other expenses. Excluded are amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to limitations, they will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of its distributable interest. See "Discount and Premium," below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner's miscellaneous itemized deductions exceeds 2% of a beneficial owner's adjusted gross income. Further, beneficial owners may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income unless they are a corporation which is subject to the alternative minimum tax.

     Beneficial owners of grantor trust strip securities will generally be required to treat the securities as "stripped coupons" under section 1286 of the
Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See "Discount and Premium," below.

     Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities or if servicing fees are deemed to exceed reasonable servicing compensation. The consequences of the application of the coupon stripping rules to grantor trust fractional interest securities appears to be that any discount arising upon the purchase of a security, and perhaps all its stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting, as described below under "Discount and
Premium." However, the coupon stripping rules will not apply, if:

                                       50

     o    the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying automobile loans; or

     o    the difference between the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

Sales of Grantor Trust Securities

     Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions of principal.

Grantor Trust Reporting

     With each distribution, the trustee will furnish to each beneficial owner of a grantor trust fractional interest security a statement detailing the amount of the distribution allocable to principal on the underlying the automobile loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the
Internal Revenue Service as and when required to do so by law.

DEBT SECURITIES

     In the opinion of Dewey Ballantine LLP, debt securities will be:

     o    issued by a trust which, for federal income purposes, is treated either as a partnership or as a disregarded entity, which means that its separate existence is disregarded for federal income tax purposes, and will be treated as indebtedness for federal income tax purposes;
          and

     o    will not be treated as ownership interests in the automobile loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see
          "Discount and Premium," below.

Taxation of Beneficial Owners of Debt Securities

     If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a

                                       51

debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

Sale or Exchange of Debt Securities

     If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income regarding the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

     In general, except as described in "Discount and Premium -- Market
Discount," below, and except for financial institutions subject to section
582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Debt Securities Reporting

     The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying automobile loans and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

PARTNERSHIP INTERESTS

     In the opinion of Dewey Ballantine LLP:

     o    each partnership interest will be issued by a trust which is treated as a partnership that is not taxable as a corporation for federal income tax purposes; and

     o    each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the automobile loans.

Taxation of Beneficial Owners of Partnership Interests

     If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions,

                                       52

credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations, the trust documents and related documents.

     The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying automobile loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

     In certain instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest.
See "Backup Withholding" and "Foreign Investors" below.

     Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

     Under section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under applicable
Treasury regulations, if a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership is deemed to distribute interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

     Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

     Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest exceeding the aggregate cash distributions with respect to

                                       53

the partnership interest, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. Based on an exception to the new mandatory basis adjustment rule added to the Code by the
American Jobs Creation Act of 2004, a partnership, the sole business activity of which is to issue securities which provide for a fixed principal or similar amount and are primarily serviced by the cash flow of a discrete pool of receivables or other financial assets, generally will not be required to adjust the basis of partnership property following a sale or exchange of a partnership interest, unless the partnership files an election under section 754 of the
Code.

Partnership Reporting

     The owner trustee is required to:

     (1)  keep complete and accurate books of the trust;

     (2)  file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust; and

     (3)  report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1.

     The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

     Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes:

     (a)  the name, address and taxpayer identification number of the nominee;
          and

     (b)  as to each beneficial owner:

          (1)  the name, address and identification number of the person;

          (2)  whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the
               foregoing; and

          (3)  information on partnership interests that were held, bought or sold on behalf of the person throughout the year.

                                       54

     In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest and, under circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not related to the income and losses of the trust.

DISCOUNT AND PREMIUM

     A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and various grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the
Code.

     In very general terms:

     o    original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method;

     o    market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and

     o    if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income.

     These tax consequences are discussed in greater detail below.

Original Issue Discount

     In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first collection period and the closing date. The stated redemption price at maturity of a security that has a notional principal

                                       55

amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

     Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying:

     (1)  the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the automobile loans prepay at the rate specified in the related prospectus supplement, the
          Prepayment Assumption; by

     (2)  a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity.

     Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

     Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) the prepayment assumption, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b)
adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

     Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in the Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The seller anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The seller makes no representation, however, that the automobile loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

                                       56

     Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either:

     (1)  beginning on a payment date, or, in the case of the first period, the closing date, and ending on the day before the next payment date; or

     (2)  beginning on the next day following a payment date and ending on the next payment date.

     Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of:

     (a)  the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity; over

     (b)  the adjusted issue price of the security at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

     (1)  the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

     (2)  events, including actual prepayments, that have occurred prior to the end of the accrual period;

     (3)  the prepayment assumption; and

     (4)  in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

     The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     In the case of grantor trust strip securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts.

                                       57

The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

     A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

     A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated
redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Premium

     A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the premium security, at

                                       58

a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the Premium Security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, "fully taxable bonds," held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the
IRS. If an election is not made:

     (1)  a beneficial owner must include the full amount of each interest payment in income as it accrues; and

     (2)  the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

     Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

Special Election

     A beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

                                       59

FOREIGN INVESTORS

Grantor Trust Securities and Debt Securities

     Distributions made on a grantor trust security or debt security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the
United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided:

          (a)  the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security;

          (b)  the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

          (c)  the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

Partnership Interests

     Depending upon the particular terms of the trust documents, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the
United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

     A look-through rule will apply in the case of tiered partnerships. In addition, the withholding regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons should consult their own tax advisors regarding the application to them of the withholding regulations.

                                       60

                        STATE AND LOCAL TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local income tax consequences involved in purchasing, owning, and disposing of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act
of 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities offered by this prospectus.
Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

     o    whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     o    whether the investment satisfies the applicable diversification requirements;

     o    whether the investment is in accordance with the documents and instruments governing the plan; and

     o    whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of
Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code. Such transactions are treated as prohibited transactions under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan.
If so, the acquisition, holding or disposition of

                                       61

securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

     Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Furthermore, any such plan that is qualified and exempt from taxation under sections 401(a) and
501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE CERTIFICATES

Plan Assets

         The Department of Labor has issued regulations defining what constitutes "plan assets" for purposes of ERISA and section 4975 of the Code.
The plan asset regulations provide that if a plan makes an investment in an equity interest in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are certificates will be considered equity interests in the issuer for purposes of the plan asset regulations, and there can be no assurance that the issuer will qualify for any of the exceptions under the plan asset regulations. As a result, a plan that invests in certificates may be deemed to have acquired an undivided interest in the trust property, and transactions occurring in connection with the management and operation of the trust, including the servicing of the automobile loans, might constitute prohibited transactions unless an exemption is available.

Underwriter Exemptions

     The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

     o    certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

     o    property securing a permitted obligation;

     o    undistributed cash, cash credited to a pre-funding account or a capitalized interest account, and certain temporary investments made therewith; and

     o    certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in the underwriter exemptions.

                                       62

The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust or owner trust) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

     Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

     o    the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

     o    the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a designated transaction;

     o    at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from
          Standard and Poor's Rating Services, Moody's Investors Service, Inc.
          or Fitch, Inc., each referred to herein as a rating agency;

     o    the trustee must not be an affiliate of any other member of the restricted group (other than certain underwriters);

     o    the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer's sponsor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

     o    the plan must be an "accredited investor" as defined in Rule 501(a)(1)
          of Regulation D of the commission under the Securities Act of 1933;
          and

     o    in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

For purposes of the underwriter exemptions, the term "designated transaction"
includes any securitization transaction in which the assets of the issuer consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

     The issuer must also meet the following requirements:

                                       63

     o    the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

     o    securities evidencing interests in the other investment pools must have been rated in one of the three (or, in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan's acquisition of securities;

     o    investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan's acquisition of securities.

     The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

     o    in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

     o    the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

     o    the plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

     o    immediately after the plan acquires the securities, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuer's sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer's assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE NOTES

     Securities that are notes will not be considered equity interests in the issuer for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features.
If the notes have substantial equity features, a plan that

                                       64

purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuer's assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuer or an affiliate will not become a party in interest or disqualified person with respect to a plan that acquires notes.

     Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer's assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

     In the event that the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

     o    PTCE 84-14, regarding transactions effected by qualified professional asset managers;

     o    PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

     o    PTCE 91-38, regarding transactions entered into by bank collective investment funds;

     o    PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

     o    PTCE 96-23, regarding transactions effected by in-house asset managers.

     Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant
(or, in the case of a book-entry note, may be deemed to represent and warrant)
either that it is not using plan assets or that its purchase and holding of the note will be covered by one of the exemptions listed above or by another
Department of Labor class exemption.

                                       65

CONSULTATION WITH COUNSEL

     The related prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

     o    whether the trust's assets would be considered plan assets;

     o    the possibility of exemptive relief from the prohibited transaction rules; and

     o    other ERISA issues and their potential consequences.

     In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the company or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                            METHODS OF DISTRIBUTIONS

     The issuer will offer the securities offered by this prospectus and by the related prospectus supplement in series through one or more of the methods described below. The related prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the company from the sale.

     The company intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods.
The methods are as follows:

     o    By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o    By direct placements by the company with institutional investors; and

     o    By competitive bid.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

                                       66

     In connection with the sale of the securities, underwriters may receive compensation from the company or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the company and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.
The related prospectus supplement will describe any compensation paid by the company.

     It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

     The related prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of securities.

     Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                       67

                                 LEGAL OPINIONS

     Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the related prospectus supplement.

                           INCORPORATION BY REFERENCE

     The Company will from time to time, file various items with the Securities and Exchange Commission relating to the issuing trusts and the securities offered by this prospectus and the related prospectus supplements. These items will include the definitive legal documents used for each issuance, definitive prospectus supplements and computational materials, as well as periodic reports on Forms 8-K and 10-K, which the company will file for each trust for so long as that trust is subject to the reporting requirements of the Exchange Act. In addition, the financial statements of each credit enhancement provider, if any, if not attached to the related prospectus supplement, may be incorporated by reference.

     All of these items will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of the registration statement for purposes of the federal securities laws. These items will be publicly available through the Securities and Exchange Commission -- see "Where You Can Find More
Information" in the related prospectus supplement.

                             FINANCIAL INFORMATION

     Certain specified trust property will secure each series of securities, however, no trust will engage in any business activities or have any assets or obligations prior to the issuance of the securities, except for the capital contribution made to any trust which is a Delaware business trust. Accordingly, financial statements with respect to the trust property of any trust which is a
Delaware business trust will be included in the related prospectus supplement.

     A prospectus supplement may also contain the financial statements of the related credit enhancement provider, if any.

                                       68

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Securities.

         SEC Filing Fee ................................          $129,255
         Trustee's Fees and Expenses* ..................            20,000
         Legal Fees and Expenses* ......................           300,000
         Accounting Fees and Expenses* .................            80,000
         Printing and Engraving Expenses* ..............           100,000
         Blue Sky Qualification and Legal
              Investment Fees and Expenses .............            10,000
         Rating Agency Fees* ...........................           200,000
         Security Insurer's Fee* .......................           150,000
         Miscellaneous* ................................           200,000
                                                                   -------
         TOTAL .........................................        $1,189,255

----------
* Estimated in accordance with Item 511 of Regulation S-K.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

     Article VII of the Amended and Restated Certificate of Incorporation of
Long Beach Acceptance Corp. provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities.

     The forms of the Underwriting Agreement, filed as Exhibits 1.1 and 1.2 to this Registration Statement, provide that Long Beach Acceptance Corp. will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material

                                      II-1

misstatements or omissions in the Registration Statement. In addition, the
Underwriting Agreements provide that the underwriter(s) will similarly indemnify and reimburse Long Beach Acceptance Corp. with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

     Insurance. As permitted under the laws which govern the organization of the registrant, the registrant's Certificate of Incorporation permits the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.

                                      II-2

ITEM 16.  EXHIBITS.

   1.1    --    Form of Underwriting Agreement -- Notes (incorporated by
                reference to Exhibit 1.1 to the Registrant's Registration
                Statement on Form S-3 (Reg. No. 333-75958)).

   1.2    --    Form of Underwriting Agreement -- Certificates (incorporated by reference to Exhibit 1.2 to the Registrant's Registration
                Statement on Form S-3 (Reg. No. 333-75958)).

   3.1    --    Amended and Restated Certificate of Incorporation of the Sponsor
                (incorporated by reference to Exhibit 3.1 to the Registrant's
                Registration Statement on Form S-3 (Reg. No. 333-75958).

   3.2    --    Amended and Restated By-Laws of the Sponsor (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
                Statement on Form S-3 (Reg. No. 333-75958)).

   4.1    --    Form of Indenture between the Trust and the Indenture Trustee
                (incorporated by reference to Exhibit 4.1 to the Registrant's
                Registration Statement on Form S-3 (Reg. No. 333-75958)). The
                Exhibit includes forms of securities issued as notes.

   4.2    --    Form of Indenture between a special purpose finance subsidiary of the Sponsor and the Indenture Trustee (incorporated by
                reference to Exhibit 4.2 to the Registrant's Registration
                Statement on Form S-3 (Reg. No. 333-75958)). The Exhibit
                includes forms of securities issued as notes.

   4.3    --    Form of Pooling and Servicing Agreement (incorporated by
                reference to Exhibit 4.3 to the Registrant's Registration
                Statement on Form S-3 (Reg. No. 333-75958)). The Exhibit
                includes forms of securities issued as certificates.

   4.4    --    Form of Trust Agreement (incorporated by reference to Exhibit
                4.4 to the Registrant's Registration Statement on Form S-3 (Reg.
                No. 333-75958)).

   4.5    --    Form of Sale and Servicing Agreement (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on
                Form S-3 (Reg. No. 333-75958)).

   5.1    --    Opinion of Dewey Ballantine LLP with respect to legality.*

   8.1    --    Opinion of Dewey Ballantine LLP with respect to tax matters.*

  10.1    --    Form of Purchase Agreement (incorporated by reference to Exhibit
                10.1 to the Registrant's Registration Statement on Form S-3
                (Reg. No. 333-75958)).

  10.2    --    Form of Annex A Definitions to Sale and Servicing Agreement,
                Indenture and Purchase Agreement (incorporated by reference to
                Exhibit 10.2 to the Registrant's Registration Statement on Form
                S-3 (Reg. No. 333-75958)).

  23.1    --    Consents of Dewey Ballantine LLP are included in its opinions filed as Exhibits 5.1 and 8.1.

* Filed herewith

                                      II-3

ITEM 17. UNDERTAKINGS.

     A.   Undertaking in respect of indemnification.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933
Act and will be governed by the final adjudication of such issue.

     B.   Undertaking pursuant to Rule 415.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;

             (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration
Fee" table in the effective registration statement.

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934 that are incorporated by reference in the
Registration Statement.

                                      II-4

         (2) That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     C.  Undertaking pursuant to Rule 430A.

         The Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h)
under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities
Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     D.  Undertaking regarding documents incorporated by reference.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities
Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E.  Undertaking regarding trust indenture qualification.

         The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                      II-5

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey on the 11th day of
February, 2005.

                                        LONG BEACH ACCEPTANCE CORP.

                                        By  /s/ Stephen W. Prough
                                            ---------------------
                                            Stephen W. Prough
                                            President and Chairman of the Board

         The Registrant reasonably believes that the security ratings to be assigned to the securities registered hereunder will make the securities
"investment grade securities" pursuant to Transaction Requirement B.2 of Form
S-3, prior to the sale of such securities.

         Each person whose signature appears below constitutes and appoints
Stephen W. Prough as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the
Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

                                      II-6

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                             TITLE                              DATE
               ---------                             -----                              ----

                                      President and Chairman of the Board
/s/ Stephen W. Prough
------------------------------------
Stephen W. Prough                                                                 February 11, 2005
                                                                                  -----------------

/s/ Thomas J. Noto                                 Director
------------------------------------
Thomas J. Noto                                                                    February 11, 2005
                                                                                  -----------------

/s/ John P. Grazer                                 Director
------------------------------------
John P. Grazer                                                                    February 11, 2005
                                                                                  -----------------

/s/ Alan Miligan                                   Director
------------------------------------
Alan Milligan                                                                     February 11, 2005
                                                                                  -----------------

                                      II-7

                                  EXHIBIT INDEX

EXHIBIT

   1.1     --    Form of Underwriting Agreement -- Notes (incorporated by
                 reference to Exhibit 1.1 to the Registrant's Registration
                 Statement on Form S-3 (Reg. No. 333-75958)).

   1.2     --    Form of Underwriting Agreement -- Certificates (incorporated by reference to Exhibit 1.2 to the Registrant's Registration
                 Statement on Form S-3 (Reg. No. 333-75958)).

   3.1     --    Amended and Restated Certificate of Incorporation of the
                 Sponsor (incorporated by reference to Exhibit 3.1 to the
                 Registrant's Registration Statement on Form S-3 (Reg. No.
                 333-75958).

   3.2     --    Amended and Restated By-Laws of the Sponsor (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
                 Statement on Form S-3 (Reg. No. 333-75958)).

   4.1     --    Form of Indenture between the Trust and the Indenture Trustee
                 (incorporated by reference to Exhibit 4.1 to the Registrant's
                 Registration Statement on Form S-3 (Reg. No. 333-75958)). The
                 Exhibit includes forms of securities issued as notes.

   4.2     --    Form of Indenture between a special purpose finance subsidiary of the Sponsor and the Indenture Trustee (incorporated by
                 reference to Exhibit 4.2 to the Registrant's Registration
                 Statement on Form S-3 (Reg. No. 333-75958)). The Exhibit
                 includes forms of securities issued as notes.

   4.3     --    Form of Pooling and Servicing Agreement (incorporated by
                 reference to Exhibit 4.3 to the Registrant's Registration
                 Statement on Form S-3 (Reg. No. 333-75958)). The Exhibit
                 includes forms of securities issued as certificates.

   4.4     --    Form of Trust Agreement (incorporated by reference to Exhibit
                 4.4 to the Registrant's Registration Statement on Form S-3
                 (Reg. No. 333-75958)).

   4.5     --    Form of Sale and Servicing Agreement (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on
                 Form S-3 (Reg. No. 333-75958)).

   5.1     --    Opinion of Dewey Ballantine LLP with respect to legality.*

   8.1     --    Opinion of Dewey Ballantine LLP with respect to tax matters.*

  10.1     --    Form of Purchase Agreement (incorporated by reference to
                 Exhibit 10.1 to the Registrant's Registration Statement on Form
                 S-3 (Reg. No. 333-75958)).

  10.2     --    Form of Annex A Definitions to Sale and Servicing Agreement,
                 Indenture and Purchase Agreement (incorporated by reference to
                 Exhibit 10.2 to the Registrant's Registration Statement on Form
                 S-3 (Reg. No. 333-75958)).

  23.1     --    Consents of Dewey Ballantine LLP are included in its opinions filed as Exhibits 5.1 and 8.1.

           *  Filed herewith

                                      II-8